UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12
SENSIENT TECHNOLOGIES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 16, 2022
Dear Fellow Shareholder:
You are invited to attend the Annual Meeting of Shareholders of Sensient Technologies Corporation. The meeting will be held on Thursday, April 28, 2022, at 8:00 a.m., Central Time, at the Westin Milwaukee, 550 North Van Buren Street, Milwaukee, Wisconsin.
I hope that you will be able to join us for the meeting: (i) to elect ten directors nominated by the Board of Directors of the Company as described in the Proxy Statement; (ii) to give an advisory vote on our executive compensation; (iii) to approve the Sensient Technologies Corporation 2017 Stock Plan, as amended and restated; and (iv) to ratify the appointment of Ernst & Young LLP, certified public accountants, as the independent auditors of the Company for 2022; and to transact such other business as may properly come before the meeting or any adjournment thereof.
Whether or not you plan to attend the meeting, it is important that you exercise your right to vote as a shareholder. Please indicate your vote by completing your proxy in one of three ways according to the instructions contained in the Notice of Internet Availability of Proxy Materials: (1) vote by telephone; (2) vote by Internet; or (3) complete a proxy card and return it using the envelope provided. Be assured that your votes are completely confidential.
We are also delivering our 2021 Annual Report on Form 10-K by mail or over the Internet for your review.
On behalf of the officers and directors of the Company, thank you for your continued support and confidence.
Sincerely,

Paul Manning
Chairman, President and Chief Executive Officer

SENSIENT TECHNOLOGIES CORPORATION
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Notice of Annual Meeting to be held on April 28, 2022
To the Shareholders of Sensient Technologies Corporation:
NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Shareholders (“Meeting”) of Sensient Technologies Corporation, a Wisconsin corporation (“Company”), will be held at the Westin Milwaukee, 550 North Van Buren Street, Milwaukee, Wisconsin, on Thursday, April 28, 2022, at 8:00 a.m., Central Time, for the following purposes:
1.	To elect ten directors nominated by the Board of Directors of the Company as described in the proxy statement;
2.
To give an advisory vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in the proxy statement;

3.	To approve the Sensient Technologies Corporation 2017 Stock Plan, as amended and restated;
4.	To ratify the appointment of Ernst & Young LLP, certified public accountants, as the independent auditors of the Company for 2022; and
To transact such other business as may properly come before the Meeting or any adjournments thereof.
Important Notice Regarding the Internet Availability of Proxy Materials
for the Shareholder Meeting to be held on April 28, 2022

The Proxy Statement and Notice of Annual Meeting and the 2021 Annual Report on Form 10-K
are available on Sensient’s website at http://investor.sensient.com.
The Board of Directors has fixed the close of business on March 2, 2022 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournments thereof. Holders of a majority of the outstanding shares must be present at the Meeting or by proxy in order for the Meeting to be held. As allowed under the Securities and Exchange Commission’s rules, we have elected to furnish our proxy materials over the Internet to most shareholders and deliver printed proxy materials to Sensient’s employee benefit plan participants that have not received notice of default electronic delivery and other shareholders who have requested paper copies. We have mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to those shareholders who will receive our proxy materials over the Internet. The Notice contains instructions on how to access this proxy statement and our Annual Report on Form 10-K via the Internet and how to vote.
Shareholders of record who wish to vote in person may do so at the Meeting. Whether or not you are able to attend the Meeting, to ensure that your shares are represented at the Meeting, please complete your proxy in one of three ways: (1) vote by telephone; (2) vote by Internet; or (3) complete a proxy card and return it using the envelope provided, each according to the instructions provided in this proxy statement or contained in the Notice. You may revoke your proxy at any time before it is actually voted by delivering a notice in writing to the undersigned (including by delivering a later-executed proxy or voting by telephone or by Internet) or by voting in person.
On Behalf of the Board of Directors

John J. Manning, Secretary Milwaukee, Wisconsin March 16, 2022

PROXY VOTING INSTRUCTIONS
If you are a record holder, you may cast your vote in person at the 2022 Annual Meeting of Shareholders (the “Meeting”) or by any one of the following ways:
BY TELEPHONE: You may call the toll-free number indicated in the Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card. Follow the simple instructions and use the personalized control number specified in the Notice or on your proxy card to vote your shares. You will be able to confirm that your vote has been properly recorded. Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, and returned a proxy card.
OVER THE INTERNET: You may visit the website indicated in the Notice or on your proxy card. Follow the simple instructions and use the personalized control number specified in the Notice or on your proxy card to vote your shares. You will be able to confirm that your vote has been properly recorded. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, and returned a proxy card.
BY MAIL: You may mark, sign, and date a proxy card received by mail and return it in the postage-paid envelope provided.
If you are a participant in a Sensient employee benefit plan, you have the right to instruct the trustees and/or administrators of such plans to vote the shares allocated to your plan account. If no instructions are given, or if your voting instructions are not received by the deadline shown on the voting instruction form, the uninstructed shares will be voted in accordance with the provisions of the applicable plan.
If you are a beneficial holder, you may receive additional instructions from the bank or broker that holds shares for your benefit on how to vote your shares with these proxy materials or with the Notice. If a broker does not receive voting instructions from the beneficial owner on the election of directors, on the approval of our executive compensation, or on the approval of the Sensient Technologies Corporation 2017 Stock Plan, as amended and restated, the broker may not vote such shares and may return a proxy card with no vote on these matters, in which case such shares will have no effect in the outcome of such matters (except that such shares will be counted for purposes of determining whether a quorum is present at the Meeting).
Instructions on how to access Sensient’s proxy materials and our 2021 Annual Report on Form 10-K via the Internet and how to vote can be found in the Notice made available to our shareholders of record and beneficial owners and on the proxy card.
IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE WITH VOTING,
PLEASE CONTACT OUR PROXY SOLICITOR,
D.F. KING & CO., INC.,
TOLL FREE AT (877) 674-6273.

SENSIENT TECHNOLOGIES CORPORATION
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
(414) 271-6755
Proxy Statement
For the Annual Meeting of
Shareholders to be held on
April 28, 2022
GENERAL
This proxy statement and proxy are furnished to the shareholders of Sensient Technologies Corporation, a Wisconsin corporation (the “Company” or “Sensient”), in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies for use at the Company’s 2022 Annual Meeting of Shareholders, and at any adjournments thereof (the “Meeting”), for the purposes set forth in the Notice of Annual Meeting and in this proxy statement. The Meeting will be held at the Westin Milwaukee, 550 North Van Buren Street, Milwaukee, Wisconsin, on Thursday, April 28, 2022, at 8:00 a.m., Central Time.
While we intend to hold the Meeting in person as scheduled, we are sensitive to public health and travel concerns and recommendations that public health officials may issue in light of the COVID-19 pandemic. The health and well-being of our employees and shareholders is our top priority. Accordingly, we continue to actively monitor ongoing COVID-19 developments and will follow the local health and safety protocols in effect at such time. In the event it is not possible to hold the Meeting in person, we will announce alternative arrangements for the Meeting as promptly as practicable. Please monitor our press releases at our website (http://investor.sensient.com) and Securities and Exchange Commission (“SEC”) filings for updated information. As always, we encourage you to submit a proxy to vote your shares prior to the Meeting so that your shares will be represented and voted at the Meeting whether or not you attend.
As permitted under SEC rules, the Company is once again making this proxy statement and other annual meeting materials available on the Internet instead of mailing a printed copy of these materials to each shareholder. Most shareholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail and will not receive a printed copy of these materials (other than Sensient’s benefit plan participants that have not received notice of default electronic delivery and other shareholders who request a printed copy as described below). Instead, the Notice contains instructions as to how shareholders may access and review all of the important information contained in Sensient’s proxy materials on the Internet, and how shareholders may submit proxies by mail, by telephone, or over the Internet. The Notice is being mailed to shareholders, and the proxy materials will be available on the Internet, beginning on or about March 16, 2022.
If you would prefer to receive a printed copy of the Company’s proxy materials, please follow the instructions for requesting printed copies included in the Notice.
The form of proxy solicited by the Board for the Meeting, this proxy statement, the Notice of Annual Meeting, and the 2021 Annual Report on Form 10-K (“2021 Annual Report”), are available on our website at http://investor.sensient.com. The Company will provide copies of the exhibits to the 2021 Annual Report to shareholders upon request. The 2021 Annual Report and financial statements are neither a part of this proxy statement nor incorporated herein by reference.
Who can vote?
Only holders of record of the Company’s Common Stock, par value $0.10 per share (“Common Stock”), as of the close of business on March 2, 2022, are entitled to notice of, and to vote at, the Meeting. On that date, the Company had 42,022,148 shares of Common Stock outstanding, each of which is entitled to one vote on each proposal submitted for shareholder consideration at the Meeting.
How will proxies be voted?
Subject to the applicable New York Stock Exchange regulations regarding discretionary voting by brokers as described below, a proxy that is (1) properly executed; (2) duly transmitted via mail, telephone, or Internet to the

Company or its authorized representatives or agents; and (3) not revoked, will be voted in accordance with the shareholder’s instructions contained in the proxy. If no instructions are indicated on the executed proxy, the shares represented thereby will be voted as follows:
•	FOR the election of the Board’s ten nominees for director;
•
FOR approval of the compensation of our named executive officers, as disclosed herein pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this proxy statement;

•	FOR approval of the Sensient Technologies Corporation 2017 Stock Plan, as amended and restated (the “Amended and Restated 2017 Plan”);
•	FOR ratification of the Board’s appointment of Ernst & Young LLP as the Company’s independent auditors for 2022; and
•	On such other matters that may properly come before the Meeting in accordance with the best judgment of the individual proxies named in the proxy.
How are Broker non-votes handled?
Brokers are not entitled to vote on the election of directors, on the advisory shareholder vote on our executive compensation, on the approval of the Amended and Restated 2017 Plan, or on any other matter relating to executive compensation unless they receive voting instructions from the beneficial owner, but they will be able to vote with respect to ratification of Ernst & Young LLP as our auditors for 2022. If a broker does not receive voting instructions from the beneficial owner, the broker may return a proxy card with no vote on the matters that the broker is not entitled to vote on, which is generally referred to as a broker non-vote. The shares subject to a broker non-vote will be counted for purposes of determining whether a quorum is present at the Meeting if the shares are represented at the Meeting by proxy from the broker. A broker non-vote will have no effect with respect to the election of directors, the advisory shareholder vote on our executive compensation, the vote on the Amended and Restated 2017 Plan, or any other matter related to executive compensation.
What if I hold shares through multiple entities?
Shares held in the same registration (for example, shares held by an individual directly and through an employee benefit plan) will be combined onto the same proxy card whenever possible. However, shares held with different registrations cannot be combined and, therefore, a shareholder may receive more than one proxy card. If you hold shares in multiple accounts with different registrations, you must vote each proxy card you receive to ensure that all shares you own are voted in accordance with your directions.
What if I want to change or revoke my proxy?
Any record shareholder giving a proxy may revoke it at any time before it is exercised at the Meeting by delivering written notice thereof to the Secretary of the Company or by transmitting a later-executed proxy (including by telephone or by Internet). If you are a beneficial holder (that is, if your shares are held through your bank or broker), you must contact your bank or broker to determine how to revoke your voting instructions.
Can I vote at the Meeting?
Any record shareholder attending the Meeting may vote in person whether or not the shareholder has previously filed a proxy. Attending the Meeting and voting in person revokes a previously filed proxy, but presence at the Meeting by a shareholder who has submitted a proxy does not in itself revoke the proxy.
If you are a beneficial holder and you would like to vote at the Meeting, please contact your bank, broker, or other nominee to request a legal proxy. Please note that you will not be able to vote your shares at the Meeting without a legal proxy. You will need to ask your bank, broker, or other nominee to furnish you with a legal proxy.
Who is paying for the proxy process?
The cost of soliciting proxies will be borne by the Company. The Company will use the services of D.F. King & Co., Inc., New York, New York, to aid in the solicitation of proxies. The Company expects that it will pay

D.F. King & Co., Inc., its customary fees, estimated not to exceed approximately $10,500 in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. The Company will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their expenses in sending proxy materials to beneficial owners.
Will anyone be contacting me about my proxy vote?
Proxies may be solicited by directors, officers, or employees of the Company or D.F. King, in person, by telephone, or by Internet.

ITEM 1.	ELECTION OF DIRECTORS
All directors are elected on an annual basis for one-year terms. The Board currently consists of eleven members. Due to his desire to retire, Mr. Cichurski is not seeking re-election to the Board. The Board has acted to approve a reduction in the size of the Board from eleven to ten members as of the date of the Meeting. Because of the Board’s action, the shareholders will elect ten directors at the Meeting, and the retirement of Mr. Cichurski will not result in any vacancy on the Board. The Board has re-nominated its other ten current directors: Messrs. Jain, Paul Manning, and Morrison; Drs. Carleone, Ferruzzi, Landry, and Wedral; and Mses. Jackson, McKeithan-Gebhardt, and Whitelaw.
The Company intends that the persons named as proxies on the proxy cards will vote FOR the election of the Board’s ten nominees if executed but unmarked proxies are returned (excluding broker non-votes). If any nominee should become unable to serve as a director prior to the Meeting, the shares represented by proxy cards that include directions to vote in favor of that nominee or that do not contain any other instructions (excluding broker non-votes) will be voted FOR the election of such other person as the Board may recommend.
Sensient’s Amended and Restated Articles of Incorporation provide that directors shall be elected by a majority of the votes cast by the shares entitled to vote at a meeting at which a quorum is present except in a contested election of directors. Any director who is not reelected by a majority of the votes cast in an uncontested election shall tender his or her resignation to the Board, and the Board will determine, with the recommendation of the Nominating and Corporate Governance Committee, whether to accept or reject the resignation.
Brokers do not have discretion to cast votes in the election of directors with respect to any shares for which they have not received voting directions from their beneficial owners. Broker non-votes and abstentions will not affect the outcome of this proposal.
Under the Company’s Amended and Restated By-Laws (“By-laws”), written notice of other qualifying nominations by shareholders for election to the Board, together with a completed Directors and Executive Officers Questionnaire, affirmation, consent, and certain other materials as specified in the Company’s By-laws, must have been received by the Secretary no later than 90 days before the Meeting, or January 21, 2022. As no notice of any other nominations was received, no other nominations for election to the Board may be made by shareholders at the Meeting.
Director Selection Criteria; Director Qualifications and Experience
The Company’s Director Selection Criteria are attached as Appendix A to this proxy statement and also available on the Company’s website. These criteria are periodically reviewed by the Nominating and Corporate Governance Committee. The criteria require independence and an absence of material conflicts of interest of all independent and non-management directors. The criteria also describe the personal attributes and the broad mix of skills and experience of directors sought by the Company in order to enhance the diversity of perspectives, professional experience, education, and other attributes, and the overall strength of the composition of the Board. The skills and experience that we consider most important for membership on the Board include a background in at least one of the following areas:
•	substantial recent business experience at the senior management level, preferably as chief executive officer;
•	a recent leadership position in the administration of a major college or university;
•	recent specialized expertise at the doctoral level in a science or discipline important to the Company’s business;
•	recent prior senior level governmental or military service;
•	financial expertise; or
•	risk assessment, risk management, or employee benefit skills or experience.
Below, we describe the particular skills, experience, qualifications, and other attributes that the Board believes qualify each of Sensient’s nominees to serve on the Board.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ALL TEN NOMINEES DESCRIBED BELOW. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES (EXCLUDING BROKER NON-VOTES) WILL BE VOTED FOR ALL TEN NOMINEES DESCRIBED BELOW.

Overview of the Director Nominees
Our director nominees are ten talented individuals with diverse skillsets and backgrounds, as reflected in their biographies set forth below. Four director nominees are women, one of whom is African American. One director nominee is a veteran. Two director nominees are immigrants to the United States, one of whom is South Asian. Four director nominees are current or former CEOs, two of whom are women. One director nominee is the CFO of a large public corporation. One director nominee is Chair of the Department of Medicine at Columbia University’s College of Physicians and Surgeons. Our director nominees collectively were awarded over 90 patents, four PhDs, three MBAs, two JDs, one CPA, and one MD. Although only two of our director nominees currently serve on other public company boards, our director nominees have served on the boards of seven other companies and numerous charitable, industry, and academic boards.
In addition to having a diverse Board, many of our officers have diverse backgrounds. Four of the Company’s officers are women, including two of the Company’s executive officers. Two officers are African-American, including one African-American woman. Three of the Company’s Named Executive Officers are veterans.
The table below summarizes the key skills and expertise that we consider important for our director nominees considering our business strategy. A mark indicates a specific area of focus or expertise on which the Board particularly relies. Not having a mark does not mean the director nominee does not possess that qualification or skill. The table below also summarizes certain background information with respect to each director nominee. Our director nominees’ biographies set forth below describe each director’s background and relevant experience in more detail.
Skills and Expertise	Carleone	Ferruzzi	Jackson	Jain	Landry	Manning	McKeithan Gebhardt	Morrison	Wedral	Whitelaw
CEO or senior officer of business, university, governmental, or military organization	•		•		•	•	•	•	•	•
International experience	•	•	•	•		•		•	•
Human capital management experience	•		•	•		•		•	•	•
Compensation program experience or expertise	•		•			•		•	•	•
Risk assessment or risk management experience or expertise	•		•	•		•	•	•	•	•
Financial literacy	•		•	•		•	•	•		•
Chemistry or food science experience or expertise		•			•	•			•
Sustainability experience or expertise			•					•
Corporate governance experience	•		•	•		•	•	•	•	•
Age/Tenure/Sex/Veteran
Age	76	47	49	62	67	47	63	59	78	73
Board Tenure	8	7	3	1	7	10	8	6	16	29
Sex	M	M	F	M	M	M	F	M	F	F
Veteran						•
Race/Ethnicity/Nationality
African American/Black										•
Asian/South Asian				•
White/Caucasian	•	•	•		•	•	•	•	•
Hispanic/Latino
Native American
Born Outside of the U.S.		•		•

Dr. Joseph Carleone Age 76	Director Since 2014 Lead Director Audit Committee Executive Committee Scientific Advisory Committee

Professional Experience:
• Senior Advisor (2018-present) of OES Europe, an independent advisory network specializing in strategic cross-border mergers & acquisitions and in management buy-outs.
• Chairman of the Board (2015-2018) of AMPAC Fine Chemicals LLC, a leading manufacturer of pharmaceutical active ingredients
• President and Chief Executive Officer (2010-2015), President and Chief Operating Officer (2006-2009), and Chairman of the Board (2013-2014) of American Pacific Corporation, a leading custom manufacturer of fine and specialty chemicals and propulsion products

Other Recent Public Company Directorships:
• American Pacific Corporation (2006-2015)
• Non-executive Chairman, Avid Bioservices, Inc. (2017-present), a biopharmaceutical manufacturing company focused on mammalian cell technology to support the pharmaceutical industry

Other Experience:
• Drexel University, B.S., Mechanical Engineering
• Drexel University, M.S., Applied Mechanics
• Drexel University, Ph.D., Applied Mechanics

Qualifications:
• Operational, governance, management, and scientific experience, including as Chief Executive Officer and as Chairman of a public corporation with international operations in the fine and specialty chemical industries.

Dr. Mario Ferruzzi Age 47	Director Since 2015 Compensation and Development Committee Nominating and Corporate Governance Committee Scientific Advisory Committee

Professional Experience:
• Director of the Arkansas Children’s Nutrition Center and Professor and Chief, Section of Developmental Nutrition in the Department of Pediatrics at the University of Arkansas for Medical Sciences (2021-present)
• David H. Murdock Distinguished Professor (2019-2021), and Professor of Food Science and Nutrition (2016-2019) in the Plants for Human Health Institute and the Department of Food, Bioprocessing and Nutrition Science at North Carolina State University
• Professor in the Department of Food Science at Purdue University (2004-2016)
• Research Scientist positions in the Coffee and Tea Beverage Development group at Nestlé Research & Development Center, Marysville, Ohio, and the Nutrition & Health and Scientific & Nutritional Support Departments at the Nestlé Research Centre in Lausanne, Switzerland (2001-2004)

Other Recent Public Company Directorships:
• None

Other Experience:
• Duke University, B.S. in Chemistry
• The Ohio State University, M.S. and Ph.D. in Food Science and Nutrition
• Expertise in analytical chemistry and its applications to food and nutrition research and product development
• Research consistently funded by federal agencies including the U.S. Department of Agriculture, the National Institutes of Health, and the United States Agency for International Development, as well as the food industry
• Over 195 publications as well as extensive experience with national and international collaborations, research, and product development
• Recipient of numerous research awards from the Institute of Food Technologists (IFT) (2010 Samuel Cate Prescott Young Investigator Award), the American Society for Nutrition (ASN) (2011 Mary Rose Swartz Young Investigator Award), Purdue University (2012 Agricultural Research Award), the General Mills Bell Institute of Health and Nutrition (2018 Innovation Award), and IFT/ASN (2019 Gilbert A. Leveille Award and Lectorship)
• Named a University Faculty Scholar by Purdue University in 2013
• Member of the Board of Trustees for the North America branch of the International Life Science Institute
• Professional member of IFT, ASN, and the American Chemical Society (ACS)
• Fellow of the Royal Society of Chemistry
• Chair (2014) of the Food Science & Nutrition Solutions Taskforce, a joint working group between IFT-ASN-IFIC and the Academy of Nutrition and Dietetics (AND)
• Serves on the editorial boards of Nutrition Research, Nutrition Today, and Critical Reviews in Food Science and Nutrition
• Associate Editor for the Royal Society of Chemistry’s journal, Food & Function

Qualifications:
• Expert in analytical chemistry and its application to food and nutrition;
• Extensive industry and academic experience, including extensive experience with new product development and product commercialization; and
• Extensive international research collaborations and experience in Europe, Asia, Africa, and Latin America.

Carol R. Jackson Age 49	Director Since 2019 Audit Committee Nominating and Corporate Governance Committee Scientific Advisory Committee

Professional Experience:
• Chairman, President, and Chief Executive Officer (2017-present) and Corporate Officer, Senior Vice President, and General Manager (2014-2017) of HarbisonWalker International
• Corporate Officer, Vice President (GM), Carpenter Technology Corporation (2011-2013); Managing Director, Global Raw Materials Purchasing (2009-2011), General Manager Global Powder Coatings (2007-2009), Commercial Segment Manager Architectural Coatings (2005-2006), Global Sales Account Manager Automotive OEM Glass (2002-2005), Global Sales Account Manager Consumer Electronics Coatings (2001-2002), Market Development Manager (1999-2001) at PPG Industries

Other Recent Public Company Directorships:
• AZZ Inc. (2021-present), a global provider of metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services

Other Experience:
• Duquesne University, B.S. in Business Administration
• University of Pittsburgh, Juris Doctorate
• Carnegie Mellon University, M.S. in Industrial Administration (M.B.A.)
• Yale School of Management Executive Education Program
• Certified Transformative Mediator
• Director and Member of Governance Committee (2014-present), Junior Achievement of Western Pennsylvania
• Licensed attorney (1999-present) Pennsylvania
• Business Process Improvement Green Belt
• Women’s Leadership Council and Impact Fund Committee, United Way

Qualifications:
• Extensive management experience in private and public enterprises, including public corporations with extensive manufacturing, international operations, and chemical businesses, and leadership experience as a Chief Executive Officer; and
• Experience in business roles including management, sales, marketing, procurement, acquisitions, and business development.

Sharad P. Jain Age 62	Director Since 2021 Audit Committee Scientific Advisory Committee

Professional Experience:
• More than 33 years practicing as a certified public accountant with PricewaterhouseCoopers (retired in 2020) providing audit and advisory services to global companies engaged in consumer and industrial products businesses
• Served as the Global and U.S. Automotive Assurance Sector Leader (2012-2015) and senior partner in the Governance Insights Center (2018-2020) with PricewaterhouseCoopers
• Significant global experience including mature and emerging markets

Other Recent Public Company Directorships:
• None

Other Experience:
• Certified Public Accountant (1987); Elijah Watt Sells Award recipient
• Chartered Institute of Taxation, United Kingdom (1984)
• Fellow of The Institute of Chartered Accountants in England and Wales (1983)
• Hull College of Higher Education, United Kingdom (1979)

Qualifications:
• Accounting and auditing experience and expertise, including extensive experience auditing global companies as a certified public accountant;
• Business experience, both at a senior leadership level and as an advisor to companies in a variety of consumer and industrial products businesses; and

• Regulatory compliance and human capital management experience.

Dr. Donald W. Landry Age 67	Director Since 2015 Compensation and Development Committee Nominating and Corporate Governance Committee (Chairman) Scientific Advisory Committee

Professional Experience:
• Member of the faculty of Columbia University (1985-present)
• Professor and Chair of the Department of Medicine at Columbia University’s College of Physicians and Surgeons (2008-present)
• Director of the Division of Experimental Therapeutics and Physician-in-Chief for the Medical Service at New York Presbyterian Hospital/Columbia Medical Center
• Founding director of Tonix Pharmaceuticals, Inc., a wholly-owned subsidiary of Tonix Pharmaceuticals Holding Corp. (2007-2011)
• Co-founder of Vela Pharmaceuticals, a private company that developed several drugs for central nervous system disorders, including very low dose (VLD) cyclobenzaprine for fibromyalgia syndrome
• Co-founder of Tegrigen Therapeutics, LLC, a private company that developed novel therapeutics for inflammation, fibrosis, thrombosis, autoimmunity, and cancer based on pure orthosteric antagonists to specific integrins.
• Co-founder of Omnitia Therapeutics Inc., a private company that developed novel therapeutics for neurodegenerative diseases based on small molecule antagonists to stress granule formation.

Other Recent Public Company Directorships:
• Tonix Pharmaceuticals Holding Corp. (2011-2019), a pharmaceutical company that develops next-generation medicines for common disorders of the central nervous system, including fibromyalgia, post-traumatic stress disorder, and episodic tension-type headache

Other Experience:
• Lafayette College, B.S. in chemistry (1975)
• Harvard University, Ph.D. in organic chemistry (1979)
• Columbia University’s College of Physicians and Surgeons, M.D. (1983)
• Developed the first artificial enzyme to degrade cocaine and his report in Science was voted one of top 25 papers in the world for 1993 by the American Chemical Society
• Discovered that vasopressin can be used to treat vasodilatory shock, which fundamentally changed intensive care practice for this condition
• Pioneered an embryo-sparing approach to the generation of human embryonic stem cells
• Served as a member of the President’s Council on Bioethics during the George W. Bush administration
• Awarded the Presidential Citizens Medal, the nation’s second-highest civilian award (2008)
• Elected to the National Academy of Inventors (2016)
• National Institutes of Health (NIH) Physician-Scientist, Columbia University (1985-1990)
• Published 116 peer-reviewed articles, authored 33 review articles or book chapters, and awarded 51 patents as inventor or co-inventor

Qualifications:
• Expert in the medical and pharmaceutical fields and has unique experiences in the formation, operation, and public registration of a start-up pharmaceutical company; and
• Experience as director of a public corporation; experience in commercialization of new products and in research and development; strong technical acumen in chemistry, medicine, and the pharmaceutical industry and other fields related to our business; and academic background.

Paul Manning Age 47	Director Since 2012 Executive Committee (Chairman) Finance Committee Scientific Advisory Committee

Professional Experience:
• Chairman, President and Chief Executive Officer of Sensient Technologies Corporation (2016-present)
• Formerly President and Chief Executive Officer (2014-2016), President and Chief Operating Officer (2012-2014), President, Color Group (2010-2012), and General Manager, Food Colors North America (2009-2010) of Sensient Technologies Corporation
• Mergers and Acquisitions Integration Manager of the Fluke Division of Danaher Corporation
• Various supply chain and project manager positions with McMaster-Carr Supply Company

Other Recent Public Company Directorships:
• None

Other Experience:
• Stanford University, B.S. in Chemistry
• Northwestern University, M.B.A.
• Attended Stanford University on a Naval ROTC scholarship
• Served in the U.S. Navy as a Surface Warfare Officer for four years

Qualifications:
• Responsible for articulating and executing the Company’s strategy, upgrading of sales force and general manager talent, and leading the Board of Directors;
• Extraordinarily detailed knowledge of the Company’s operations enables him to keep the Board well informed regarding the Company’s performance and opportunities;
• Strong background in chemistry allows him to direct product and technology research and development efforts; and
• Prior experience in mergers and acquisitions and supply chain management.

Deborah McKeithan-Gebhardt Age 63	Director Since 2014 Finance Committee (Chairman) Nominating and Corporate Governance Committee Scientific Advisory Committee

Professional Experience:
• Manager, Troika Ventures, LLC, a private limited liability company engaged in the management, purchase, and sale of oil and gas overriding royalty and royalty interests (2021-present).
• Chief Executive Officer, President, and Chief Operating Officer of Tamarack Petroleum Company, Inc., a private company engaged in oil and gas exploration and operation (2019-2021)
• Chief Executive Officer of Tamarack River Resources, LLC, a Delaware limited liability company of which Tamarack Petroleum was the majority member (2009-2021)
• Previously President and Chief Operating Officer of Tamarack Petroleum Company, Inc. (2009-2019), and Vice President and General Counsel of Tamarack Petroleum Company, Inc. (1991-2009)

Other Recent Public Company Directorships:
• None

Other Experience:
• Cardinal Stritch University, B.S. in Business Administration (1980)
• Marquette University Law School, Juris Doctor degree, summa cum laude (1987)
• Marquette University Law School Advisory Board

Qualifications:
• As a former Chief Executive Officer, President, and Chief Operating Officer, and also previously as Vice President and General Counsel, had primary responsibility for, and extensive experience in, a range of strategic and operational matters, including strategic planning, risk management, financial management, human resources, compensation and employee benefits, regulatory and compliance, and legal affairs.

Scott C. Morrison Age 59	Director Since 2016 Audit Committee Compensation and Development Committee (Chairman) Scientific Advisory Committee

Professional Experience:
• Executive Vice President and Chief Financial Officer of Ball Corporation, a leading global supplier of innovative, sustainable packaging solutions for beverage, food, and household products customers (January 2021-present)
• Senior Vice President and Chief Financial Officer of Ball Corporation (2010-2021)
• Vice President and Treasurer of Ball Corporation (2000-2010)
• Various senior corporate banking roles at Bank One, First Chicago, and NBD Bank, Detroit

Other Recent Public Company Directorships:
• None

Other Experience:
• Indiana University, B.S. in Finance (1984)
• Wayne State University, M.B.A. (1988)
• Executive Committee Member of the Board for the National Association of Manufacturers
• Past Community Chairman of the Denver Chapter of the Kelley School of Business Indiana University
• Served as Chairman of the National Association of Corporate Treasurers
• Expert testimony witness to the U.S. House of Representatives Agricultural Committee on Dodd-Frank legislation
• Recognized as CFO of the Year by CFO Magazine and Institutional Investor

Qualifications:
• Possesses a wealth of valuable leadership experience and financial expertise, gained through currently serving as Chief Financial Officer of a publicly traded multinational corporation and having served in various other executive management and senior corporate banking roles;
• Significant experience in mergers and acquisitions and post-merger integration, including Ball Corporation’s $6.1 billion acquisition and integration of Rexam PLC, a metal beverage packaging manufacturer; and
• Experience, expertise, and background in capital allocation, financial reporting, international, and compliance matters.

Dr. Elaine R. Wedral Age 78	Director Since 2006 Compensation and Development Committee Executive Committee Finance Committee Scientific Advisory Committee (Chairman)

Professional Experience:
• Served in various capacities with the Nestle Company, including as President of Nestlé R&D Center, Inc., and director of Nestlé R&D Food Service Systems Worldwide (2000-2006), and as President of all Nestlé U.S. R&D Centers (1988-1999)
• Served as President of the International Life Sciences Institute-North America, a non-profit organization based in Washington, D.C., that provides a forum for academic, government, and industry scientists to identify important nutrition and food safety issues and works toward solutions for the benefit of the general public
• Serves on the editorial board of Food Processing magazine, serves on the board of the Women’s Global Health Institute at Purdue University, and works with several industry groups and universities on food science issues in an advisory capacity

Other Recent Public Company Directorships:
• Balchem Corporation (2003-2014), a developer, manufacturer, and marketer of specialty performance ingredients and products for the food, nutritional, feed, pharmaceutical, and medical sterilization industries

Other Experience:
• Purdue University, B.S. in Biochemistry
• Cornell University, M.S. in Food Microbiology
• Cornell University, Ph.D. in Food Biochemistry
• Served as chair of the governance and nominating committee and a member of the compensation committee of Balchem Corporation
• During her tenure with Nestle, gained extensive international experience, served on Nestle’s Executive Management Committee, managed Nestle’s various joint ventures, developed the strategy and accompanying R&D program for its foodservice systems, and was responsible for the reorganization and supervision of Nestle’s existing R&D facilities in North America with over 700 personnel
• Recipient of awards from the Connecticut Technology Council (CTC) (Women of Innovation award), Women in Food (Woman of the Year), and Purdue University (Distinguished Agricultural Alumni)
• Served as Lead Director (2014-2017) of Sensient and works closely with management on the Company’s Chemical Risk Reduction Strategy
• Holds 40 U.S. and European patents in food science, chemistry, and food service systems to deliver foods and beverages, most related to food flavors and colors and food fortifications (e.g., adding bioavailable iron to fortify a product without discoloring it)

Qualifications:
• Combines food science and R&D expertise with substantial business and personnel management and leadership experience in developing innovative and commercially successful food and beverage products; and
• Experience in successfully building and consolidating food and beverage research facilities within budget and managing and motivating large staffs of research scientists and engineers to work collaboratively and efficiently to serve customer needs, all while emphasizing the development of proprietary products and systems that meet the highest standards of food quality and safety.

Essie Whitelaw Age 73	Director Since 1993 Audit Committee Compensation and Development Committee Executive Committee Scientific Advisory Committee

Professional Experience:
• Senior Vice President of Operations, Wisconsin Physician Services, a provider of health insurance and benefit plan administration (2001-2010)
• Served over 15 years in various executive positions, including as President and Chief Operating Officer (1992-1997) and Vice President of National Business Development, at Blue Cross Blue Shield of Wisconsin, a comprehensive health and dental insurer

Other Recent Public Company Directorships:
• None

Other Experience:
• Served on the board and on the audit, nominating, and retirement plan investment committees of WICOR Corporation, a Wisconsin energy utility, prior to its merger into another public utility in 2000
• Director (2016-current) of Network Health, a Wisconsin based private health insurer
• Current nonprofit board service to the Wisconsin Lutheran High School Foundation, Inc., Kingdom Prep Lutheran School, and the Wisconsin Women’s Health Foundation, a non-profit organization dedicated to improving the health and lives of women and their families through education, outreach programs, and partnerships
• Prior nonprofit board service to the Milwaukee Public Museum, Goodwill Industries, United Way of Greater Milwaukee, Blue Cross Blue Shield Foundation, Metropolitan Milwaukee Association of Commerce, Greater Milwaukee Committee, and Bradley Center Sports and Entertainment Corp.

Qualifications:
• Significant regulatory compliance and human resources experience, including developing and implementing compensation policies and designing incentive programs for sales and customer service employees to achieve business objectives while managing risk; and
• Over twenty-five years of service on the Company’s Board provides exceptionally deep insights into the Company, its history, and operations.

Except as noted, all nominees have held their current positions or otherwise have served in their respective positions with the listed organizations for more than five years. No director or nominee for director had any material interest, direct or indirect, in any business transaction of the Company or any subsidiary since the beginning of 2021, nor does any director or nominee have any material interest, direct or indirect, in any such proposed transaction. Mr. Paul Manning (Chairman, President, and Chief Executive Officer) and Mr. John J. Manning (Senior Vice President, General Counsel, and Secretary) are brothers. See “Transactions with Related Persons” below. The Board has determined that all members of the Board, except Mr. Paul Manning, are independent under the applicable rules of the New York Stock Exchange and the Securities and Exchange Commission (the “SEC”). See “Corporate Governance - Director Independence” below.

Corporate Governance
Board Role in Risk Oversight
The Board is responsible for exercising the corporate powers of the Company and overseeing the management of the business and affairs of the Company, including management’s establishment and implementation of key strategic priorities and initiatives. The Board reviews and approves the Company’s Strategy annually and conducts formal strategic reviews at each meeting. Long-term, sustainable value creation and preservation are possible only through the prudent assumption and management of both risks and potential rewards, and the Company’s Board takes a leading role in overseeing the Company’s overall risk tolerances as a part of the strategic planning process and in overseeing the Company’s management of strategic risks. The Board has delegated to the Audit Committee primary responsibility for overseeing management’s risk assessments and implementing appropriate risk management policies and guidelines, including those related to financial reporting and regulatory compliance. It has delegated to the Compensation and Development Committee primary oversight responsibility to ensure that compensation programs and practices do not encourage unnecessary or excessive risk-taking and that any risks are subject to appropriate controls. It has delegated to the Nominating and Corporate Governance Committee primary oversight responsibility to ensure that the Company’s governance standards establish effective systems for monitoring and accountability; the Committee also oversees the Company’s sustainability efforts and reviews and approves the Company’s Sustainability Report. The Board has delegated to the Finance Committee primary oversight responsibility with respect to the Company’s capital structure, insurance program, and foreign currency management. The Board has assumed direct responsibility for the Company’s product safety, personnel safety, physical security, human capital management, and cyber and intellectual property security programs.
Additionally, all directors, along with five non-director members who are recognized food science or food safety experts, participate in the Scientific Advisory Committee, which monitors and reviews new product development programs, industry trends, and technical and regulatory issues related to the Company’s product lines. The Board and these committees receive periodic reports on these matters from management and the Company personnel in charge of the related risk management activities. Furthermore, the Board has direct access to all executive officers of the Company and routinely receives presentations from Group Presidents, General Managers of various business units, technical leaders, and product safety leaders.
The Board has updated and implemented a number of robust policies and compliance programs to address various areas of legal and regulatory risks, including the following:
•	Corporate Code of Conduct (available in all languages used within the Company), which includes:
•	Antitrust Compliance Manual
•	Anti-Bribery Policy
•	Company Confidential Information Policy
•	Cybersecurity principles
•	Insider Trading Policy
•	Supplier Code of Conduct
•	Securities Compliance Manual
•	Cybersecurity Policy
•	Sustainability Report
•	Export Compliance Policy
•	Food Safety/Recall Manual
•	Physical Security Policy
The Board has also implemented, formalized, and updated internal policies and compliance programs with respect to various regulatory matters, including Environmental, Health, and Safety (“EHS”) and intellectual property management.

In addition to providing annual Company-wide training on the Code of Conduct, the Board has ensured that targeted training on each of the other compliance programs is conducted for all appropriate employees. The Code of Conduct includes, among many other rules, strict integrity, professionalism, safety, and personnel policies to prevent harassment, discrimination, and retaliation, as well as strong and routinely publicized violation reporting protocols. Additionally, the Audit Committee receives a quarterly update from the General Counsel on all reported Code of Conduct violations, which includes a summary of every investigation conducted of an alleged Code of Conduct violation and the disposition of each investigation. To ensure all employees understand the importance of the Code of Conduct, violations and dispositions are also reviewed with employees and the CEO publishes an internal blog to all employees explaining each violation and emphasizing the importance of adhering to the Code of Conduct.
The Board oversees a robust program related to product safety, including the following elements:
•	The Board receives a report on food and personnel safety related issues at each meeting.
•
All product safety issues are reported to the CEO, and the Company’s head of product safety and quality is a direct report of the CEO. In 2021, the Board formalized an existing practice of the CEO reporting of product safety issues to the Board in a written policy, which sets forth specific reportable events and a timeline for required Board notification when a product safety issue occurs.

•
The Company has established guidelines for Good Manufacturing Practices (GMP) and Hazard Analysis and Critical Control Points (HACCP), and, since 1999, conducts comprehensive product safety audits, including GMP/HACCP audits, at all of its food ingredient manufacturing facilities.

•	Comprehensive and robust raw material approval processes are in place to ensure product safety.
•	Raw materials and finished goods are analyzed for compliance with specifications prior to use and shipment, respectively.
•	The Company conducts key vendor quality assurance inspections directly or by third-party accredited auditing organizations.
•	The Company develops and implements corrective action plans for all internal, customer, and third-party audit deficiencies.
•	The Company monitors industry violations and shares details of such violations with its customers.
The Board oversees the Company’s Human Capital Management program, including the following elements:
•
The Company seeks to benefit from the full spectrum of human talent, hiring the best talent and reflecting the needs of our customers and the communities in which we operate. To this end, the Company has a dedicated, internal Talent Acquisition team, which sources talent from a broad range of backgrounds and utilizes emerging technology, guided by a deep understanding of the Company’s business objectives and core values of integrity, professionalism, and safety.

•
The Company closely monitors and demands excellence in its on-boarding process, to ensure all new hires have the tools, training, Company knowledge, and management support necessary to succeed in the organization from day one.

•	The Company maintains and reviews annually its compensation and benefit programs, to confirm that it is providing market-competitive offerings designed to reward high performers and retain talent.
•	The Company conducts succession planning organization-wide on an annual basis to evaluate the pipeline for leadership roles and implement development plans for key talent.
•
The Company utilizes internal development programs such as the Sales Representative Trainee Program, the General Management Development Program, the Flavorist Trainee Program, and the High Potential Program to provide a robust internal pipeline of talent for high impact roles in the organization.

•
The Company facilitates the development and progression of its workforce through goal setting, performance evaluations, individual development plans, leadership training, and ongoing individualized coaching and development.

•
The Company regularly communicates and rigorously enforces its non-negotiable expectations of integrity, professionalism, and safety, which encompass an unwavering commitment to equal opportunity and non-discrimination, and which underpin the Company’s strategy to draw from the fullest set of talent possible.

•
Under the Company’s Code of Conduct, a Company lawyer (or designated outside counsel outside the U.S.) must review and approve all employee terminations to ensure they are warranted and compliant with all applicable laws.

•	The Board of Directors reviews the Company’s Human Capital Management program on an annual basis.
The Board oversees the Company’s Cybersecurity Program, including the following elements:
•	The Board has defined high-risk cybersecurity areas for the Company and implemented comprehensive programs to address these risks.
•	Management reports at least twice annually to the Board of Directors on cybersecurity progress and effectiveness.
•
The Company has formed an executive level steering committee (including the CEO, CFO, Group Presidents, General Counsel, VP, Human Resources, Controller/Chief Accounting Officer, and Chief Information Officer) that provides oversight and routinely discusses cybersecurity matters.

•	The Company has implemented an annual employee training program, quarterly cyber executive incident response simulations, and regular cyber and physical penetration testing.
•	The Company has made significant investments in its technical capabilities in all areas of security.
The Board, through the Audit Committee, oversees a number of activities undertaken by management to monitor financial reporting risks and internal controls. Those activities include regular audits of significant business units by the Company’s Internal Audit Department, annual audit and quarterly reviews by Ernst & Young LLP, an annual internal control audit by Ernst & Young LLP, and, when needed, special investigations directed by the Director, Internal Audit and General Counsel of any unusual or irregular activities.
The Board also oversees other Company programs in order to monitor and limit legal and regulatory risks, including:
•
Chemical Risk Reduction Strategy, led by the CEO and Directors Drs. Wedral and Ferruzzi and SAC member Dr. Eric Decker, which includes improved product warnings and enhanced safety protocols, as well as forward looking risk identification and product elimination;

•	A corporate physical security program led by a retired Secret Service Agent, who reports to the General Counsel;
•	A robust EHS program that is managed within the Legal Department;
•	A strong Regulatory Affairs department overseen by a Vice President who reports to the General Counsel;
•	EHS audits at every manufacturing facility by an outside consulting firm;
•	In-house securities attorney;
•	In-house compliance attorney who is continually engaged with the business units on FDA, EPA, and OSHA regulatory matters; and
•	Legal Department review of all contracts.
As noted above, the Board also has routine contact with all Company officers and periodically receives presentations from the Group Presidents and Vice Presidents as well as select General Managers.
Board Meetings and Meeting Attendance
The Company’s Corporate Governance Guidelines provide that all directors are expected to regularly attend meetings of the Board and the committees of which they are members and to attend the Annual Meeting of Shareholders. All Board members attended the 2021 Annual Meeting of Shareholders, which was held virtually due to the

COVID-19 pandemic. The Board met five times during 2021. Each director attended 100% of the meetings of the Board and the Board Committees on which he or she served that were held during 2021, except Ms. McKeithan-Gebhardt was unable to attend one Nominating and Corporate Governance Committee meeting.
Committees of the Board
Executive Committee
The Executive Committee of the Board met five times during 2021. Messrs. Cichurski and Paul Manning (Chairman), Drs. Carleone and Wedral, and Ms. Whitelaw served on the Executive Committee in 2021 and are its current members. This Committee has the power and authority of the Board in directing the management of the business and affairs of the Company in the intervals between Board meetings, except to the extent limited by law, and reports its actions at regular meetings of the Board.
Audit Committee
The Audit Committee of the Board met nine times during 2021. Messrs. Cichurski (Chairman), Jain (joined in December), and Morrison, Dr. Carleone, and Mses. Jackson and Whitelaw served on the Audit Committee in 2021 and are its current members. The Board has determined that Dr. Carleone, Messrs. Cichurski, Jain, and Morrison, and Ms. Jackson are each an “audit committee financial expert” in accordance with SEC rules. All members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange and the SEC applicable to directors generally, and to members of audit committees specifically. None of them serves on the audit committee of any other public company.
This Committee, among other things:
•	has sole responsibility to appoint, terminate, compensate, and oversee the independent auditors of the Company and to approve any audit and permitted non-audit work by the independent auditors;
•
reviews the adequacy and appropriateness of the Company’s internal control structure and recommends improvements thereto, including management’s assessment of internal controls and the internal audit function and risk management activities generally;

•
reviews with the independent auditors their reports on the consolidated financial statements of the Company and the adequacy of the financial reporting process, including the selection of accounting policies;

•	reviews and discusses with management the Company’s practices regarding earnings press releases and the provision of financial information and earnings guidance to analysts and ratings agencies;
•
reviews and discusses with the Chief Executive Officer and Chief Financial Officer the procedures undertaken in connection with the Chief Executive Officer and Chief Financial Officer certifications for Forms 10-K and 10-Q and other reports including their evaluation of the Company’s disclosure controls and procedures and internal controls;

•
obtains and reviews an annual report of the independent auditors covering the independent auditors’ independence, quality control, and any inquiry or investigation of the independent auditors by governmental or professional authorities within the past five years;

•	sets hiring policies for employees or former employees of the independent auditors;
•	establishes procedures for the receipt of complaints about accounting, internal accounting controls, auditing, and other compliance matters;
•	reviews and oversees management’s risk assessment and risk management policies and guidelines generally, including those related to financial reporting and regulatory compliance;
•	reviews and discusses with management the Company’s material litigation matters; and
•
reviews the adequacy and appropriateness of the various policies of the Company dealing with the principles governing performance of corporate activities. These policies, which are set forth in the Company’s Code of Conduct, include securities law and antitrust compliance, conflicts of interest, anti-bribery, and business ethics.

The Board has adopted a written charter for the Audit Committee, which is included in the Company’s By-laws and posted on its website. The Audit Committee reviews and reassesses the adequacy of this charter at least annually.
Compensation and Development Committee
The Compensation and Development Committee of the Board met six times during 2021. Mr. Morrison (Chairman), Drs. Ferruzzi, Landry, and Wedral, and Ms. Whitelaw served on the Compensation and Development Committee in 2021 and are its current members. Each member of the Committee has been determined by the Board to satisfy the independence requirements of the New York Stock Exchange and the SEC applicable to directors generally and to members of compensation committees.
Among the Committee’s responsibilities are:
•
to review and approve all compensation plans and programs (philosophy and guidelines) of the Company. In consultation with senior management and taking into consideration recent shareholder advisory votes and any other shareholder communications regarding executive compensation, the Committee oversees the development and implementation of the Company’s compensation program, including salary structure, base salary, short- and long- term incentive compensation (including the relationships between incentive compensation and risk-taking), and nonqualified benefit plans and programs, including fringe benefit programs;

•
to review and discuss with management the policies and practices of the Company and its subsidiaries for compensating their employees, including non-executive officers and employees, to ensure those policies do not encourage unnecessary or excessive risk-taking and that any risks are subject to appropriate controls;

•
to review and make recommendations to the Board with respect to all compensation arrangements and changes in the compensation of the officers appointed by the Board, including, without limitation: (i) base salary; (ii) short- and long-term incentive compensation plans and equity-based plans (including overseeing the administration of these plans and discharging any responsibilities imposed on the Committee by any of these plans); (iii) employment agreements, severance arrangements, and change of control agreements/provisions, in each case as, when, and if appropriate; and (iv) any special or supplemental benefits; and

•
at least annually, to review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives, report the results of the evaluation to the Board, oversee and review (at least annually) the Chief Executive Officer succession plan, and set the Chief Executive Officer’s compensation level based on this evaluation.

Sensient designs its overall compensation programs and practices, including incentive compensation for both executives and non-executive employees, in a manner intended to support its strategic priorities and initiatives to enhance long-term sustainable value without encouraging unnecessary or excessive risk-taking. At the same time, the Company recognizes that its goals cannot be fully achieved while avoiding all risk. The Committee and management periodically review Sensient’s compensation programs and practices in the context of its risk profile, together with its other risk mitigation and risk management programs, to ensure that these programs and practices work together for the long-term benefit of the Company and its shareholders. Based on its recently completed review of Sensient’s compensation programs, the Committee and management concluded that Sensient’s incentive compensation policies for both executive and non-executive employees have not had a material adverse effect on Sensient in the recent past and are not likely to have a material adverse effect in the future. See “Compensation Discussion and Analysis” for an analysis of material compensation policies and procedures with respect to the Company’s named executive officers and “Compensation and Development Committee Report” for the Committee’s report on compensation matters.
Compensation and Development Committee Interlocks and Insider Participation
During the year ended December 31, 2021, none of the members of the Compensation and Development Committee had at any time been an officer or employee of the Company or any of our subsidiaries. In addition, no member of the Compensation and Development Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K adopted by the SEC. During the year ended December 31, 2021, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board of Directors or Compensation and Development Committee of the Company.

Finance Committee
The Finance Committee of the Board met four times during 2021. Messrs. Cichurski and Paul Manning, Ms. McKeithan-Gebhardt (Chairman), and Dr. Wedral served on the Finance Committee in 2021 and are its current members. Among other things, this Committee reviews and monitors the Company’s financial planning and structure to ensure conformity with the Company’s requirements for growth and fiscally sound operation, and also reviews and approves:
•	the Company’s annual capital budget, long-term financing plans, borrowings, notes and credit facilities, investments, and commercial and investment banking relationships;
•	existing insurance programs, foreign currency management, and the stock repurchase program;
•	the financial management and administrative operation of the Company’s qualified and nonqualified benefit plans; and
•	such other matters as may from time to time be delegated to the Committee by the Board or as provided in the By-laws.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board met four times during 2021. Drs. Ferruzzi and Landry (Chairman), and Mses. Jackson and McKeithan-Gebhardt served on the Nominating and Corporate Governance Committee in 2021 and are its current members. Each member of the Committee satisfies the independence requirements of the New York Stock Exchange and the SEC applicable to directors generally.
Among other functions, this Committee:
•
studies and makes recommendations concerning the composition of the Board and its committee structure, including the Company’s Director Selection Criteria, and reviews the compensation of Board and Committee members;

•	recommends persons to be nominated by the Board for election as directors of the Company and to serve as proxies at the Annual Meeting of Shareholders;
•	engages with shareholders regarding potential nominees and other governance issues;
•	considers any nominees recommended by shareholders;
•	assists the Board in its determination of the independence of each director;
•	develops corporate governance guidelines for the Company and reassesses these guidelines annually;
•	oversees and evaluates the system of corporate governance and responsibility program; and
•	oversees the Company’s Environmental, Social, and Governance efforts and reviews and approves the Company’s Sustainability Strategy and annual Sustainability Report.
The Committee identifies, interviews, and recommends candidates it determines are qualified and suitable to serve as a director. Recommendations for Board candidates may be made to the Committee by the Company’s Chief Executive Officer, other current Board members, and Company shareholders. Once appropriate candidates are identified, the Committee evaluates their qualifications to determine which candidate best meets the Company’s Director Selection Criteria, without regard to the source of the recommendation. In accordance with the Director Selection Criteria, the Committee seeks a variety of perspectives, professional experience, education, skills, and other individual qualities and attributes. A copy of the Company’s Director Selection Criteria is attached as Appendix A to this proxy statement. Members of the Committee then interview the candidate before making a recommendation to the Board.
Recommendations by shareholders for director nominees may be sent to the Secretary of the Company, who will relay such information to the Committee Chairman. The recommendations should identify the proposed nominee by name; should describe any arrangement or understanding between such person and the nominating shareholder with respect to the nomination, potential service as a director, or the Company’s securities; should describe how the nominee would contribute to the variety of perspectives, professional experience, education, skills, or other individual qualities and attributes sought by the Company’s Board; and should provide the questionnaire, nominee affirmations, and other materials specified in the By-laws, including the detailed information about the nominee required by SEC rules for the solicitation of proxies for election of directors. Shareholders should look to the information required under the Company’s By-laws for shareholder nominations and to the information included in this proxy statement regarding directors and nominees as a guide.
Shareholders also have the right to directly nominate a person for election as a director so long as the advance notice, nominee affirmations, and informational requirements contained in the By-laws and applicable law are satisfied. All nominees must affirm that they have truthfully completed a directors’ and officers’ questionnaire; that they meet the Company’s Director Selection Criteria; that they are not an employee, director, or affiliate of a competitor; that they will protect confidential information and serve the interests of the Company and its shareholders collectively; and that they will comply with applicable law and the Company’s Code of Conduct and other policies and guidelines. See “Future Shareholder Proposals and Nominations” below.
Scientific Advisory Committee
The Scientific Advisory Committee of the Board met twice during 2021. This Committee currently consists of Drs. Carleone, Ferruzzi, Landry, and Wedral (Chairman), Messrs. Cichurski, Jain, Paul Manning, and Morrison, and Mses. Jackson, McKeithan-Gebhardt, and Whitelaw, and additional members that are not directors or officers of the Company. These additional members are Mr. Timothy J. Fink, a retired former Senior Director at PepsiCo, Inc.; Dr. John Floros, President, New Mexico State University; Dr. Eric Decker, Professor and Head of the Department of Food Science at the University of Massachusetts, Amherst; Dr. Monica Guisti, Professor in the Department of Food Science & Technology at The Ohio State University; and Carol Kellar, Principal at Kellar & Associates, LLC.
Among other functions, this Committee:
•	reviews the Company’s research and development programs with respect to the quality and scope of work undertaken;
•	advises the Company on maintaining product leadership through technological innovation;
•
reports on new technological trends and regulatory developments that would significantly affect the Company and suggests possible new emphases with respect to its research programs and new business opportunities; and

•	works directly with management on key innovation and product safety related projects.
Committee Charters, Code of Conduct, and Other Governance Documents
The Charters for the Audit, Compensation and Development, and Nominating and Corporate Governance Committees of the Company’s Board are included in the Company’s By-laws and are available free of charge on the Company’s website (https://www.sensient.com/about-us/corporate-governance). The Company is strongly committed to the highest standards of ethical conduct, and its Code of Conduct for all Company officers, directors, and employees is also posted on the Company’s website. If there are any amendments to the Code of Conduct, or if waivers from it are granted for executive officers or directors, those amendments or waivers also will be posted on the Company’s website.
Board Leadership Structure; Executive Sessions of Independent Directors; Combination of Chief Executive Officer and Chairman of the Board Roles
The Board’s leadership structure is driven by the needs of the Company at any point in time and has varied over time. The Company does not have a policy requiring a combination or separation of the Chief Executive Officer and Chairman of the Board roles and the Company’s governing documents do not mandate a particular structure. This allows the Board the flexibility to establish the most appropriate structure for the Company at any given time. The roles of Chief Executive Officer and Chairman of the Board are currently combined. We do not believe that combining these roles negatively impacts our operating performance or our ability to have effective corporate governance. In fact, “[t]here is little research support for requiring a separation of these roles. Most research finds that the independence status of the chairman is not a material indicator of firm performance or governance quality.” David F. Larcker and Brian Tayan, Chairman and CEO: The Controversy Over Board Leadership Structure (Stanford 2016) (summarizing research); see also David F. Larcker and Brian Tayan, Loosey-Goosey Governance: Four Misunderstood Terms in Corporate Governance (Stanford 2019) (concluding that “research shows no consistent benefit from requiring an independent chair” and “the independence status of the chairman has no relation to governance quality.”).

In 2014, the Board created the position of Lead Director to facilitate the administration of Board functions and to enhance corporate governance practices. The Board elects a Lead Director from among the independent directors. Our current Lead Director is Dr. Carleone. The Lead Director coordinates the activities of the independent directors and performs such other duties and responsibilities as the Board may determine, including the following:
•	presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent and non-management directors;
•	serves as the principal liaison between the Chairman and the independent directors;
•	reviews in advance all information sent to the Board, including the quality, quantity, appropriateness, and timeliness of such information;
•	approves meeting agendas for the Board;
•	approves the frequency of Board meetings and meeting schedules, assuring there is sufficient time for discussion of all agenda items; and
•	obtains advice and counsel from the General Counsel, to the extent requested by the Lead Director and where appropriate, related to fulfilling the Lead Director’s duties.
The Company’s independent directors meet at regularly scheduled executive sessions without management at least three times per year. During 2021, the independent directors held three executive sessions.
The use of executive sessions of the Board, the Board’s strong committee system, the substantial majority of independent directors (currently ten out of eleven), and the service of our Lead Director, allow the Board to maintain effective risk oversight and provide that independent directors oversee the Company’s financial statements, the executive compensation program, the selection and evaluation of directors, and the development and implementation of our corporate governance programs.
This proxy statement describes our philosophy, policies, and practices regarding corporate governance, risk management, and executive compensation. Interested parties who wish to make their views or concerns known regarding these or other matters may communicate with management, with our Lead Director or any of our other independent directors, or with the Board as a whole in writing addressed to the attention of the Company Secretary. The Company’s Corporate Governance Guidelines provide that all communications to Board members will be relayed by the Company Secretary to the appropriate Board members unless the content is obviously inappropriate for Board review.
Environmental, Social, and Governance Initiatives
We are committed to the principles of sound environmental stewardship and the responsible and sustainable use of energy and natural resources. All of our facilities are required to operate in compliance with applicable laws and regulations and in a manner to avoid harm to the environment, prevent pollution, and reduce waste. We have a strong record of environmental compliance in our facilities and our products generally have a low environmental impact. However, the environmentally friendly nature of our products and our compliance record will not be enough to meet future sustainability requirements.
Over the past several years, we have refined the way we envision sustainability. In order to increase the transparency of our climate-related disclosures, as of 2020, we prepare our annual Sustainability Report to align with topics and metrics from the Sustainability Accounting Standards Board (SASB) disclosure standards for the Chemicals industry. Additionally, we have aligned our annual Sustainability Report to begin to address the recommendations and supporting disclosures of the Financial Stability Board’s Task Force on Climate-Related Financial Disclosures (TCFD).
We have proactively developed a new environmental Sustainability Strategy with practical, attainable goals and milestones that will sustain the growth and profitability of our business. The following four pillars are the focus of our sustainability efforts:
•	Reduce consumption of non-renewable energy and reduce emissions of greenhouse gases.
•	Improve water efficiencies and decrease water consumption, prioritizing sites in high-stress areas.
•	Reduce waste and apply the principles of a circular economy.
•	Build a sustainable supply chain that fully integrates ethical and environmentally responsible practices.

Long-term, sustainable value creation and preservation are possible only though a strong governance structure and the Board has delegated to the Nominating and Corporate Governance Committee responsibility for oversight of our sustainability efforts and approval of our annual Sustainability Report.
In addition, we strive to conduct business in an ethical manner and to make a positive contribution to society through our product offerings and business activities. We have a comprehensive Code of Conduct that governs all of our employees worldwide to ensure a culture that promotes ethical behavior, respects and protects human rights, and requires compliance with all applicable laws. Our Code of Conduct also includes a comprehensive set of standards for our suppliers. We rigorously enforce our Code of Conduct.
We describe our environmental, social, and governance programs and performance in more detail in our Sustainability Report, which is posted on our website. The contents of our Sustainability Report and information on our website are not incorporated by reference into this definitive proxy statement or in any other report or document we file with the SEC.
Director Independence
The Company’s Corporate Governance Guidelines provide guidelines for determining whether a director is independent from management. For a director to be considered independent, the Board must make an affirmative determination that the director has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company). The guidelines also incorporate the specific criteria reflected in the currently applicable New York Stock Exchange rules to assist the Board in determining whether a director has a material relationship with the Company.
In addition, the guidelines state that no director shall be considered independent unless he or she meets the requirements for independence under applicable securities laws. Members of the Audit Committee and of the Compensation and Development Committee are subject to additional independence requirements. For purposes of determining independence, the “Company” includes any parent or subsidiary in a consolidated group with the Company.
Based on these criteria, the Board has affirmatively determined that Messrs. Cichurski, Jain, and Morrison, Drs. Carleone, Ferruzzi, Landry, and Wedral, and Mses. Jackson, McKeithan-Gebhardt, and Whitelaw (who constitute all of the director nominees and current members of the Board except Mr. Paul Manning) are independent under the applicable rules of the New York Stock Exchange and the SEC and the Company’s independence criteria. In making this determination, the Board reviewed information provided by each of the nominees to the Company.
Tenure
The Board considers length of director tenure when evaluating director independence, but it does not believe long tenure alone presumptively renders a Board member to be not independent. The Board recognizes the contributions experienced directors add to the Board. The Board has determined that its long-tenured directors have superior skills and experience, bring diverse perspectives, and provide tangible value to the Board and the Company. The Board has also determined that their length of tenure has allowed these directors to accumulate valuable knowledge and experience based upon their history with the Company. This knowledge and experience improves the ability of the Board to provide constructive guidance and informed oversight to management. Furthermore, in the Board’s opinion, the length of tenure of its members has not in any way impaired the willingness of any director to question and confront any issue or exercise independent and impartial oversight of the Company in any area.
The Board does not believe that mandatory retirement ages or arbitrary term limits are appropriate because the Board benefits from the contributions of its experienced directors who have developed insight into the Company over the course of their service on the Board. The Company is committed to the ongoing refreshment of the Board of Directors as evidenced by the fact that seven new independent directors have joined the Board since 2014 and the current average tenure for the ten candidates for election is approximately 9.5 years. As a result of these efforts, the Board believes that it currently has an appropriate mix of long- and short-tenured directors that provides a beneficial and dynamic balance.
Director Self-Evaluation and Succession Planning
Each director completes an annual self-evaluation for evaluating the performance of the Board and its committees. As part of the annual self-evaluation process, the directors consider various topics relating to the Board’s and each Board committee’s role, structure, composition, relationship with management, access to information and resources, process, and responsibilities, as well as the overall mix of director experiences and skills. The Board and each of its committees then independently reviews and discusses the results of the annual self-evaluations and any other relevant issues related to the Board or the Company. Any issues arising from the evaluation process are discussed with both the Chairman and in Executive Session with the Lead Director. The Nominating and Corporate Governance Committee reviews and modifies as necessary the evaluation process on an annual basis. The Board’s succession planning considers the results of the Board’s self-evaluation, together with other information, including the overall mix of tenure, experience, and skills of the directors, upcoming retirements of individual directors, the experience and skills that would be desirable for future directors, and the needs of the Board and its committees at the time. Additionally, the Chairman of the Nominating and Corporate Governance Committee welcomes feedback from shareholders on Board composition as well as potential candidates.
Director Compensation and Benefits
The Nominating and Corporate Governance Committee determines the form and amount of director compensation, with review and approval by the Board. The objectives of our director compensation program are to fairly compensate directors for the time commitment required in fulfilling their duties and closely align director compensation with the interests of our shareholders. The Board believes that director stock awards and strong director stock ownership requirements further align the economic interests of directors and shareholders.
As of January 1, 2022, directors who are not employees of the Company are entitled to receive an annual retainer of $91,600 (unchanged since 2018), an annual restricted stock award in a number of shares with a value of $90,000 (unchanged since 2017), and reimbursement of expenses related to meeting attendance. Each Committee chairman receives an annual chairman retainer (ranging from $8,000 to $25,500 depending on the Committee), while Committee members receive a lower committee retainer (ranging from $2,000 to $13,500 depending on the Committee). The amounts of Committee chairman and member retainers vary based upon the workloads and number of meetings for the respective committees. The Lead Director receives a $25,000 retainer for his service. The Board determined that director compensation is reasonable, consistent with peer group director pay levels, and meets the objectives of the director compensation program. These retainers all remain at the same levels as they were set in 2018.
Until June 30, 2014, the Company had an unfunded retirement plan for non-employee directors who had completed at least one year of service with the Company as a director. The plan provides a benefit equal to the base annual retainer for directors in effect as of June 30, 2014. This benefit, payable only during the lifetime of the participant, continues for a period equal to the amount of time the individual was an active, non-employee director. The plan was terminated effective as of June 30, 2014, but that termination did not impair the rights of currently active or past eligible directors to receive or continue to receive the payments to which the eligible director would have been entitled through the termination date.
The Company has a Directors’ Deferred Compensation Plan available to any director who is entitled to compensation as a Board member. Under this plan, a director may defer all or a portion of his or her total director pay. The plan provides that directors who defer all or part of their retainer receive an equivalent amount of Common Stock. Upon retirement, the shares accrued pursuant to this plan will be distributed either: (i) in a single distribution on January 31st of the calendar year following the year in which the director ceases to be a director, or on January 31st of any year thereafter; or (ii) in five equal consecutive annual installments commencing on January 31st of the first calendar year after the director ceases to serve as a director. In the event of death, the balance of shares in a director’s account will be distributed in a single distribution to a designated beneficiary or to the director’s estate.
The Company has a director stock plan for any director who is not an employee of the Company. The director stock plan provides for an annual grant of restricted shares of the Company’s Common Stock in a number of shares with a value of $90,000 on the grant date to each non-employee director on the Annual Meeting date. The shares vest in increments of one-third of the total grant on each of the first, second, and third annual meetings of shareholders after the date of grant. Even after vesting, the shares are subject to Sensient’s stock ownership guidelines for non-employee directors, including a requirement that directors hold at least 75% of future awards (net of taxes and any exercise price) until separation from the Board, with limited exceptions for exercise and sale of shares from stock options expiring within one year and for sale of up to 50% of vesting restricted stock to permit payment of related taxes.

Set forth below is a summary of the compensation paid to each non-employee director in fiscal 2021:
2021 DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dr. J. Carleone	$132,100	$90,069	$363,895	—	$586,064
E. Cichurski	123,600	90,069	—	—	213,669
Dr. M. Ferruzzi	100,600	90,069	48,934	—	239,603
C. R. Jackson	108,100	90,069	—	—	198,169
S. P. Jain	9,321	—	—	—	9,321
Dr. D. W. Landry	108,600	90,069	—	—	198,669
D. McKeithan-Gebhardt	107,100	90,069	93,213	—	290,382
S. C. Morrison	119,100	90,069	—	—	209,169
Dr. E. R. Wedral	112,100	90,069	—	—	202,169
E. Whitelaw	113,100	90,069	22,362	—	225,531
(1)	Includes annual board member, committee member, committee chair, and lead director retainers.
(2)
The amounts in the table reflect the grant date fair value of stock awards to the named director in 2021. Accounting Standards Codification (“ASC”) 718 requires recognition of compensation expense over the vesting period (or until retirement age) for stock awards granted to employees and directors based on the estimated fair value of the equity awards at the time of grant. The 2021 restricted stock awards to directors were made on April 22, 2021. The grant date fair value of the 2021 restricted stock award to each director was $81.51 per share.

(3)	The shares of restricted stock awarded to directors vest in increments of one-third of the total grant on each of the first, second, and third annual meetings of shareholders after the date of grant.
(4)	Each non-employee director had the following equity awards outstanding as of the end of fiscal 2021; note, there are no outstanding Option Awards:
Stock Awards
Name	Number of Shares of Stock That Have Not Vested (#)
Dr. J. Carleone	2,892
E. Cichurski	2,892
Dr. M. Ferruzzi	2,892
C. R. Jackson	2,465
S. P. Jain	—
Dr. D. W. Landry	2,892
D. McKeithan-Gebhardt	2,892
S. C. Morrison	2,892
Dr. E. R. Wedral	2,892
E. Whitelaw	2,892

AUDIT COMMITTEE REPORT
The duties and responsibilities of the Audit Committee of the Board are set forth in a written charter adopted by the Board, as set forth in the Company’s By-laws and available free of charge on the Company’s website at https://www.sensient.com/about-us/corporate-governance. The Audit Committee reviews and reassesses this charter annually and recommends any changes to the Board for approval. In accordance with its charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During 2021, the Audit Committee met nine times. The Audit Committee discussed the financial information contained in each quarterly earnings announcement and in each of the Company’s Forms 10-Q and 10-K. These discussions included the Company’s Chairman, President, and Chief Executive Officer, its Senior Vice President and Chief Financial Officer, its Vice President, Controller, and Chief Accounting Officer, its Senior Vice President, General Counsel, and Secretary, and its independent auditors, and occurred prior to release of each earnings announcement and prior to filing the Company’s Forms 10-Q and 10-K with the Securities and Exchange Commission. During each fiscal quarter of 2021, the Audit Committee reviewed the procedures undertaken in connection with the Chief Executive Officer and Chief Financial Officer certifications for Forms 10-Q and 10-K, including the Company’s disclosure controls and procedures and internal controls.
In discharging its oversight responsibility for the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence and information required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee also discussed with the auditors any relationships that may impact the auditors’ objectivity and independence. The Audit Committee also considered whether the provision of any non-audit services by the auditors was compatible with maintaining the auditors’ independence. The Audit Committee is satisfied that the auditors are independent. The Audit Committee likewise discussed with management, the Company’s Director, Internal Audit, and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing. The Audit Committee reviewed the audit plans, audit scopes, and identification of audit risks with both the independent auditors and the Director, Internal Audit.
The Audit Committee discussed and reviewed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. With and without management present, the Audit Committee discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations and met separately with the Company’s Director, Internal Audit. The Audit Committee meets without management as part of every in-person Committee meeting.
Audit Fees
During the years ended December 31, 2021 and 2020, aggregate fees (including expenses) for the annual audit of the Company’s financial statements were approximately $2,938,200 and $2,924,600, respectively. Audit fees include fees for the audit of the Company’s consolidated financial statements, fees for statutory audits of foreign entities, fees for quarterly review services, and fees related to the Company’s SEC filings.
Audit-Related Fees
During the years ended December 31, 2021 and 2020, aggregate fees (including expenses) for audit-related services provided by the independent auditors were approximately $4,170 and $2,710, respectively. Audit-related fees include fees for access to an accounting related research tool.
Tax Fees
During the years ended December 31, 2021 and 2020, aggregate fees (including expenses) for tax services provided by the independent auditors were approximately $996,991 and $1,319,313, respectively. Tax services include tax compliance, tax advice, and tax planning.
All Other Fees
No other fees were paid to the Company’s auditors in 2021 or 2020.

The Audit Committee approved all of the services described above. At its February 2022 meeting, the Audit Committee reviewed and approved resolutions continuing the Company’s Audit Committee Pre-Approval Policy for a new twelve-month period. This policy provides that the Audit Committee is required to pre-approve all audit and non-audit services performed by the independent auditors and specifies certain audit, audit-related, and tax services that have general pre-approval for the next twelve months, subject to specified dollar limits. Pursuant to the resolutions and the policy, the Chairman of the Audit Committee has the authority to grant pre-approval when necessary, provided that such pre-approval is reported to the Audit Committee at its next meeting.
The Audit Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2021, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.
In performing all of the functions described above, the Audit Committee acts only in an oversight capacity. The Audit Committee does not complete its reviews of the matters described above prior to our public announcements of financial results. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for our financial statements and related reports and internal control over financial reporting, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to GAAP and on the effectiveness of the Company’s internal controls over financial reporting.
Based on the review and discussions with management and the independent auditors described above, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended December 31, 2021, be included in its 2021 Annual Report, for filing with the SEC. As further discussed in Item 4, “Ratification of Appointment of Independent Auditors,” the Audit Committee has appointed Ernst & Young LLP, subject to shareholder approval, to be the independent auditors for 2022. The Board has recommended that the shareholders ratify that appointment.
Date: February 10, 2022
Edward H. Cichurski, Chairman Dr. Joseph Carleone Carol Jackson Sharad P. Jain Scott C. Morrison Essie Whitelaw

PRINCIPAL SHAREHOLDERS
Management
The following table sets forth certain information as of February 11, 2022, except as otherwise indicated, regarding the beneficial ownership of Common Stock by each of the executive officers of the Company who is named in the Summary Compensation Table below (“named executive officers”), each director and nominee of the Company, and all of the current directors and executive officers of the Company as a group. Except as otherwise indicated, all shares listed are owned with sole voting and investment power.
Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership and Percent of Class(2)(3)(4)(5)
Dr. Joseph Carleone	29,287
Edward H. Cichurski	12,337
Dr. Mario Ferruzzi	8,604
Michael C. Geraghty	21,724
Carol R. Jackson	2,925
Sharad P. Jain	1
Dr. Donald W. Landry	6,355
John J. Manning	13,205
Paul Manning	117,593
Deborah McKeithan-Gebhardt	16,407
E. Craig Mitchell	10,198
Scott C. Morrison	6,636
Stephen J. Rolfs(6)	117,016
Dr. Elaine R. Wedral	23,668
Essie Whitelaw	20,461
All current directors and executive officers as a group (19 persons)	420,292
(1)	The address of all directors and executive officers is c/o Sensient Technologies Corporation, 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202.
(2)
No director or named executive officer beneficially owns 1% or more of the Company’s Common Stock. The beneficial ownership of all current directors and executive officers as a group equals 1.0% of the Company’s outstanding Common Stock.

(3)
Includes 209 shares held by Dr. Ferruzzi’s wife’s ESOP, acquired when she was an employee of Sensient Flavors LLC; and 2,000 shares held by Ms. McKeithan-Gebhardt’s husband’s individual retirement account.

(4)
Does not include the following performance stock units: Mr. Geraghty — 18,670 performance stock units; Mr. John J. Manning — 13,475 performance stock units; Mr. Paul Manning — 105,521 performance stock units; Mr. Mitchell — 17,731 performance stock units; Mr. Rolfs — 28,389 performance stock units; and all executive officers as a group — 209,119 performance stock units. The vesting and performance criteria related to the performance stock units are discussed in the subsection below entitled “Equity Awards.”

(5)
Shares owned through Sensient’s Savings Plan stock fund and Sensient’s ESOP are held on a unitized basis. The numbers of shares held through these plans have been estimated based on the closing stock price of $80.35 on February 11, 2022.

(6)	Includes 40,569 shares of the Company’s Common Stock that are held by a trust for the benefit of Mr. Rolfs’ children and spouse and over which Mr. Rolfs disclaims beneficial ownership.
Other Beneficial Owners
The following table sets forth information regarding beneficial ownership by those persons whom the Company believes to be beneficial owners of more than 5% of the Common Stock as of February 11, 2022 (except as indicated in the footnotes), based solely on review of filings made with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934.
Name and Address of Beneficial Owner	Amount and Nature of Ownership	Percent of Class(1)
Winder Investment Pte Ltd. and related persons(2)	5,058,736 shares	12.0%
BlackRock, Inc.(3)	4,781,689 shares	11.4%
The Vanguard Group, Inc.(4)	4,551,824 shares	10.8%
Janus Henderson Group plc(5)	3,257,300 shares	7.8%
(1)	All percentages are based on 42,020,152 shares of Common Stock outstanding as of February 11, 2022.

(2)
Winder Investment Pte Ltd., Freemont Capital Pte. Ltd., and Haldor Foundation filed a Schedule 13G dated March 23, 2021. Winder’s and Freemont’s address is #19-01A 6 Battery Road, Singapore 049909, and Haldor’s address is Zollstrasse 16, P.O. Box 845, FL-9494 Schaan, Liechtenstein. Their Amendment No. 3 to Schedule 13G, dated February 4, 2022, reported that as of December 31, 2021, they had shared power to vote 5,058,736 shares of Common Stock and shared dispositive power with respect to 5,058,736 shares of Common Stock. They stated that none of the shares were acquired with the purpose or effect of changing or influencing the control of the issuer.

(3)
BlackRock, Inc. filed a Schedule 13G dated January 21, 2011, with respect to itself and certain subsidiaries. BlackRock’s address is 55 East 52nd Street, New York, New York. Its Amendment No. 14 to Schedule 13G, dated January 26, 2022, reported that as of December 31, 2021, it held sole power to vote 4,695,428 shares of Common Stock and sole dispositive power with respect to 4,781,689 shares of Common Stock. It stated that all of the shares are held in the ordinary course of business and not with the purpose or effect of changing or influencing the control of the issuer.

(4)
The Vanguard Group, Inc. filed a Schedule 13G dated February 7, 2013, with respect to itself and certain subsidiaries. Vanguard’s address is 100 Vanguard Boulevard, Malvern, Pennsylvania. Its Amendment No. 10 to Schedule 13G, dated February 9, 2022, reported that as of December 31, 2021, it had sole power to vote 0 shares of Common Stock, shared power to vote 58,017 shares of Common Stock, sole dispositive power with respect to 4,456,005 shares of Common Stock, and shared dispositive power with respect to 95,819 shares of Common Stock. It stated that all of the shares were acquired in the ordinary course of business and not with the purpose or effect of changing or influencing the control of the issuer.

(5)
Janus Henderson Group plc filed a Schedule 13G dated February 13, 2018, with respect to itself and certain subsidiaries. Janus Henderson’s address is 201 Bishopsgate EC2M 3AE, United Kingdom. Its Amendment No. 5 to Schedule 13G, dated February 10, 2022, reported that as of December 31, 2021, it held shared power to vote 3,257,300 shares of Common Stock and shared dispositive power with respect to 3,257,300 shares of Common Stock. It stated that all of the shares were acquired in the ordinary course of business and not with the purpose or effect of changing or influencing the control of the issuer.

COMPENSATION AND DEVELOPMENT COMMITTEE REPORT
The duties and responsibilities of the Compensation and Development Committee of the Board (the “Compensation Committee”) are set forth in a written charter adopted by the Board, as set forth in the Company’s By-laws and available free of charge on the Company’s website at https://www.sensient.com/about-us/corporate-governance. The Compensation Committee reviews and reassesses this charter annually and recommends any changes to the Board for approval.
As part of the exercise of its duties, the Compensation Committee has reviewed and discussed the following “Compensation Discussion and Analysis” contained in this proxy statement with management. Based upon that review and those discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference in the Company’s 2021 Annual Report and included in this proxy statement.
Scott Morrison, Chairman
Dr. Mario Ferruzzi
Dr. Donald W. Landry
Dr. Elaine R. Wedral
Essie Whitelaw

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis discusses the material elements of our compensation program and policies and may assist you in reviewing these disclosures and in understanding the Company’s executive compensation decisions for 2019, 2020, and 2021, and its ongoing compensation program for 2022 and future years. The core of our executive compensation philosophy is that our executives’ compensation should be linked to the achievement of financial and operating performance metrics that build both long-term and short-term value for our shareholders. We also regularly review our compensation program and policies to ensure that they are appropriately encouraging the retention of our key talent. Coming off strong financial and operating performance in 2020, we faced an ongoing pandemic and overall economic uncertainty in 2021. However, amid these uncertainties, we were able to successfully navigate a challenging environment, simultaneously delivering strong financial performance and delivering value to our shareholders.
When we refer to our named executive officers, we are referring to the following individuals who were senior officers of the Company during 2021 and whose 2021 compensation is set forth below in the Summary Compensation Table and subsequent compensation tables:
•	Paul Manning, Chairman, President, and Chief Executive Officer;
•	Stephen J. Rolfs, Senior Vice President and Chief Financial Officer;
•	Michael C. Geraghty, President, Color Group;
•	E. Craig Mitchell, President, Flavors & Extracts Group; and
•	John J. Manning, Senior Vice President, General Counsel, and Secretary.
2021 Highlights
•
Overall, the Company had strong operating and financial performance in 2021 following a very good year in 2020. Our focus on sales execution, diversifying our product lines, customer service, and on-time product delivery have all contributed to our volume growth in each of our Groups. In 2021, we completed the last of our divestitures (our fragrance product line) and acquired Flavor Solutions, Inc., a business which adds technologies and new customer relationships to our Flavors & Extracts Group. Our product portfolio is strong, and we remain focused on the food, pharmaceutical, and personal care markets.

•
The Flavors & Extracts Group had an outstanding year, reporting strong revenue and operating income growth in 2021, which is on top of the Group’s solid year in 2020. The Group reported a revenue decline of 0.4%, due to the divestiture of the fragrance product line in the first quarter of 2021, and adjusted local currency revenue growth[1] of 9.4% for the full year of 2021. The Group reported operating profit growth of 8.4%, and adjusted local currency operating profit growth[1] of 15.2% in 2021.

•
The Color Group rebounded nicely in 2021, reporting revenue growth of 8.8%, and adjusted local currency revenue growth[1] of 9.4%. The Group reported operating profit growth of 7.9%, and adjusted local currency operating profit growth[1] of 4.8%. Both the food and pharmaceutical and the personal care businesses had solid revenue and operating profit growth in 2021.

•
The Asia Pacific Group reported revenue growth of 11.6% and operating profit growth of 19.3%. The Group reported adjusted local currency revenue growth[1] of 10.1% and adjusted local currency operating profit growth[1] of 21.6% in 2021.

•
Our stock price increased from $73.77 at the end of 2020 to $100.06 as of December 31, 2021, reflecting a year-over-year stock price appreciation of 35.6%, and a one-year total shareholder return of 38%, including the impact of dividends. This return compares very favorably with the return experienced by the S&P Mid Cap 400 Index, which increased by 23.2% in 2021.

[1]
Adjusted local currency revenue and adjusted local currency operating profit are non-GAAP financial measures. See “Non-GAAP Financial Measures” under Item 7 of the Company’s 2021 Annual Report for information regarding these measures and a reconciliation to the most directly comparable GAAP measures.

Strong Alignment Between Pay and Performance
For 2021, our incentive-based compensation programs tracked performance over the 1- and 3-year periods. Achievement of financial targets in 2021 under our incentive cash awards resulted in our named executive officers earning between 126.6% to 188.0% of the target award amounts, which were approved for payment on February 10, 2022. Achievement of financial targets during 2019-2021 under our 2018 performance stock unit awards resulted in our named executive officers earning 36.4% of the target award amounts.
Realized CEO Pay: Compensation Actually Paid in 2021
A substantial portion of the compensation granted by the Compensation Committee to the CEO and reported in the Summary Compensation Table represents incentives for future performance, not current cash compensation. The Summary Compensation Table also includes changes in pension value, which are not current cash compensation. The table below sets forth the difference between pay as reported in the Summary Compensation Table and the actual pay realized by the CEO for 2021:
Total Reported Compensation	Total Realized Compensation	% Difference in Realized Pay vs. Reported Pay
$7,062,124	$4,336,521	-38.59%
Total Reported Compensation is the total compensation based on the current SEC reporting rules applicable to the Summary Compensation Table disclosed by the Company. Reported compensation includes the “grant date fair value” of equity awards (i.e., performance stock units), rather than the actual value ultimately received by the executive, and increases in the actuarial present value of pension benefits.
Total Realized Compensation is the total compensation earned by the CEO attributable to 2021, including base salary, the annual management incentive amount earned for 2021 (which is paid in February 2022), long-term incentive (equity) plan payment amounts, and all other compensation amounts realized in 2021. This excludes the value of newly awarded performance stock units, and other amounts that will not actually be received until a future date. 17,800 performance stock units vested to Mr. Paul Manning based on the Company’s performance for the three-year performance period that ended on December 31, 2021.
As illustrated by the table above, the actual compensation realized by Mr. Paul Manning for 2021 is significantly less than the value reported in the Summary Compensation Table.
2021 Say-on-Pay Vote
At the 2021 Annual Meeting of Shareholders, we held our eleventh annual advisory vote to approve named executive officer compensation. Approximately 83.4% of the votes cast voted in favor of the executive compensation disclosed in our 2021 Proxy Statement.
Members of our senior management regularly engage with stakeholders and solicit feedback on compensation and governance matters. This engagement takes the form of telephonic and face-to-face meetings with institutional shareholders, analysis of market practices, and advice from Willis Towers Watson, the Compensation Committee’s independent compensation consultant. The Compensation Committee further reviewed the results of our Say-on-Pay votes, feedback from institutional shareholders, advice from Willis Towers Watson, information from proxy advisory services, peer group analysis, and management recommendations based on Sensient’s strategic direction and market practices.
The Compensation Committee and the Board believe that the positive shareholder support in the Company’s Say-on-Pay votes since 2015 has been a result of the linkage of pay and performance embedded in the design of the Company’s compensation programs and the Company’s strong corporate governance practices. Those practices include the following:
•
Between 2014-2019, 100% of our long-term equity incentive awards were granted as performance stock unit awards with a three-year performance and vesting period. In 2020, the Compensation Committee decided to reduce this amount from 100% to 60%, with 40% granted in the form of restricted stock with three-year cliff vesting, in order to better align the Company’s compensation with general market practice and to strengthen the retention component of our long-term incentive program. However, the largest component of compensation for our named executive officers remains performance stock unit awards with a three-year performance and vesting period.

•	Robust stock ownership guidelines for officers and directors.
•	Pro-rated vesting of equity awards to officers whose employment with the Company terminates because of death, disability, or retirement after reaching retirement age during the performance period.
•	Previously, we eliminated or restricted a number of compensation programs:
•
We closed our supplemental executive retirement plan to new participants on December 4, 2014, and froze the benefits payable to existing SERP participants effective as of December 31, 2015 (December 31, 2016 for Mr. Rolfs).

•	We eliminated a cash subaccount option from the Directors’ Deferred Compensation Plan, so that all future deferred directors’ fees will be held in Common Stock.
•	We terminated the Non-Employee Directors’ Retirement Plan effective June 30, 2014.
•	We eliminated all tax gross-ups on perquisites given to our named executive officers.
•
On-going Board refreshment efforts have resulted in the appointment of seven new independent directors since 2014: Dr. Carleone and Ms. McKeithan-Gebhardt in 2014, Drs. Ferruzzi and Landry in 2015, Mr. Morrison in 2016, Ms. Jackson in 2019, and Mr. Jain in 2021. The current average tenure for the Board is approximately 9.5 years. We continue to welcome input from our shareholders regarding potential candidates for the Board of Directors.

•	In 2021, we were proud to be recognized by 50/50 Women on Boards for the tenth year in a row for the number of women on our Board. Forty percent of the Board’s ten director nominees are women.
•	We have a majority standard for the election of directors in non-contested elections combined with a director resignation policy.
•	We have strong independent Board leadership through a lead independent director.
Sensient’s Executive Compensation Program Highlights
Sensient’s executive compensation program features the following shareholder favorable “best practices”:
Compensation Program Feature	Description
“Hold-to-retirement” policy	Independent directors are required to hold at least 75% of any additional net shares awarded to them until the director retires from the Board.

No equity short sales, hedging, or pledging	Since 2010, our stock ownership guidelines for officers and independent directors have explicitly prohibited short sales, hedging, and pledging transactions involving our securities.

Proactive engagement
In addition to our annual say-on-pay vote, our senior management engages directly with institutional shareholders and other key stakeholders throughout the year to gather feedback regarding our performance and executive compensation programs.

Performance measures	Performance measures for incentive compensation are closely linked to challenging strategic and near-term operating objectives, and are designed to create long-term shareholder value.

Compensation Committee membership and independent compensation consultant
Our Compensation Committee is composed entirely of independent, non-employee directors and engages an independent compensation consultant to perform an annual independent risk assessment of our executive compensation program.

Annual review and modification of executive compensation	Our Compensation Committee reviews and modifies executive compensation on an annual basis to achieve program objectives.

No discretionary or multi-year guaranteed bonuses	We have no discretionary bonuses and no multi-year guaranteed bonuses for any of our executive officers.

Compensation Program Feature	Description
Proration of performance-based equity awards and annual cash incentive awards	We prorate performance-based equity awards and annual cash incentive awards to executives who leave the Company due to retirement, death, or disability during the applicable performance period.

No tax gross-ups	We do not have any tax gross-ups in any of our change of control agreements with any of our executive officers, and we do not provide any tax gross-ups on perquisites to our named executive officers.

No equity repricing or exchange	Our equity incentive plans prohibit repricing or exchange of underwater stock options or stock appreciation rights.

Double-Triggers
Our change of control agreements have a “double-trigger” such that benefits payable under such agreements are not paid unless a change in control is also accompanied by a qualifying termination of employment within 36 months.

Clawbacks
In the event of certain financial restatements as a result of misconduct by any former or current executive officer, the Compensation Committee will seek to recover any bonus or other incentive-based or equity-based compensation received by the offending officer, and any profits realized by the offending officer from the sale of Sensient securities, during the 12-month period following the first public issuance or filing of the noncompliant financial document.

Stock ownership guidelines
Our Chief Executive Officer is required to hold shares of Common Stock equal to a multiple of six times his salary; any officer who is a direct report to the CEO is required to hold shares of Common Stock equal to a multiple of two times his or her salary; and each other officer is required to hold shares of Common Stock equal to a multiple of one times his or her salary, within five years from an officer’s date of election or appointment (in each such case, including restricted stock and performance stock units). Each independent director is required to hold shares with a value of at least five times the annual retainer for directors after five years of service on the Board (excluding unexercised stock options but including restricted stock).

Executive Compensation Flows Directly from Sensient’s Business Strategies; Investments Focus on Value Creation, Primarily Over the Long Term
Our approach to executive compensation flows directly from our approach to value creation for the Company and our shareholders. Although all timeframes are relevant, we focus primarily on long-term investments both in our employees and through acquisitions and strategic capital investments in state-of-the-art facilities and equipment designed to produce the highest quality innovative products efficiently and with product safety and regulatory compliance in mind. Our equity compensation program and our robust stock ownership guidelines are designed to align our executive compensation program with this long-term value creation focus. We believe that the annual components of our executive compensation program do not detract from our focus on long-term value creation through innovation, acquisitions, and strategic capital investments. We also believe that the three-year vesting of performance stock units, which represent 60% of long-term incentive plan grants, together with time-based restricted stock awards, which represent the remaining 40% of grants and vest, if at all, after three years, and stock ownership requirements directly align named executive officer compensation and incentives to longer-term shareholder value.
Compensation Processes and Procedures
The pages below discuss the Compensation Committee and the processes and procedures used by the Compensation Committee in reviewing and determining executive compensation.

The Compensation Committee
The Compensation Committee is composed entirely of independent, non-employee directors, as determined using New York Stock Exchange listing standards both for directors generally and for compensation committee members. The Committee oversees Sensient’s executive compensation programs and monitors incentives for risk-taking from compensation programs for all employees. See “Committees of the Board — Compensation and Development Committee” above for a description of the Committee’s responsibilities. This discussion and analysis is designed to assist your understanding of Sensient’s compensation objectives and philosophy, the Compensation Committee’s practices, and the elements of compensation for the named executive officers.
Compensation Objectives and Philosophy
Sensient’s compensation program is designed:
•	to measure and reward performance by each of its executive officers and by the management team as a whole;
•
to align Sensient’s interests with the interests of executives and other employees through compensation programs that recognize individual contributions toward the achievement of corporate goals and objectives without encouraging the assumption of unnecessary or excessive risks;

•	to further link executive and shareholder interests through equity-based compensation and long-term stock ownership arrangements;
•	to attract and retain high caliber executive and employee talent; and
•	to encourage management practices, controls, and oversight that prioritize ethical behavior and minimize the risks present in Sensient’s business.
The Committee determines specific compensation levels for Sensient’s executive officers based on several factors, including:
•	achievement of strategic and financial plans, and specific financial and performance targets, without taking unnecessary or excessive risks;
•	each executive officer’s role and his or her experience and tenure in the position and with the Company;
•	the total salary and other compensation for the executive officer during the prior fiscal year;
•	an analysis of pay at peer group companies, industry pay survey data, and market compensation practices for executive officers; and
•	how the executive officer may contribute to Sensient’s future success.
In sum, the Committee intends that Sensient’s compensation programs both help the Company to attract and retain key executives and other employees, provide for effective succession planning, and give the executive officers and other employees appropriate and meaningful incentives to achieve superior corporate and individual performance without undertaking unnecessary or excessive risks.
The Committee determines the amounts and mixture of compensation for Sensient’s executives based on the compensation design and other factors described above, including the philosophy of measuring and rewarding performance and retaining key executives. Sensient reviews its compensation awards compared to compensation levels for comparable positions at Sensient’s peer group of competing public companies of similar size and complexity as well as published survey data, adjusted as described below (together, the Comparable Company Data), using regression analysis for the survey data because of differences in size between the comparable companies and the Company. This review is performed to ensure that Sensient’s compensation programs are reasonably applied, and also to ensure that they are competitive for purposes of attracting and retaining key executives. The selection of our peer group and each material element of compensation are discussed further below.
Key elements of the executive compensation program directly link executive compensation to the Company’s performance and success in meeting specified financial goals and objectives. The Committee also considers other compensation and amounts payable to executive officers, including potential payments in a situation involving a change of control of the Company.

The Committee also recognizes that situations involving a potential change of control of a company can be very disruptive to all of its employees, including executive officers, because a change of control could affect the employees’ job security, authority, or compensation. To help address the inherent potential conflict of interest between executive officers’ personal interests and other interests of the Company and its shareholders, since 1988, we have provided key decision-making officers with agreements that will help mitigate their concerns about such personal matters in the case of a change of control, and thereby assure that management provides objective guidance to the Board and shareholders. As noted above, since 2010, these have been double-trigger agreements, requiring both change of control and loss of employment within three years. Change of control agreements can also help ensure that the management team stays intact before, during, and after a change of control, thereby protecting the interests of not only the Company’s shareholders but also those of any acquirer. We believe that these change of control agreements align the interests of executives with the interests of shareholders in maximizing the value of Sensient stock at the time of any change of control.
Finally, as with most companies, the Company provides various other benefits to its employees, including its executive officers. Many of these benefits, such as health insurance, are provided on the same basis to all salaried employees. In many respects, the types and amounts of those benefits have historically been driven by reference to the Company’s past practices. The Committee regularly reviews these and other benefits, including special benefits or “perks,” for executive officers. In 2014, the Committee and Board eliminated all tax gross-up payments on perks paid to named executive officers.
Compensation Committee Practices
Each year the Committee conducts a review of the Company’s executive compensation program. Based upon the shareholders’ frequency vote in 2017, we obtain shareholder advisory votes regarding executive compensation annually. The Committee considers the results of the recent shareholder advisory votes regarding executive compensation in determining its ongoing compensation policies and decisions.
To better understand the concerns of its shareholders and to give them an opportunity to make more specific recommendations, the Company initiated annual discussions of its compensation policies with some of its larger shareholders beginning in 2011.
As part of its annual review of the Company’s executive compensation program, the Committee retains a consultant who, among other things, prepares a report comparing Sensient’s executive compensation to the Comparable Company Data. The Comparable Company Data ordinarily includes information that is from the year prior through the date of the analysis, which generally occurs in October.
The Committee began its consideration of annual cash and long-term equity incentive compensation at its July meeting when it received a report from its outside compensation consultant regarding executive compensation trends and the alignment of the Company’s compensation policies. Then, at its October meeting, the Committee further reviewed the Company’s program with its outside compensation consultant and also reviewed the Comparable Company Data discussed below. Final review and determinations of salaries, target annual cash incentives, and long-term equity incentive compensation awards were made at the Committee’s December meeting. Additionally, in February 2022, the Committee set metrics for the 2022 annual cash incentive awards based upon the Company’s 2022 budget, which was approved by the Board at its February 2022 meeting.
Establishing a stable and appropriate peer group for the Company remains challenging because Sensient has few direct competitors of similar size that are publicly traded in the United States. The colors and flavors industries are highly fragmented geographically and are diversified among product lines. In light of these challenges, Sensient has determined the appropriate peer group by considering:
•
public companies of comparable size (based primarily on most recently reported revenues ranging from approximately $597 million to $2.8 billion, with a median of $1.6 billion; market capitalizations with a median of $2.1 billion as of October 2021; and most recently reported operating incomes with a median of $159 million);

•	public companies that operate in the specialty chemicals industry or an adjacent industry;
•	public companies with which it competes for business, resources, and talent;

•
public companies with generally consistent financial performance or other business attributes (based primarily on gross, operating, and net profits; gross, operating, and net margins; full-time employees and total assets; and total shareholder return); and

•	public companies included in Sensient’s peer group by proxy advisors.
The peer group is reviewed annually and while companies are added or removed as circumstances warrant, the Compensation Committee believes it is beneficial to attempt to keep the peer group fairly stable from year to year for comparison purposes.
In October 2021, the Compensation Committee reviewed and updated the Company’s peer group. The Compensation Committee replaced Avient Corporation with Ashland Global Holdings Inc. Avient Corporation was removed because its size has grown significantly through acquisition. Ashland Global Holdings Inc. was added because it is a global specialty chemicals company with appropriately sized revenues and market capitalization compared to the Company.
The Comparable Company Data included in the 2021 analysis was considered by the Compensation Committee in making decisions for:
•	2022 base salaries;
•	annual management incentive plan target awards for performance during 2022;
•	2021 performance stock unit awards with a three-year performance period (January 1, 2022 – December 31, 2024) (which will vest, if at all, following the end of the performance period); and
•	2021 restricted stock awards with a three-year vesting period (which will vest, if at all, in December 2024).
The Committee’s analysis was based in part on published survey data of a broad group of public and private companies and in part on an analysis of the proxy statements of a peer group of 18 public companies prepared by the Committee’s outside compensation consultant. As further described above, the peer group of 18 public companies included in 2021 was:
Ashland Global Holdings Inc.	Hawkins, Inc.	Minerals Technologies Inc.	Stepan Company

Balchem Corporation	Ingevity Corporation	Nu Skin Enterprises, Inc.	USANA Health Sciences, Inc.

Edgewell Personal Care Company	Innospec Inc.	Quaker Chemical Corporation	W. R. Grace & Co.

Ferro Corporation	Koppers Holdings Inc.	Rayonier Advanced Materials Inc.

H.B. Fuller Company	Kraton Corporation	Revlon, Inc.
This public company peer group is comparable to Sensient in complexity and market challenges. Sensient’s market capitalization, operating income, and revenue ranked at the 80th, 57th, and 33rd percentiles of the peer companies, respectively.
The Compensation Committee has the sole authority to retain and terminate a compensation consulting firm to assist it in the evaluation of compensation of the Chief Executive Officer and other executives and employees of the Company and the sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee is directly responsible for the oversight of the work of any compensation consulting firm retained by it to assist in compiling the Comparable Company Data.
In selecting a consultant, the Committee considers all factors relevant to that person’s independence from management, including the following:
•	the provision of other services to the corporation or its affiliates by the person that employs the compensation consultant;

•
the amount of fees received from the corporation or its affiliates by the person that employs the compensation consultant, as a percentage of the total revenue of the person that employs the compensation consultant;

•	the policies and procedures of the person that employs the compensation consultant that are designed to prevent conflicts of interest;
•	any business or personal relationship of the compensation consultant with a member of the Committee;
•	any corporation stock owned by the compensation consultant; and
•	any business or personal relationship of the compensation consultant with an executive officer of the corporation.
As part of the process this year to retain Willis Towers Watson, the Compensation Committee evaluated the independence of that firm and its advisers by considering the factors listed above (among other factors that the Committee considered relevant). On the basis of the Compensation Committee’s evaluation of the factors listed above, the Committee determined that the advisers’ relationships did not create conflicts of interest and did not adversely affect Willis Towers Watson’s independence and advice.
The Company’s management assists the Compensation Committee in its determinations by helping compile and organize information, arranging meetings, and acting to support the Compensation Committee’s work. In reviewing the performance and establishing the compensation levels of other executive officers, the Compensation Committee also takes into account the recommendations of the Company’s Chief Executive Officer. The Company’s management has no decision-making authority on the Compensation Committee.
Components of 2021 Executive Compensation and Benefits Programs
The following table summarizes the components of our executive compensation and benefits programs for named executive officers. Each component is designed to align the interests of our named executive officers with the Company and our shareholders and is discussed in further detail below.
	Component	Type	Objective
1.	Base Salary	Fixed	-	Attract and retain talented executives by providing base pay at market levels

2.	Annual Cash Incentive Plan Awards	Performance-Based	-	Drive Company and individual annual performance
			-	Focus on growing 2021 adjusted EBITDA (50% weight), adjusted revenue (30% weight), and adjusted cash flow (20% weight)

3.	Long-Term Equity Incentive Awards	60% Performance-Based and 40% Restricted Stock	-	Align executive officers’ interests with those of the Company and its shareholders over a three-year vesting period

-
Performance-based awards focus on Company’s operating performance in terms of adjusted EBITDA growth (70% weight) and adjusted return on invested capital (30% weight) over a three-year performance period (January 1, 2022 – December 31, 2024)

			-	Restricted stock awards that vest, if at all, after three years

4.	Retirement Benefits	Fixed	-	Attract and retain talented executives by providing retirement benefits to executives who have contributed to the Company’s success over an extended period of time

5.	Other Benefits	Fixed	-	Attract and retain talented executives by providing other benefits (e.g., health insurance) at market levels

The performance measures for the Annual Cash Incentive Plan and Long-Term Equity Incentive Awards are defined by the Committee and may include adjustments to the Company’s financial results, which are calculated in accordance with GAAP. The performance measures described above may be adjusted to remove the effect of foreign currency translation, the impact of acquisitions, and other items as defined by the Committee. The Compensation Committee relied in part on a study of peer group performance in setting base salaries and specific performance targets for both the annual cash incentive and the long-term equity incentive awards.
Base Salary
As with most companies, base salary is one of the key elements in attracting and retaining Sensient’s key executives. When determining the amount of base salary for a particular executive, the Committee considers prior salary (and the proposed percentage change in salary); job responsibilities and changes in job responsibilities; individual experience and length of experience; demonstrated leadership ability; Company and individual performance and potential performance; retention needs; years of service at Sensient; years in the officer’s current position; market data (where available) regarding salary levels and changes for similar positions; and the increased responsibilities of officers operating in a lean corporate environment. These factors ordinarily are not specifically weighted or ranked; instead, they are considered in a holistic way.
For 2022 compensation decisions, which were made in December 2021, the Committee also weighed the Company’s strong 2021 financial performance and ongoing response to the COVID-19 pandemic, which included continuing to operate at a high-level and improving upon a successful 2020 despite the continued impact of COVID-19 on the global economy.
For 2021, the Committee began with market data (comprised of the Comparable Company Data), and then determined actual base salaries for Sensient’s executives after considering management’s recommendations. The Committee also considered the Company’s strong financial performance and response to the COVID-19 pandemic, which included avoiding any long-term plant shutdowns or material supply disruptions; continuing to grow the Company’s business through new commercial wins, regaining previously lost business, protecting existing business, and gaining market share at existing client accounts; maintaining strong on time delivery; and navigating three challenging divestitures despite shutdowns and travel restrictions. The Company continues to believe that the unique skills and qualifications of its executive officers are important to the ongoing growth and success of the Company. The annual salary increase for 2020 to 2021 given to the Chief Executive Officer was 5.8%. The salary increases for the other named executive officers were between 4.5% and 16.4%. The Committee has approved salary increases to named executive officers with reference to the 50th percentile of salaries in our peer group for their position as well as such officers’ experience and tenure.
Annual Incentive Plan Awards
Sensient maintains annual management incentive plans for its officers, business unit General Managers and senior leaders, and other key individuals. Historically, Sensient maintained separate incentive plans for Elected Officers, Group Presidents, Group/Division Management, and Corporate Management. In February 2021, the Board adopted a combined annual management incentive plan for these groups, which did not materially modify the terms of the plans that it replaced, and delegated authority to the CEO to establish an annual incentive plan for Business Unit Management.
Annual incentive compensation is intended to provide cash-based incentives based upon achieving overall Company, group, or divisional financial goals, while placing a significant part of each person’s total compensation at risk depending upon achievement of those goals. The Committee has discretion to reduce any award by up to 20% if the Committee determines a reduction to be appropriate, such as if the Committee determines that the executive caused the Company to take unnecessary or excessive risks. The Committee also has discretion to make exclusions for items that were not considered at the time the performance goals were set and are related to an event that is outside of the Company’s ordinary course of business.
For 2021 annual incentive target awards approved in February 2021 for Messrs. Paul Manning, Stephen Rolfs, and John J. Manning, based upon the achievement of performance goals during 2021, performance was measured based on a weighted average of the Company’s achievement of three performance goals:
•	adjusted EBITDA (50% weight),
•	adjusted revenue (30% weight), and
•	adjusted cash flow (20% weight).

These are non-GAAP financial measures. See the tables and their footnotes below for information regarding these measures and how they were calculated.
For 2021 annual incentive target awards approved in February 2021 for Messrs. Michael Geraghty and Craig Mitchell, based upon the achievement of performance goals during 2021, performance was split between Group (70%) and Corporate results (30%) and measured based on a weighted average of the Color and Flavor Groups’ respective achievement of two performance goals:
•	adjusted operating profit (70% weight), and
•	adjusted revenue (30% weight).
Additionally, Messrs. Geraghty and Mitchell were each eligible for a Working Capital Incentive with a target payout of $100,000 if certain goals (described below) were met. Mr. Mitchell’s Working Capital Incentive was based upon inventory reduction (70% weight) and Days Inventory on Hand (DIH) reduction (30% weight) within the Flavors & Extracts Group, and Mr. Geraghty’s Working Capital Incentive was based 100% on DIH reduction within the Color Group.
These are non-GAAP financial measures. See the tables and their footnotes below for information regarding these measures and how they were calculated.
Awards earned under the annual incentive plan in 2021, based upon targets set in February 2021, were as described in the tables below:
Corporate Performance Goals	2021 Target(1) and Percentage of Target Award Earned	2021 Calculation(2)	Percentage Weight of Award Formula
Adjusted EBITDA	6.4% decrease minimum, 10% 0% increase, 25%; 4.0% increase target, 100%;	$241.5 million (9.1% increase)	50%
	6.0% increase maximum, 200%

Adjusted revenue	6.9% decrease minimum, 10%	$1.3 billion	30%
	0% increase, 25%;
	3.5% increase target, 100%;	(8.5% increase)
	5.0% increase maximum, 200%

Adjusted cash flow	6.4% decrease minimum, 10%	$135.4 million	20%
	0% increase, 25%;
	4.0% increase target, 100%;	(36.1% decrease)
	7.0% increase maximum, 200%
Group Performance Goals	2021 Target(1) and Percentage of Target Award Earned	2021 Calculation(2)	Percentage Weight of Award Formula
Color Group
Adjusted operating profit	5% decrease minimum, 10%	$104.2 million	70%
	0% increase, 25%;
	7.1% increase target, 100%;	(4.8% increase)
	10.3% increase maximum, 200%

Adjusted revenue	5% decrease minimum, 10%	$543.2 million	30%
	0% increase, 25%;
	4.1% increase target, 100%;	(9.4% increase)
	6.2% increase maximum, 200%

Group Performance Goals	2021 Target(1) and Percentage of Target Award Earned	2021 Calculation(2)	Percentage Weight of Award Formula
Flavors & Extracts Group
Adjusted operating profit	5% decrease minimum, 10%	$96.2 million	70%
	0% increase, 25%;
	7.7% increase target, 100%;	(14.9% increase)
	11.0% increase maximum, 200%

Adjusted revenue	5% decrease minimum, 10%	$706.1 million	30%
	0% increase, 25%;
	4.1% increase target, 100%;	(8.4% increase)
	6.2% increase maximum, 200%
(1)
A minimum, target, and maximum payment level were set for each performance goal for purposes of determining awards as shown above. 2021 performance below the minimum level would have resulted in no payment for that performance goal, while 2021 performance equal to or above the maximum level would have resulted in a payment of 200% of the target award for that performance goal. When performance fell between various payment levels, interpolation was used to calculate the payment level. Actual payments to our named executive officers earned based on 2021 performance were 126.6% of the target award amount for Mr. Geraghty, 188.0% of the target award amount for Mr. Mitchell, and 160.0% of the target award amounts for our other named executive officers and are reflected in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

(2)
The annual incentive plan provides that in comparing performance against the targeted performance goals, the Compensation Committee may exclude from the comparison any item that was not considered for the establishment of the performance goals and is related to an activity or event that is outside of the Company’s ordinary course of business as it deems appropriate. In evaluating 2021 results, the Committee removed the impact and results of divestiture activities, costs and income of the Company’s operational improvement plan to further consolidate manufacturing facilities and improve efficiencies within the Personal Care business unit (the Operational Improvement Plan), the 2020 one-time COVID-19 pandemic recognition incentive payment that was paid to employees who were not otherwise eligible to participate in the Company’s sales and management incentive plans, the impact of CARES Act deferrals, the results of the Flavor Solutions, Inc. acquisition, and the impact of foreign currency translation from EBITDA, operating profit, and revenue.

Messrs. Geraghty and Mitchell were also each eligible for a Working Capital Incentive. Mr. Mitchell’s Working Capital Incentive was based upon inventory reduction (70% weight) and Days Inventory on Hand (DIH) reduction (30% weight) within the Flavors & Extracts Group, in each case as compared to prior year, with a maximum payout of $100,000. 2021 performance below the minimum levels (with such levels being reduction in DIH of two days and less than 20% reduction in inventory) would have resulted in no payment for that performance goal, while 2021 performance equal to or above the maximum level in both DIH reduction and inventory reduction (with such levels being reduction in DIH of 10 days and a 40% or greater reduction in inventory) would have resulted in a payment of $100,000. Mr. Geraghty’s Working Capital Incentive was based 100% on DIH reduction within the Color Group as compared to prior year with a minimum level of reduction in DIH of two days and a maximum level of reduction in DIH of 10 days, with a maximum payout of $100,000. For both Messrs. Geraghty and Mitchell, when performance fell between various payment levels, interpolation was used to calculate the payment level. Actual payments earned under the Working Capital Incentive based on 2021 performance were $16,700 for Mr. Geraghty and $44,229 for Mr. Mitchell.
The Company’s objective is to set incentive goals that are quantitative and measurable and that represent meaningful improvement from the prior year while still being capable of achievement at the “target” level. In setting the Company’s performance metrics for 2021, the Company’s compensation consultant advised the Committee that the performance goals and associated threshold and target payout levels were more aggressive than what was prevalent in the market, creating misalignment with the Company’s compensation objectives and philosophy. As a result, the Committee decided to set the threshold below prior year performance. Each of the targets is an objective measure of performance that we believe is widely accepted by investors. The target percentage payout may vary from year to year. The amount Sensient pays will also increase or decrease from year to year depending on the Company’s performance against our target performance measures. After the end of the year, the Company compares Sensient’s performance against the goals for each of the performance measures to determine the amount (if any) that it pays the eligible executive officers under its annual management incentive plan, subject to Committee discretion to reduce the awards as described above. The Committee determined that these levels of annual incentive awards were appropriate based on analysis of the most recent Comparable Company Data.

Messrs. Paul Manning, Rolfs, and John J. Manning received and will receive incentive compensation opportunities based upon the performance of the Company as a whole, rather than on the performance of any specific business unit of the Company. As noted above, the incentive compensation of Mr. Geraghty and Mr. Mitchell is based 70% upon performance of the respective Group and 30% on the performance of the Company as a whole.
Equity Awards
Sensient provides equity incentive compensation to its executive officers through the Company’s 2017 Stock Plan. We believe that including a significant level of equity-based awards aligns the financial interests of our management with those of both our shareholders and the long-term strategic objectives of the Company. The ultimate value of these equity-based awards is tied to the value of Sensient’s stock over the long term, and these awards provide executives with a further equity stake in the Company. This is especially true in light of the Company’s stock ownership requirements, as discussed below.
Sensient’s long-term equity incentive compensation for its named executive officers is composed of 60% performance stock units and 40% restricted stock awards. Although authorized under the 2017 Stock Plan, there are currently no outstanding stock option awards to our officers.
Performance Stock Units Awards
In December 2021, the Compensation Committee awarded performance stock units (60% of the total long-term equity incentive compensation awarded) that are calculated based on future performance over a three-year performance period (2022-2024) and based on a weighted average of two performance metrics:
•	adjusted EBITDA growth (70% weight) and
•	adjusted return on invested capital (30% weight).
These are non-GAAP financial measures. See the tables and their footnotes below for information regarding these measures and how they are calculated. The performance stock units, to the extent earned, will vest at the end of the three-year performance period. The Compensation Committee also awarded restricted stock awards (40% of total) that will vest three years following the grant date.
For performance stock units, if the individual’s employment terminates because of death, disability, or retirement after reaching retirement age, before the end of the three-year performance period, a prorated portion of the performance stock units (calculated by dividing the number of full months of the performance period that the individual worked for the Company by thirty-six), if earned, will vest after three years. The Compensation Committee, in its sole discretion, may vest some or all of the remaining performance stock units eligible for vesting. If a change of control occurs during the three-year performance period, the Company will issue one share of stock per performance stock units that could become vested assuming performance at 100% of target levels.
Award targets under the performance stock unit awards granted in 2021 are as described in the table below. In setting the targets below, the Compensation Committee used peer company performance data in order to establish targets that were challenging, yet achievable and also in line with past performance within the peer group.
Three-Year Performance Goal	2022-2024 Target(1) and Percentage of Performance Goal Earned	2021 Baseline(2)	Percentage Weight of PSU Award Formula
Local currency adjusted EBITDA growth	Less than -3% Compound Annual Growth Rate (CAGR) on 2021 EBITDA minimum, 0%;	$241.9 million	70%
	3% CAGR on 2021 EBITDA target, 100%;
	8% or more CAGR on 2021 EBITDA maximum, 200%

Three-Year Performance Goal	2022-2024 Target(1) and Percentage of Performance Goal Earned	2021 Baseline(2)	Percentage Weight of PSU Award Formula
Adjusted return on invested capital	75 basis points or more decrease on 2021 ROIC minimum, 0%;	10.4%	30%
	50 basis points decrease on 2021 ROIC, 25%;
	No change on 2021 ROIC target, 100%;
	50 basis points or more increase on 2021 ROIC maximum, 200%
(1)
Each three-year performance goal for 2022-2024 is subject to a minimum, target, and maximum level for purposes of determining any awards as shown above. Three-year performance below the minimum level would result in no award for that performance goal, while three-year performance equal to or above the maximum level would result in an award of 200% of the target level for that performance goal. Interpolation will be used to calculate the award if the performance falls between the various levels.

(2)
Our stock plans provide that in comparing performance against the targeted performance goals, the Compensation Committee shall adjust performance targets to mitigate the unbudgeted impact of material, unusual, or nonrecurring gains and losses, accounting changes, the effect of foreign currency translation, or other extraordinary events not foreseen at the time the targets were set, unless the Committee provides otherwise at the time of establishing the targets. In setting the 2021 baseline for the performance share grants, the Committee removed the impact and results of divestiture activities and the costs and income of the Operational Improvement Plan. These adjustments resulted in an increase in our 2021 baseline, which will be measured against during the performance period.

The following table shows the performance metrics and weighting that the Compensation Committee set for our 2018 performance stock units, which were eligible for vesting following the end of the performance period on December 31, 2021, and our degree of attainment of these goals:
Three-Year Performance Goal	2019-2021 Target(1) and Percentage of Performance Goal Earned	2019-2021 Calculation(2)	Percentage Weight of PSU Award Formula
Local currency adjusted EBITDA growth	Less than -5% Compound Annual Growth Rate (CAGR) on 2018 EBITDA minimum, 0%;	$243.9 million (0.6% CAGR decrease)	70%
	0% CAGR on 2018 EBITDA, 25%;
	5% CAGR on 2018 EBITDA target, 100%;
	8% or more CAGR on 2018 EBITDA maximum, 150%

Adjusted return on invested capital	25 basis points decrease on 2018 ROIC minimum, 0%;	10.4% (15 bps (increase)	30%
	No change on 2018 ROIC, 25%;
	25 basis points increase on 2018 ROIC target, 100%
	50 basis points or more increase on 2018 ROIC maximum, 150%
(1)
Each three-year performance goal for 2019-2021 was subject to a minimum, target, and maximum level for purposes of determining any awards as shown above. Three-year performance equal to or below the minimum level resulted in no award for that performance goal.

(2)
Our stock plans provide that in comparing performance against the targeted performance goals, the Compensation Committee shall adjust performance targets to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes, the effect of foreign currency translation, or other extraordinary events not foreseen at the time the targets were set, unless the Committee provides otherwise at the time of establishing the targets. In evaluating actual performance against the performance goals, the Committee removed the impact and results of divestiture activities, the Operational Improvement Plan costs and income, and the impact of foreign currency translation from EBITDA.

Based on 2019-2021 performance, each named executive officer received 36.4% of the 2018 performance stock unit award.
Restricted Stock Awards
In December 2021, the Compensation Committee awarded shares of restricted stock (40% of the total long-term equity incentive compensation awarded) that do not vest until the end of a three-year period of restriction. Pursuant to the terms of the award, if the individual’s employment terminates because of normal retirement in effect on the date of the termination of employment, the period of restriction with respect to any shares of restricted stock held by the individual will terminate and such shares will be free of restrictions. If the individual’s employment terminates because of death or disability before the period of restriction lapses, the period of restriction will terminate with respect to that number of shares of restricted stock equal to the total number of shares of restricted stock granted multiplied by the number of full months which have elapsed since the grant date divided by the maximum number of full months of the period of restriction. The Compensation Committee, in its sole discretion, may waive the restrictions remaining on all such remaining shares. If a change of control occurs during a period of restriction, the Compensation Committee, in its sole discretion, may provide for the acceleration of the vesting of an award or make such other provision as the Compensation Committee may consider equitable and in the best interests of the Company.
Stock Ownership Guidelines for Officers and Directors
As discussed above, the Company’s stock ownership guidelines for officers are applicable within five years from an officer’s date of election or appointment and provide as follows:
•	the Chief Executive Officer should own stock with a value of at least six times his annual base salary;
•	officers who are direct reports to the CEO should own stock with a value of at least two times their annual base salaries; and
•	other executive officers should own stock with a value of at least one times their annual base salaries
(in each case ownership excludes unexercised stock options, but includes all restricted stock and performance stock units at the “target” payment amount).
The stock ownership guidelines for officers:
•	PROHIBIT hedging transactions using Company stock,
•	PROHIBIT the use of Company stock as collateral in a margin account,
•	PROHIBIT loans of Company stock for purposes of short selling, and
•	No categories of hedging transactions are specifically permitted under the Company’s stock ownership guidelines for officers.
The Company’s stock ownership guidelines for independent directors provide that independent directors should own shares with a value of at least five times the annual retainer for directors after five years of service on the Board. This policy includes a “hold-to-retirement from the Board” requirement for at least 75% of any additional net shares awarded to them, with exceptions for the sale of shares from the exercise of options expiring within one year, or the sale of up to 50% of restricted shares upon vesting (to permit payment of related taxes).
The stock ownership guidelines for independent directors:
•	PROHIBIT hedging transactions using Company stock,
•	PROHIBIT the use of Company stock as collateral in a margin account,
•	PROHIBIT loans of Company stock for purposes of short selling, and
•	No categories of hedging transactions are specifically permitted under the Company’s stock ownership guidelines for independent directors.
All of the Company’s directors and named executive officers comply with these stock ownership requirements and the Company’s policies against hedging, short selling, and use of Company stock as collateral. As a result, the portion of an executive’s net worth invested in Sensient stock generally increases throughout the executive’s career, creating a strong alignment with the interests of our shareholders.
Executive Compensation Clawback Policy
Sensient’s clawback policy provides for mandatory recovery of equity-based and other incentive compensation from the offending officer(s) if Sensient is required to prepare an accounting restatement due to Sensient’s material noncompliance with any financial reporting requirements under the securities laws as a result of misconduct from a current or former executive officer. Under the policy, the Compensation Committee recovers any bonus or other incentive-based or equity-based compensation received by the offending officer during the 12-month period following the first public issuance or filing of the noncompliant financial document and any profits realized by the offending officer from the sale of Sensient securities during that 12-month period.
Retirement Benefits
See the description of Sensient’s supplemental retirement plan included in the compensation tables of this proxy statement.
Other Benefits
Sensient’s executive officers receive various other benefits in the same manner as other salaried employees. For example, the Company provides executive officers and salaried employees with health insurance, vacation, and sick pay. For key executives, Sensient has also provided other benefits, including automobile allowances, club memberships, financial planning, and sometimes relocation assistance or other benefits.
Chief Executive Officer’s Employment Agreement
Mr. Paul Manning is the only officer of the Company who currently has an employment agreement. A description of certain terms of Mr. Paul Manning’s employment agreement is provided below.
Compensation for Mr. Paul Manning
Mr. Paul Manning has an employment agreement with the Company that commenced on February 13, 2020. The initial term of employment is three years, commencing on the effective date, subject to automatic extension for additional one-year periods unless either party provides the other party with at least 12 months’ advance written notice that no such extension shall occur. The agreement provides for the payment of base salary (subject to annual adjustment by mutual agreement), bonus eligibility (with no guarantee that any bonus will be earned and paid), participation in incentive, savings, and retirement plans, and customary benefits. The agreement incorporates by reference a one-year non-competition covenant that will begin on the date Mr. Paul Manning ceases to serve as Chief Executive Officer.
For 2019 to 2021, Sensient’s principal corporate goals and objectives relevant to Mr. Paul Manning’s compensation were to achieve excellent overall financial performance and increased shareholder value by executing Sensient’s strategic plans, including strengthening Sensient’s management organization.
For 2019 and 2020, the Committee set Mr. Paul Manning’s base salary at $945,000. For 2021, Mr. Paul Manning’s base salary was set at $1,000,000. Mr. Paul Manning’s base salary was selected based on the evaluations described above and on Sensient’s overall financial performance and Mr. Paul Manning’s leadership role. His potential annual cash incentive award was 100% of base salary at “target” performance. For 2019 to 2021, the target awards were based on a weighted average of the Company’s achievement of adjusted EBITDA, adjusted revenue, and adjusted cash flow.
Sensient granted Mr. Paul Manning 50,378 performance stock units in 2019, 29,059 performance stock units and 19,373 shares of restricted stock in 2020 (which was approximately $350,000 above the 2019 award), and 26,084 performance stock units and 17,390 shares of restricted stock in 2021 (which was approximately $750,000 above the 2020 award). The award for each year was based on Mr. Paul Manning’s performance with respect to the year in which the award was granted in accordance with the evaluation described above and to provide an appropriate incentive for accomplishment of future performance targets. The criteria for equity compensation awards are discussed in the subsection above entitled “Equity Awards.”
Mr. Paul Manning was also eligible to participate in the Company benefit plans available to and on the same basis as other executive officers of the Company, including the SERP, the supplemental benefit plan, and the deferred compensation plan.
Sensient’s Chief Executive Officer typically receives a higher salary, a higher potential bonus, and larger equity awards than our other executive officers, which is consistent with the practices of the companies included in the Comparable Company Data and most other public companies.
Because Sensient does not currently have a Chief Operating Officer, the difference between Mr. Paul Manning’s compensation and the compensation of the next four named executives is higher than at companies that employ a Chief Operating Officer.

Mr. Paul Manning’s employment agreement includes significant obligations upon early termination of employment (regardless of a change of control) without “cause” or for “good reason” as defined therein and as described below under “Potential Payments Upon Termination or Change of Control.”
Change of Control Agreements
The Company maintains change of control agreements with all of its executive officers, including the named executive officers. These agreements are customary in Sensient’s industry and help to attract and retain key executives in the event of a change of control. These agreements are not employment agreements and have no effect unless there is a change of control. For these purposes, a “change of control” ordinarily occurs if a person acquires 30% or more of Sensient’s Common Stock, a majority of Sensient’s Board consists of persons other than those nominated by the Board, or Sensient is a party to a merger, consolidation, or sale of assets, or acquires the assets of another entity, and Sensient’s shareholders have less than 50% of the Common Stock and voting power of the resulting entity.
Each of these agreements provides that in the event of a change of control, the Company will continue to employ the executive for a period of three years following the date of such change of control. During this period, the executive will receive as compensation a base salary, subject to annual adjustment, bonus awards in accordance with past practice, and all other customary benefits in effect as of the date of the change of control. Each agreement can be terminated upon 30 days’ notice by the Company in the event of the executive’s disability. The agreements can also be terminated by the Company for “cause” and by the executive for “good reason.” See “Potential Payments Upon Termination or Change of Control” below for a description of “cause” and “good reason” as used in the agreement. If terminated by the Company other than for cause or disability, or by the executive for good reason, the Company will pay the executive an amount equal to the sum of (i) accrued unpaid deferred compensation and vacation pay and (ii) three times the sum of the executive’s base salary plus the greater of the highest annual bonus (x) for the last five years or (y) since reaching age 50. The executive will also be entitled to coverage under existing benefit plans and benefits for three years and a payment equal to the vested amounts plus a payment equal to three additional years of employer contributions under Sensient’s retirement and deferred compensation plans, which generally provide for full vesting if a change of control occurs. If terminated for cause, the Company will pay the executive his annual base salary through termination. If the executive’s employment is terminated by reason of death or disability, the Company will pay certain accrued obligations and other customary death or disability benefits. See “Tax Aspects of Executive Compensation” below. The Compensation Committee believes that these change of control benefits are important for attracting and retaining executive talent, help to ensure that executive officers can remain focused during periods of uncertainty, and that protecting the executives in this way serves Sensient’s long-term best interests and the long-term best interests of all stakeholders. Sensient has established a so-called “Rabbi Trust” for the payments of the Company’s obligations in the event of a change of control.
Tax Aspects of Executive Compensation
Provisions of the Internal Revenue Code can affect the decisions that Sensient makes. Under Section 280G of the Internal Revenue Code, a 20% excise tax is imposed upon executive officers who receive “excess” payments upon a change in control of a public corporation to the extent the payments received by them exceed an amount approximating three times their average annual compensation. The excise tax applies to all payments over annual compensation, determined by a five-year average. A company also loses its tax deduction for “excess” payments. Sensient’s change of control employment and severance agreements do not provide for tax gross-ups. See “Compensation Objectives and Philosophy” above.
In addition, the Internal Revenue Code imposes a surtax under Section 409A of the Internal Revenue Code under certain circumstances when deferred compensation is paid to current or former executive officers of publicly-held corporations. We have structured our benefit plans and agreements to comply with Section 409A of the Internal Revenue Code in order to avoid any adverse tax consequences on the Company or its executive officers as a result of the surtax under Section 409A.

Executive Compensation Tables (2019, 2020, and 2021)
Summary
The tables below summarize compensation to the Company’s Chief Executive Officer, Chief Financial Officer, and the Company’s next three most highly compensated executive officers who were serving in the positions set forth below at the end of 2021.
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)(7)	Total ($)
Paul Manning Chairman, President and Chief Executive Officer	2021	$1,000,000	—	$4,300,013	—	$1,600,000	$—	$162,111	$7,062,124
	2020	945,000	—	3,550,066	—	1,347,665	1,366,000	95,819	7,304,550
	2019	945,000	—	3,200,011	—	52,226	1,511,000	110,902	5,819,139

Stephen J. Rolfs Senior Vice President and Chief Financial Officer	2021	510,000	—	1,000,079	—	530,400	32,000	77,605	2,150,084
	2020	475,000	—	1,000,032	—	440,308	164,000	53,854	2,133,194
	2019	475,000	—	897,919	—	17,063	234,000	55,218	1,679,200

Michael C. Geraghty President, Color Group	2021	465,000	—	650,037	—	399,256	23,000	64,385	1,601,678
	2020	445,000	—	635,071	—	275,678	120,000	46,481	1,522,230
	2019	438,269	—	605,282	—	4,634	172,000	44,791	1,264,976

John J. Manning Senior Vice President, General Counsel and Secretary	2021	440,000	—	535,004	—	457,600	—	73,121	1,505,725
	2020	405,000	—	495,068	—	375,421	160,000	48,766	1,484,255
	2019	385,000	—	392,427	—	13,830	189,000	47,299	1,027,556

E. Craig Mitchell President, Flavors & Extracts Group	2021	425,000	—	685,051	—	563,579	—	74,683	1,748,313
	2020	365,000	—	635,071	—	533,653	—	46,325	1,580,049
	2019	350,000	120,000	532,107	—	62,901	—	42,870	1,107,878
(1)	Includes amounts paid to Mr. Geraghty in 2019 for accrued and unused paid time off.
(2)	Includes the sign-on bonus paid to Mr. Mitchell in 2019, in connection with the commencement of his employment with Sensient in 2018.
(3)
The amounts in the table reflect the grant date fair value of stock awards to the named executive officer. Accounting Standards Codification (“ASC”) 718 requires recognition of compensation expense over the vesting period (or until retirement age) for stock awards granted to employees based on the estimated fair value of the equity awards at the time of grant. The ultimate values of the stock awards to the executives generally will depend on the future market price of our Common Stock and, with respect to the performance stock units, achievement of performance conditions, which cannot be forecasted with reasonable accuracy. With respect to performance stock units, the amounts in the table assume the target level of performance conditions will be achieved. The values of the stock awards at the grant date in 2021, 2020, and 2019, respectively, assuming the maximum level of performance conditions will be achieved are as follows: Mr. Paul Manning — $6,879,982, $5,680,090, and $6,400,021; Mr. Rolfs — $1,600,166, $1,600,066, and $1,795,837; Mr. Geraghty — $1,040,039, $1,016,085, and $1,210,564; Mr. John J. Manning — $855,967, $792,080, and $784,853; and Mr. Mitchell — $1,096,121, $1,016,085, and $1,064,214.

(4)
Amounts shown represent the amounts earned under the Company’s annual management incentive plans with respect to the years indicated. The specific targets for the year are set in February of the same year.

For 2019, the amounts paid to these officers under the management incentive plans were based upon a percentage of each officer’s 2019 salary multiplied by a weighted average of achievement of targeted levels of adjusted EBITDA improvement (50% weight), adjusted revenue improvement (25% weight), and cash flow improvement (25% weight) and, for Messrs. Geraghty and Mitchell, the Company also used a measure of group operating profit, group revenue, and group inventory levels. For Mr. Mitchell the amount paid included a $60,000 incentive payment based on the Flavors & Extracts Group’s 2019 achievement of inventory level improvements.
For 2020 and 2021, the amounts paid to Messrs. Paul Manning, Rolfs, and John J. Manning under the management incentive plans were based upon a percentage of each officer’s salary during such year multiplied by a weighted average of achievement of targeted levels of adjusted EBITDA (50% weight), adjusted revenue (30% weight), and adjusted cash flow (20% weight). For Messrs. Geraghty and Mitchell the amounts paid under the management incentive plans were based upon performance goals that were split between Group (70%) and Corporate (30%) results and measured based on a weighted average of the Color and Flavor Groups’ achievement of two performance goals: adjusted operating profit (70% weight), and adjusted revenue (30% weight). Additionally, in 2020, Messrs. Geraghty and Mitchell were each eligible for a Working Capital Incentive with a target payout of $100,000 based upon Days Inventory on Hand (DIH) reduction (70% weight) and Days Payable on Hand (DPH) improvement (30% weight). In 2021, Mr. Mitchell was eligible for a Working Capital Incentive based upon inventory reduction (70% weight) and DIH reduction (30% weight), and Mr. Geraghty was eligible for a Working Capital Incentive based 100% upon DIH reduction, in each case with a target payout of $100,000 if the goals described in “Components of Executive Compensation and Benefits Program — Annual Incentive Plan Awards” were met.
The amounts earned under the management incentive plans are capped at 200% of the award at the targeted level for each executive. See “Components of Executive Compensation and Benefits Program — Annual Incentive Plan Awards” above.

(5)
Represents the increase in the actuarial present value of pension benefits during the specified fiscal year and the above market earnings on nonqualified deferred compensation. For the continuing participants collectively, most of the changes in pension value for 2019 and 2020 were a result of decreases in long-term federal interest rates. This benefit will not increase as a result of compensation increases after 2015 (after 2016 for Mr. Rolfs) because the SERP was frozen by the Board in 2014. See the “Pension Benefits” and “Nonqualified Deferred Compensation” tables below for further discussion regarding Sensient’s pension and deferred compensation plans.

(6)
Includes Company contributions under certain benefit plans and other arrangements for the named executive officers. These contributions are set forth in the following table. The Company’s ESOP and Savings Plan are qualified plans subject to government imposed annual limitations on contributions. The Company’s Supplemental Benefits Plan, which is a non-qualified plan, replaces benefits that cannot be provided by the qualified ESOP and Savings Plan because of these annual limitations. The amounts shown in the table below as contributed to the ESOP and Savings Plan that exceed the applicable annual limits were contributed to the Supplemental Benefits Plan. The amounts related to retirement plan benefits listed under the column entitled “All Other Compensation” in the “Summary Compensation Table” above are listed in the table below:

Retirement Plan Benefits
Name	Year	ESOP	Savings Plan	Total
P. Manning	2021	$23,477	$93,907	$117,384
	2020	9,972	39,889	49,861
	2019	15,120	60,480	75,600

S. J. Rolfs	2021	9,503	38,012	47,515
	2020	4,921	19,683	24,604
	2019	6,603	26,410	33,013

M. C. Geraghty	2021	7,410	29,638	37,048
	2020	4,496	17,985	22,481
	2019	5,103	20,410	25,513

J. J. Manning	2021	8,154	32,617	40,771
	2020	4,188	16,753	20,941
	2019	5,215	20,860	26,075

E. C. Mitchell	2021	9,587	38,346	47,933
	2020	4,279	17,116	21,395
	2019	3,592	14,368	17,960
(7)
Includes non-retirement plan benefits. The non-retirement plan benefits include financial planning, personal use of Company automobiles or allowances for individually leased vehicles, an executive physical, and reimbursement of club membership dues and expenses. In addition, Mr. John Manning’s son was a recipient of a four-year scholarship stipend from the Sensient Technologies Foundation in connection with the Sensient Technologies Corporation Scholarship Program beginning in 2020. The program is opened on a yearly basis to high-school students who are children of regular, full-time employees of the Company. The National Merit Scholarship Corporation, an independent, not-for-profit organization, chooses the recipients of the scholarship stipends. The named executive officers did not receive any tax gross-ups related to these various other benefits. The non-retirement plan benefits listed do not include health and welfare plan benefits that are generally available to all salaried employees and do not discriminate in scope, terms, or operation in favor of executive officers. The amounts listed under the column entitled “All Other Compensation” in the “Summary Compensation Table” related to non-retirement plan benefits are listed in the table below:

Non-Retirement Plan Benefits
Name	Year	Financial Planning ($)	Automobile ($)	Executive Physical ($)	Club ($)	Scholarship ($)	Tax Gross-Up Payments ($)	Total ($)
P. Manning	2021	$3,130	$27,000	$1,617	$12,980	$—	$—	$44,727
	2020	7,785	27,000	1,500	9,673	—	—	45,958
	2019	3,335	24,406	—	7,561	—	—	35,302

S. J. Rolfs	2021	6,090	24,000	—	—	—	—	30,090
	2020	5,250	24,000	—	—	—	—	29,250
	2019	3,734	18,356	115	—	—	—	22,205

M. C. Geraghty	2021	3,337	24,000	—	—	—	—	27,337
	2020	—	24,000	—	—	—	—	24,000
	2019	2,640	16,638	—	—	—	—	19,278

J. J. Manning	2021	3,350	24,000	—	—	5,000	—	32,350
	2020	1,825	21,000	—	—	5,000	—	27,825
	2019	2,825	18,399	—	—	—	—	21,224

Name	Year	Financial Planning ($)	Automobile ($)	Executive Physical ($)	Club ($)	Scholarship ($)	Tax Gross-Up Payments ($)	Total ($)
E. C. Mitchell	2021	2,750	24,000	—	—	—	—	26,750
	2020	930	24,000	—	—	—	—	24,930
	2019	910	24,000	—	—	—	—	24,910
Grants of Plan-Based Awards
As detailed above, Sensient provides incentive compensation to employees through its annual management incentive plan and its stock plans. The annual management incentive plan provides annual cash payments based upon achieving overall Company performance goals. The stock plans authorize the Compensation Committee to grant restricted stock and performance stock units to key employees. The Company has not granted stock options since 2008. The Committee makes annual decisions, typically in December of each year, regarding appropriate equity-based awards for each executive primarily based upon the Company’s financial performance, each executive’s level of responsibility, and data from peer group companies. See “Components of Executive Compensation and Benefits Programs — Annual Incentive Plan Awards” and “Components of Executive Compensation and Benefits Programs — Equity Awards” above for descriptions of our annual management incentive plan and stock plans.

INCENTIVE PLAN AWARDS
Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
P. Manning		$100,000	$1,000,000	$2,000,000	—	—	—	—	—	—	—
	12/9/21	—	—	—	0	26,084	52,168	17,390	—	—	4,300,013
S. J. Rolfs		33,150	331,500	663,000	—	—	—	—	—	—	—
	12/9/21	—	—	—	0	6,067	12,134	4,044	—	—	1,000,079
M. C. Geraghty		30,225	302,250	604,500	—	—	—	—	—	—	—
		0	100,000	100,000	—	—	—	—	—	—	—
	12/9/21	—	—	—	0	3,943	7,886	2,629	—	—	650,037
J. J. Manning		28,600	286,000	572,000	—	—	—	—	—	—	—
	12/9/21	—	—	—	0	3,245	6,490	2,164	—	—	535,004
E. C. Mitchell		27,625	276,250	552,500	—	—	—	—	—	—	—
		0	100,000	100,000	—	—	—	—	—	—	—
	12/9/21	—	—	—	0	4,156	8,312	2,770	—	—	685,051
(1)
These awards were made pursuant to the Sensient Technologies Corporation Management Incentive Plan, which provides for incentive payments conditioned upon the Company’s performance in 2021. The metrics for these awards were set by the Compensation Committee on February 11, 2021 based upon the Company’s 2021 budget. For Messrs. Paul Manning, Rolfs, and John J. Manning, the amounts paid were based upon a percentage of each officer’s 2021 salary multiplied by a weighted average of achieving overall Company adjusted EBITDA (50% weight), adjusted revenue (30% weight), and adjusted cash flow (20% weight) goals as described above. For Messrs. Michael Geraghty and Craig Mitchell, the amounts paid were based upon a percentage of each officer’s 2021 salary multiplied by a weighted average of achieving performance goals that were split between Group (70%) and Corporate results (30%) and measured based on a weighted average of the Color and Flavor Groups’ achievement of two performance goals: adjusted operating profit (70% weight), and adjusted revenue (30% weight). Additionally, Messrs. Geraghty and Mitchell were each eligible for a Working Capital Incentive with a target payout of $100,000 if the goals described in “Components of Executive Compensation and Benefits Program — Annual Incentive Plan Awards” were met. Mr. Mitchell’s incentive was based upon Days Inventory on Hand (DIH) reduction (30% weight) and inventory reduction (70% weight), and Mr. Geraghty’s incentive was based 100% upon DIH reduction. The target amounts are based on 100% of 2021 salary for Mr. Paul Manning and 65% of 2021 salary for Messrs. Rolfs, Geraghty, John J. Manning, and Mitchell. The maximum amounts are 200% of the target amount for each officer.

(2)
These are awards authorized by the Compensation Committee on December 9, 2021, under the Company’s 2017 Stock Plan, which provide for incentive payments conditioned upon the Company’s performance over the 2022-2024 three-year period. These awards consist of performance stock units granted to the named executive officers, which become earned and vest after satisfaction of a weighted average of achieving two separate performance metrics consisting of: (a) adjusted EBITDA growth (70% weight) and (b) adjusted return on invested capital (30% weight).

(3)	These are awards of restricted stock authorized by the Compensation Committee on December 9, 2021, under the Company’s 2017 Stock Plan. These awards vest following a three-year period of restriction.
(4)
The grant date fair value of the stock awards granted to the named executive officers equals the closing market price of our Common Stock on the December 9, 2021 grant date multiplied by the number of shares of stock, or units, as applicable, awarded. Assuming target levels of performance, each performance stock unit would be converted into one share of Common Stock after the three-year performance period.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (2021)
Name	Grant Date	Option Awards					Stock Awards(1)
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
P. Manning	12/6/18	—	—	—	—	—	—	—	48,900(4)	4,892,934(4)
	12/5/19	—	—	—	—	—	—	—	50,378	5,040,823
	12/10/20	—	—	—	—	—	19,373	1,938,462	29,059	2,907,644
	12/9/21	—	—	—	—	—	17,390	1,740,043	26,084	2,609,965
								3,678,505		15,451,366

S. J. Rolfs	12/6/18	—	—	—	—	—	—	—	14,600(4)	1,460,876(4)
	12/5/19	—	—	—	—	—	—	—	14,136	1,414,448
	12/10/20	—	—	—	—	—	5,457	546,027	8,186	819,091
	12/9/21	—	—	—	—	—	4,044	404,643	6,067	607,064
								950,670		4,301,479

M. C. Geraghty	12/6/18	—	—	—	—	—	—	—	9,800(4)	980,588(4)
	12/5/19	—	—	—	—	—	—	—	9,529	953,472
	12/10/20	—	—	—	—	—	3,466	346,808	5,198	520,112
	12/9/21	—	—	—	—	—	2,629	263,058	3,943	394,537
								609,866		2,848,709

J. J. Manning	12/6/18	—	—	—	—	—	—	—	6,100(4)	610,366(4)
	12/5/19	—	—	—	—	—	—	—	6,178	618,171
	12/10/20	—	—	—	—	—	2,702	270,362	4,052	405,443
	12/9/21	—	—	—	—	—	2,164	216,530	3,245	324,695
								486,892		1,958,675

E. C. Mitchell	12/6/18	—	—	—	—	—	—	—	8,200(4)	820,492(4)
	12/5/19	—	—	—	—	—	—	—	8,377	838,203
	12/10/20	—	—	—	—	—	3,466	346,808	5,198	520,112
	12/9/21	—	—	—	—	—	2,770	277,166	4,156	415,849
								623,974		2,594,656
(1)
The value indicated in the table is based on the $100.06 per share closing price of a share of Common Stock on December 31, 2021 and assumes target levels of performance for the performance stock units.

(2)
The amounts in this column reflect shares of restricted stock that have been granted as of December 31, 2021, but which remained subject to additional vesting requirements. These shares of restricted stock are subject to a three-year cliff vesting schedule that begins on the grant date.

(3)
The amounts in this column reflect performance stock units that have been granted as of December 31, 2021 and have not vested. The performance stock units are eligible to vest based upon the Company’s achievement during a three-year performance period of certain performance criteria based on (a) adjusted EBITDA growth and (b) adjusted return on invested capital. The actual number of shares earned will be determined and vest following the three-year performance period.

(4)
These performance stock units vested at 36.4% of the target award amount shown above based upon the Company’s achievement of certain performance criteria based on adjusted EBITDA growth and adjusted return on invested capital during a three-year performance period ending on December 31, 2021.

OPTION EXERCISES AND STOCK VESTED (2021)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
P. Manning	—	$—	—	$—
S. J. Rolfs	—	—	—	—
M. C. Geraghty	—	—	—	—
J. J. Manning	—	—	—	—
E. C. Mitchell	—	—	—	—
Defined Benefit Plans
Sensient Technologies Pension Benefits
Non-U.S. employees maintain the retirement benefits in their home country. Sensient does not provide any defined benefit pension plans for the named executive officers other than the Supplemental Executive Retirement Plan described below.
Supplemental Executive Retirement Plan (“SERP”)
Historically, Sensient offered a SERP to selected Sensient officers and key employees. The SERP provides a non-qualified supplemental executive retirement benefit. As described below, in 2014 Sensient closed the SERP to new participants and, as of the dates specified below, benefits payable to existing participants were frozen.
A pre-retirement survivor income benefit equal to between 30% and 35% of the sum of base salary and 100% (50% for certain officers) of the highest annual cash incentive award paid since reaching a specified age for the participating named executive officers, payable for 20 years, is available to designated beneficiaries if the participant dies prior to retirement. Under their respective agreements under the SERP, each of the participating named executive officers elected how to receive their benefit at retirement. The benefit is available to participants if they retire from the Company after attaining age 62 or after the date in which the participant’s age and years of continuous service with the Company equals or exceeds 85. In the event a participant attains age 55 while employed with the Company and has completed 10 or more years of continuous service with the Company, such participant is eligible for early retirement benefits under the SERP. In the event of an early retirement, the benefits are reduced by 3% for each full year the retirement precedes the earlier of age 62 or the date in which the participant’s age and years of continuous service with the Company equals or exceeds 85. As of December 31, 2021, Messrs. Rolfs and Geraghty were eligible for early retirement benefits pursuant to the terms of the SERP. A participant may receive his retirement income benefit as a lump sum distribution by making an advance election. In the event of a change of control, lump sum distributions are required. The benefit obligations under the SERP are funded under Rabbi Trust B described below. All of the named executive officers, other than Mr. Mitchell who joined Sensient after the SERP was frozen and closed to new participants, now participate in the SERP. The foregoing is qualified in full by the terms of each named executive officer’s SERP.
The SERP was frozen effective December 31, 2016, with respect to Mr. Rolfs, and December 31, 2015, with respect to all other SERP participants. As a result, no further benefits will accrue under the SERP for any named executive officer after the applicable freeze date. Although no additional benefits accrue under the SERP for any compensation or service after the freeze date, the actuarial present value of these frozen future benefits will increase by a nominal amount each year primarily because the executive officer will be one year closer to retirement age. These future nominal increases in actuarial present value due to the passage of time will be listed under the column entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the “Summary Compensation Table.”
The named executive officers also participate in the supplemental benefit plans described under “Nonqualified Deferred Compensation” below. The supplemental benefit plans are non-qualified excess benefit and supplemental retirement plans as described in Sections 3(36) and 201(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

PENSION BENEFITS (Year-end 2021)
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
P. Manning	SERP	6	$8,477,000	$—
S. J. Rolfs	SERP	19	3,020,000	—
M. C. Geraghty	SERP	4	2,215,000	—
J. J. Manning	SERP	2	1,278,000	—
E. C. Mitchell	—	—	—	—
(1)	The benefits for Messrs. Paul Manning and John J. Manning had not yet vested at year-end.
Nonqualified Deferred Compensation
Eligible Company executives are entitled to defer up to 25% of their annual salary under the executive income deferral plan. Amounts deferred earn interest at the average interest rate on AAA rated corporate bonds and are payable upon retirement or over a 15-year period, unless the executive elects to receive an actuarially equivalent joint and survivor benefit, reduced by up to 20% depending upon the executive’s age at retirement. The Company also has a supplemental benefit plan that includes the supplemental ESOP benefit plan and the supplemental savings plan to replace benefits that cannot be allocated to the executives in the qualified ESOP and savings plan because of government imposed annual limitations. Each of these plans are nonqualified excess benefit and supplemental retirement plans as described in Sections 3(36) and 201(2) of the ERISA. Information for each of the named executive officers is set forth below relating to nonqualified deferred compensation.
NONQUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
P. Manning	$—	$35,611	$44,822	$—	$696,692
S. J. Rolfs	—	10,353	78,079	—	570,310
M. C. Geraghty	—	8,218	36,145	—	220,491
J. J. Manning	—	6,691	12,958	—	95,862
E. C. Mitchell	—	7,145	1,299	—	13,178
(1)	The amount included in this column for each named executive officer is included in such named executive officer’s compensation set forth in the “Summary Compensation Table” above.
The Company has established three so-called “Rabbi Trusts” by entering into trust agreements with a trustee to assure the satisfaction of the obligations of the Company under various plans and agreements to make deferred and other payments to certain of its past, present, and future executives and directors, including the named executive officers. Rabbi Trust A requires the Company to deposit assets into (“fund”) the Trust in the event of a “Potential Change of Control” (as defined therein) in an amount sufficient to satisfy the Company’s expenses and obligations to Mr. Paul Manning, the other named executive officers, and other executive officers under their Change of Control Employment and Severance Agreements (except to the extent that those obligations consist of benefits covered by Rabbi Trust B). Rabbi Trust A is currently not funded except with a nominal amount of assets and is currently revocable, but will become irrevocable once it is funded. The Board may elect to fund Rabbi Trust A in whole or in part prior to the occurrence of a Potential Change of Control.
Rabbi Trust B was created to fund the Company’s expenses and obligations under various employee benefit plans, including four plans in which the named executive officers may participate: the SERP, the supplemental benefits plan, and the executive and management income deferral plans. The Company makes annual contributions to Rabbi Trust B, which held approximately $52.0 million of assets as of December 31, 2021. Rabbi Trust B is irrevocable.
Rabbi Trust C was created to assure that payments to non-employee directors under the director retirement and deferred compensation plans described under “Director Compensation and Benefits” will not be improperly withheld. Rabbi Trust C is currently funded with a nominal amount, and is also funded from time to time as payouts are made under these plans, although the Company may elect to fund it at any time. Rabbi Trust C is irrevocable.
Each of the Rabbi Trusts will terminate upon the earlier of the exhaustion of the trust corpus or the final payment to the directors or executives pursuant to the respective plans and agreements covered thereby, and any remaining assets will be paid to the Company.
Potential Payments Upon Termination or Change of Control
Employment Agreement. As noted above, the Company has an employment agreement with Mr. Paul Manning, the Company’s Chief Executive Officer. Pursuant to the terms of this employment agreement, Mr. Paul Manning serves as the Company’s Chairman, President, and Chief Executive Officer. The initial term of this employment agreement is for a period of three years, ending on February 13, 2023 (the “Term”), and shall automatically extend for additional one year periods unless either party provides the other party with at least 12 months advance written notice that no such extension shall occur. This employment agreement may be terminated with or without cause, by the Company or by Mr. Paul Manning, subject to the rights and obligations contained therein. During the Term, Mr. Paul Manning initially received an annual base salary of $945,000, and such salary is reviewed annually by the Compensation Committee based on Mr. Paul Manning’s performance and the Company’s compensation policies. In addition, Mr. Paul Manning is eligible for an annual incentive bonus, payable in cash and/or equity, based on criteria determined by the Compensation Committee and receives benefits consistent with those received by other executive officers of the Company. For purposes of the agreement, “cause” means conviction of an act of fraud, theft, or embezzlement or of other acts of dishonesty, gross misconduct, willful disclosure of trade secrets, gross dereliction of duty, or other grave misconduct that is substantially injurious to Sensient. “Good Reason” for Mr. Paul Manning to resign would exist if Sensient reduced his base salary, assigned him inconsistent duties, reduced his powers or functions, transferred him outside of Milwaukee, or otherwise materially breached the agreement.
The Company does not have employment contracts with its other executive officers (it does have contracts effective upon a change of control, as described above and below).
The following table describes the potential payments to Mr. Paul Manning upon a hypothetical termination without cause or by Mr. Paul Manning for “Good Reason” on December 31, 2021. The actual amounts that may be paid upon such a termination can only be determined if it actually occurs.
Termination Benefits (3x base salary & bonus)(1)	Health and Other Benefit Plans (3x annual benefits)	SERP (3 years’ service & age credit)	Total
$7,042,994	$432,285	$11,815,439	$19,290,718
(1)	The severance amount is calculated as three times the sum of the executive’s base salary plus the highest annual bonus for the last five years or since reaching age 50, whichever is greater.
Change of Control Agreements. In the event of a change of control of the Company, Mr. Paul Manning’s employment contract would be superseded by a Change of Control Employment and Severance Agreement as described above. The Company also has change of control agreements with certain of its executive officers (including each of the named executive officers). See “Change of Control Agreements” above for further information about these agreements.
The following table describes the potential payments upon a hypothetical change of control of Sensient on December 31, 2021, followed by a qualifying severance (other than with respect to the vesting of stock awards). The actual amounts that may be paid upon such a change of control can only be determined if it actually occurs.
Executive	Severance Amount(1)	Pension Enhancement(2)	Value of Stock Awards That Vest Early(3)	Estimated Employee Benefits	Estimated Excise Taxes, Grossed-Up For Other Taxes Thereon(4)	Total Estimated Payments
P. Manning	$7,042,994	$12,042,239	$19,129,871	$432,285	$—	$38,647,389
S. J. Rolfs	3,017,070	194,031	5,252,149	257,075	—	8,720,325
M. C. Geraghty	2,456,916	162,878	3,458,574	158,868	—	6,237,236
J. J. Manning	2,446,262	1,698,168	2,445,566	210,049	—	6,800,045

Executive	Severance Amount(1)	Pension Enhancement(2)	Value of Stock Awards That Vest Early(3)	Estimated Employee Benefits	Estimated Excise Taxes, Grossed-Up For Other Taxes Thereon(4)	Total Estimated Payments
E.C. Mitchell	2,875,958	64,185	3,218,630	183,519	—	6,342,292
(1)	The severance amount is calculated as three times the sum of the executive’s base salary plus the highest annual bonus for the last five years or since reaching age 50, whichever is greater.
(2)
The pension enhancement is calculated based on the value of three additional years of employer contributions under Sensient’s benefit plans. For the named executive officers other than Mr. Mitchell, the pension enhancement also includes calculation of the SERP benefits using the 2015 salary (2016 salary for Mr. Rolfs) and the bonus paid in February 2015.

(3)
Reflects the vesting of all outstanding equity awards as of December 31, 2021. Performance stock units are subject to accelerated vesting at target performance levels upon a change of control, whether or not followed by a qualifying severance. Pursuant to the terms of the restricted stock awards, the Compensation Committee may, among other actions, provide for the acceleration of any time period relating to the vesting of a restricted stock award or may provide for the purchase or termination of such awards for an amount of cash that could have been received had the award been currently exercisable. The above table assumes early vesting of such awards.

(4)	None of the Company’s change of control agreements provide for any tax gross-ups.
CHIEF EXECUTIVE OFFICER PAY RATIO
The SEC requires disclosure of the Chief Executive Officer to median employee pay ratio. Our Chief Executive Officer to median employee pay ratio is a reasonable estimate calculated in accordance with Item 402(u) of Regulation S-K.
In accordance with SEC rules, we used the same median employee that we identified in our pay ratio calculation for 2020 because there has been no change in our employee population or employee compensation arrangements that we reasonably believe would significantly change our pay ratio.
We identified the median employee for 2020 by examining the total cash compensation for all employees, excluding our Chief Executive Officer, as of November 13, 2020. We believe the use of total cash compensation is a consistently applied compensation measure because we do not widely distribute equity awards to employees. Approximately 2% of our employees received equity awards in 2020 and approximately 3% of our employees received equity awards in 2021. We included all employees, whether employed on a full-time, part-time, seasonal, or temporary basis. We excluded from consideration employees who were on a leave of absence for the entirety of 2020. We annualized the compensation of permanent full-time and part-time employees who were employed for a partial year. Consistent with Item 402(u)(4)(ii) of Regulation S-K, we applied the de minimis exemption to exclude employees in four countries. Our total number of employees as of November 13, 2020, as defined in Item 402(u)(3) of Regulation S-K, was 3,799, of which 1,570 employees were located in the United States, and 2,229 employees were located outside the United States. Utilizing these headcounts, we exempted 83 employees from the Philippines, 14 employees from Indonesia, 4 employees from the Netherlands, and 3 employees from Hong Kong, for a total of 104 employees, under the de minimis exemption.
We calculated the median employee’s 2021 compensation using the same methodology we use for our named executive officers as set forth in the 2021 Summary Compensation Table included in this proxy statement. We then added the value of health and welfare plan benefits to both the median employee’s 2021 compensation and Mr. Paul Manning’s 2021 compensation (as reflected above in the Summary Compensation Table included in this proxy statement).
Our median employee’s total compensation for 2021 was $76,898 (which included $22,980 in health insurance benefits, a $2,038 contribution by the Company to the employee’s 401(k) plan account, and a $510 contribution by the Company to the employee’s ESOP account) and Mr. Paul Manning’s total compensation for 2021 was $7,077,959 (which included $15,835 in health insurance benefits paid by the Company, a $93,907 contribution by the Company to Mr. Paul Manning’s 401(k) plan account, and a $23,477 contribution by the Company to Mr. Paul Manning’s ESOP account). As a result, Mr. Paul Manning’s total compensation for 2021 was approximately 92 times that of our median employee.
Given the different methodologies that various public companies will use to determine their CEO pay ratios, the CEO pay ratio reported above should not be used as a basis for comparison between companies.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2021, with respect to compensation plans under which equity securities of the Company are authorized for issuance.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by the Company’s shareholders	482,422(1)	—(2)	1,285,036(3)
Equity compensation plans not approved by the Company’s shareholders	—	—	—
Total	482,422(1)	—(2)	1,285,036(3)
(1)
Includes 322,778 performance stock unit awards under the Company’s 2017 Stock Plan at their target values. The ultimate amount of performance stock units that could vest can range from 0% to 150% of target amount for the 2018 awards and from 0% to 200% of target amount for the 2019, 2020, and 2021 awards, or from 0 units to 595,686 units for all awards. Excludes deferred shares, which have no exercise price.

(2)	There are no outstanding options, and the restricted stock awards and performance stock units do not have an exercise price.
(3)
Includes the following as of December 31, 2021: (i) up to 1,058,203 shares that may be issued pursuant to awards under the Company’s 2017 Stock Plan (after reserving 595,686 shares of Common Stock, the maximum shares that could be earned under outstanding performance stock unit awards); (ii) up to 200,000 shares of deferred stock issuable under the Company’s 1999 Amended and Restated Directors Deferred Compensation Plan; and (iii) up to 26,833 shares that may be issued in the form of restricted stock under the Company’s 2012 Non-Employee Directors Stock Plan.

TRANSACTIONS WITH RELATED PERSONS
The Company’s Code of Conduct provides that, except with the prior knowledge and consent of the Company, directors and employees are not permitted to have a financial interest in a supplier, competitor, or customer of the Company because of the potential conflicts of interest raised by such transactions. There is a limited exception for ownership of securities of less than 5% of the stock of a private company or of a publicly traded corporation unless the investments are of a size that would allow the owner to have influence or control over the company or corporation. The Company’s policies include no minimum size for this restriction on potential conflict of interest transactions. Actual or potential conflict of interest transactions or relationships are to be reported either to the Company’s General Counsel or Director, Internal Audit. Waivers or exceptions for executive officers or directors may be granted only in advance and under exceptional circumstances and only by the Board or an appropriate committee thereof. They are also subject to the Company’s disclosure controls and procedures to ensure compliance with applicable law and exchange requirements.
Mr. John J. Manning (the Company’s Senior Vice President, General Counsel, and Secretary) is the brother of Mr. Paul Manning (the Company’s Chairman, President, and Chief Executive Officer). The employment arrangement of Mr. John J. Manning was carefully considered and approved when he joined the Company and, again, when he was promoted to General Counsel in 2016, by the Audit Committee as well as the full Board in accordance with the Code of Conduct. His pay is determined by the Compensation and Development Committee in the same manner as other executives of the Company. As one of Sensient’s named executive officers, his 2019-2021 compensation is described above.
There were no other transactions since the beginning of 2021, and there are no proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which (a) any director, executive officer, director nominee, or immediate family member of a director, executive officer, or director nominee or (b) any holder of 5% or more of Common Stock or their immediate family members, had a direct or indirect material interest.

ITEM 2.	ADVISORY (NONBINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION
Sensient’s compensation policies and procedures are designed to create long-term shareholder value by rewarding performance. In addition, our compensation program is designed to attract, motivate, and retain the key executives who drive our success. Compensation that measures and rewards performance, as well as alignment of that compensation with the interests of long-term shareholders, are key principles of our compensation program design. Although we have made and will continue to make refinements to our compensation program from time to time, these key principles have been unchanged for many years.
We believe that our corporate governance policies, including our executive compensation program, should be and are responsive to shareholder concerns. This principle is embodied in a non-binding, advisory vote that gives our shareholders the opportunity to approve the compensation of our named executive officers as disclosed in this proxy statement, including, among other things, our executive compensation objectives, policies, and procedures. We currently hold these non-binding, advisory votes to approve executive compensation annually, so after the Meeting the next vote will occur at the 2023 Annual Meeting of Shareholders. This vote is intended to provide an overall assessment of our executive compensation program rather than to focus on any specific item of compensation. The Compensation Committee, and the Board as a whole, value the opinions of our shareholders and intend to take the outcome of this vote into account when considering future executive compensation arrangements. However, because the vote is advisory, it will not directly affect any existing compensation awards of any of our executive officers, including our named executive officers.
As discussed in the “Compensation Discussion and Analysis” section above, our executive compensation program is designed:
•	to measure and reward performance from each of our executive officers and from the management team as a whole;
•
to align Sensient’s interests with the interests of executives and other employees through compensation programs that recognize individual contributions toward the achievement of corporate goals and objectives without encouraging unnecessary or excessive risks;

•	to further link executive and shareholder interests through equity-based compensation and long-term stock ownership arrangements;
•	to attract and retain high caliber executive and employee talent; and
•	to encourage management practices, controls, and oversight that prioritize ethical behavior and minimize the risks present in Sensient’s business.
The application of these principles and our executive compensation philosophy, policies, and procedures have resulted in a corporate culture that recognizes and rewards individual and team performance without encouraging unnecessary or excessive risk taking. We have made and will continue to make refinements to our compensation program from time to time.
As described in the “2021 Highlights” section of our “Compensation Discussion and Analysis” section above, during 2021, we reported strong revenue and operating profit growth in each of our Groups. In addition, our stock price increased from $73.77 at the end of 2020 to $100.06 as of December 31, 2021, reflecting a year-over-year stock price appreciation of 35.6%, and a one-year total shareholder return of 38%, including the impact of dividends. Our 2021 performance drove incentive cash award earnings, and our performance in 2019, 2020, and 2021 led to 36.4% payout on our 2018 performance stock unit awards, to our named executive officers.
We encourage you to consider the detailed information provided in the “Compensation Discussion and Analysis” and in the Summary Compensation Table and the tables and other information that follow it. The Board and the Compensation Committee will review the advisory voting results and will take them into account in making future executive compensation decisions.

After reviewing the information provided above and in the other parts of this proxy statement, the Board asks you to approve the following advisory resolution:
RESOLVED, that Sensient’s shareholders hereby approve, on an advisory, nonbinding basis, the compensation paid to Sensient’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this proxy statement.
This advisory vote will be approved if more shares are voted in favor of ratification than are voted against this proposal. Abstentions and broker non-votes will not affect the outcome of this proposal. If no voting specification is made on a properly executed and transmitted proxy card (excluding broker non-votes), the proxies named on the proxy card will vote “For” this resolution.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL APPROVING THE COMPENSATION PAID TO SENSIENT’S NAMED EXECUTIVE OFFICERS AS DISCLOSED HEREIN.

ITEM 3.	APPROVAL OF THE AMENDED AND RESTATED 2017 STOCK PLAN
The following summary of the Amended and Restated 2017 Plan is qualified in its entirety by reference to the full text of the Amended and Restated 2017 Plan, which is attached to this Proxy Statement as Appendix B.
The Company has traditionally maintained separate stock plans for employees and non-employee directors. The Company is now proposing to add its non-employee directors to the existing employee plan. The Amended and Restated 2017 Plan is intended to amend and restate the Company’s 2017 Stock Plan and replace the Company’s 2012 Non-Employee Directors Stock Plan. The Amended and Restated 2017 Plan incorporates substantially all of the key terms of the Company’s 2012 Non-Employee Directors Stock Plan into the Company’s existing 2017 Stock Plan, both of which were previously approved by our shareholders, to create one omnibus plan covering the Company’s non-employee directors, officers, and key employees. We believe having one plan to cover non-employee directors, officers, and key employees is the most common market practice, and it will increase the ease of administration for the Company. As of December 31, 2021, there were 26,833 shares remaining under the 2012 Non-Employee Directors Stock Plan. No shares will be granted under this plan between December 31, 2021 and the Meeting. Upon effectiveness of the Amended and Restated 2017 Plan, no further awards will be granted under the 2012 Non-Employee Directors Stock Plan (although its terms and conditions will continue to apply to outstanding awards) and the 26,833 remaining shares will be canceled.
The Amended and Restated 2017 Plan would also increase the total share authorization under the plan by 350,000 shares, as discussed below.
General
The purpose of the Amended and Restated 2017 Plan is to advance the interests of the Company by: (a) encouraging and providing the Company’s non-employee directors, officers, and key employees with the opportunity to acquire an equity interest in the Company, (b) enabling the Company to attract and retain the services of non-employee directors, officers, and key employees who have the potential to contribute to the Company’s success, and (c) further aligning the interests of the Company, its non-employee directors, officers, and key employees with the Company’s shareholders.
Available Shares
The Amended and Restated 2017 Plan is intended to amend and restate the Company’s 2017 Stock Plan and replace the Company’s 2012 Non-Employee Directors Stock Plan. If the Amended and Restated 2017 Plan is not approved by our shareholders, both the 2017 Stock Plan and the 2012 Non-Employee Directors Stock Plan will remain in effect in accordance with their terms. However, there will be insufficient shares available under the 2012 Non-Employee Directors Stock Plan to make annual awards to non-employee directors in the coming years as we had only 26,833 shares remaining as of December 31, 2021. In this event, the Nominating and Corporate Governance Committee (the “Nominating Committee”) would be required to modify our director compensation philosophy and devise other programs to attract, retain, and compensate our non-employee directors.
We may also continue to grant awards under our 1999 Amended and Restated Directors Deferred Compensation Plan (which has 200,000 shares available for future issuance).
The total number of shares of Common Stock reserved for issuance under the Amended and Restated 2017 Plan will be increased by 350,000 shares (from 1,800,000 to 2,150,000 in aggregate), plus any cancellations of shares issued under the Amended and Restated 2017 Plan. The total number of shares of Common Stock that may be issued pursuant to incentive stock options shall not exceed a maximum of 2,150,000. No participant may be granted awards under the Amended and Restated 2017 Plan with respect to more than 500,000 shares of Common Stock (subject to adjustment) during any calendar year.

The table below outlines key information regarding all of Sensient’s outstanding equity awards and capital structure as of December 31, 2021:
	Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Term
Stock Options	—	—	—
Unvested Time-Based Restricted Stock/Units	159,644	N/A	N/A
Unvested Performance Stock Units (at maximum)	595,686	N/A	N/A
Common Stock Outstanding	41,982,258	N/A	N/A
Shares available for future issuance, assuming approval of the Amended and Restated 2017 Plan	1,608,203(1)	N/A	N/A
(1)
Includes the following as of December 31, 2021: (i) up to 1,058,203 shares of restricted stock and performance stock units that may be issued under the Company’s 2017 Stock Plan (after reserving 595,686 shares of Common Stock, the maximum shares that could be earned under outstanding performance stock unit awards); (ii) up to 200,000 shares of deferred stock issuable under the Company’s 1999 Amended and Restated Directors Deferred Compensation Plan; and (iii) up to 350,000 additional shares assuming approval of the Amended and Restated 2017 Plan.

In the event of any change in the outstanding shares of Common Stock that occurs by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, spin-off, split-up, exchange of shares or other similar corporate change such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under the Amended and Restated 2017 Plan, then the aggregate number and type of equity authorized for issuance under the Amended and Restated 2017 Plan as well as the number, type, and/or exercise price of equity subject to each outstanding award shall be appropriately adjusted by the administrator of the Amended and Restated 2017 Plan.
Summary of Governance Features of the Amended and Restated 2017 Plan
The Board, the Nominating Committee, and the Compensation Committee believe that the Amended and Restated 2017 Plan contains several features that are consistent with the interests of our shareholders and sound corporate governance practices, including the following:
•	Not excessively dilutive to our shareholders
•	No excessive share counting or “recycling” of shares
•	No automatic share replenishment or “evergreen” provision
•	No repricing of stock options or SARs
•	No discounted or reload stock options or SARs
•	No excessive change in control definition
•	No tax gross-ups
•	Minimum vesting of 12 months from grant date, subject to customary exceptions for up to 5% of the total share reserve and annual non-employee director awards
Administration
The Amended and Restated 2017 Plan is administered by the Compensation Committee or the Board with respect to employee and officer participants and the Nominating Committee or the Board with respect to non-employee director participants (for ease of reference in this Item 3, we will refer to such persons administering the Amended and Restated 2017 Plan as the “Administrator”). Each of the Compensation Committee and the Nominating Committee must consist of not less than two directors who are “non-employee directors” (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934). If each member of the applicable committee does not so qualify, such committee must designate a subcommittee (each of the members of which does so qualify) to approve awards to participants subject to Section 16 of the Securities Exchange Act of 1934.
Among other functions, the Administrator has the authority to:
•	designate officers and key employees to receive awards;

•	determine the type of awards to be granted to participants other than non-employee directors (who shall only receive restricted stock awards under the Amended and Restated 2017 Plan);
•	determine the number of shares covered by awards granted to participants; and
•
set the terms and conditions of awards granted to participants other than non-employee directors (in the discretion of the Administrator, the terms of awards may differ from participant to participant).

Subject to the express terms of the Amended and Restated 2017 Plan, determinations and interpretations with respect to the Amended and Restated 2017 Plan will be in the sole discretion of the Administrator, whose determinations and interpretations will be binding on all parties.
Eligibility
Employee and officer participants in the Amended and Restated 2017 Plan are selected by the Compensation Committee from among those officers and key employees who are recommended for participation by the Company’s Chief Executive Officer and who, in the opinion of the Compensation Committee, are in a position to contribute materially to the Company’s continued growth and development and to its long-term financial success. The Compensation Committee’s designation of any person to receive an award does not require the Compensation Committee to designate such person to receive any future award. All officers and employees are eligible for consideration to receive awards under the Amended and Restated 2017 Plan. As of December 31, 2021, the Company employed 3,844 persons. All non-employee directors are also participants in the Amended and Restated 2017 Plan. There were ten non-employee directors as of December 31, 2021.
New Plan Benefits
No awards that are conditioned on shareholder approval of the Amended and Restated 2017 Plan have been approved. Because benefits under the Amended and Restated 2017 Plan are discretionary and will depend on the actions of the Administrator, the value of our shares, and other factors, it is not possible to determine the benefits that will be received if shareholders approve the Amended and Restated 2017 Plan or that would have been received in our last fiscal year had the Amended and Restated 2017 Plan been in effect.
Effective Date
The Amended and Restated 2017 Plan will become effective on the date it is approved by the shareholders of the Company, which is expected to occur on the date of the Meeting, April 28, 2022.
Terms of Awards
Restricted Stock. Except for the annual grant of restricted stock to non-employee directors described below, shares of restricted stock granted to participants under the Amended and Restated 2017 Plan will be subject to such conditions, restrictions, and contingencies as the Administrator may impose, including by conditioning the lapse of such restrictions on the passage of time, the attainment of specified performance goals, or otherwise. Except as otherwise determined by the Administrator, upon termination of employment of an employee or officer participant due to death, disability, or for any other reason, during the applicable period of restriction, all restricted stock still subject to restriction shall be immediately and automatically forfeited to the Company. Upon cessation of service as a non-employee director due to death, disability, voluntary retirement, or retirement under mandatory policy of the Company then in effect, the restrictions imposed on the shares immediately lapse.
Each person who was a non-employee director of the Company immediately following each annual meeting of shareholders of the Company will be issued a number of shares of restricted stock that is substantially equivalent in value to a dollar amount determined by the Administrator in advance of that annual meeting. The shares of restricted stock will be granted as of the date of the annual meeting of shareholders and evidenced by a written agreement to be entered into between the Company and the non-employee director participant. The number of restricted shares to be issued on the date of the annual meeting of shareholders shall be based upon the closing price of the Common Stock on that date. The restricted stock will be subject to a period of restriction that will lapse ratably on the dates of each of the next three annual meetings of shareholders following the grant date provided that the non-employee director participant continues in service until those dates.
Prior to (and after) the lapse of the applicable restrictions on the restricted stock, shares of restricted stock are entitled to receive dividends (but only for restricted stock that is not subject to ongoing performance goals) and vote on the same basis as all other shares of outstanding Common Stock. After the lapse of the applicable restrictions, the shares owned by officers and directors of the Company will continue to be subject to our stock ownership guidelines. See “Equity Awards.”
Restricted Stock Units. The Administrator may grant restricted stock units to such employee or officer participants and in such amounts as it shall determine. An award of restricted stock units entitles the employee or officer participant to receive shares of Common Stock at such future time and upon such terms and conditions as specified by the Administrator in the agreement evidencing such Award. The Administrator may impose such conditions, restrictions, and contingencies on the restricted stock units as it may deem advisable. Unless otherwise provided by the Administrator, participants granted restricted stock units are not entitled to vote or receive dividends until they become owners of the shares of Common Stock pursuant to the terms of their Restricted Stock Unit Agreement. Except as otherwise determined by the Administrator, upon termination of employment of a participant due to death, disability, or for any other reason, during the applicable period of restriction, all restricted stock units still subject to restriction under the terms of the Restricted Stock Unit Agreement shall be immediately and automatically forfeited to the Company.
Stock Options. The Administrator may grant incentive stock options (“ISOs”) or nonqualified stock options (“NSOs”) to employee or officer participants. The exercise price for any option will not be less than one hundred percent of the fair market value of the shares on the date of grant.
The Administrator may impose such restrictions on any option granted as it may deem advisable, except that the option must terminate no later than 10 years after the date of grant and the terms of any incentive stock option must comply with the provisions of Internal Revenue Code (the “Code”) Section 422. Option restrictions may be based upon the attainment of performance goals or such other conditions, restrictions, and contingencies as the Administrator may determine.
Stock Appreciation Rights. The Administrator may grant stock appreciation rights (“SARs”) to eligible employee or officer participants. The exercise price for any SAR will not be less than one hundred percent of the fair market value of the shares subject to the SAR as determined on the date of grant. The Administrator may impose such restrictions on any SAR granted as it may deem advisable, except that the SAR may have a maximum term of 10 years after the date of grant. SAR restrictions may be based upon the attainment of performance goals or such other conditions, restrictions, and contingencies as the Administrator may determine.
Change of Control
Employee/Officer Participants. The Amended and Restated 2017 Plan provides that, in the event of a “Change of Control”, the Administrator in its discretion and without the consent of any employee or officer participant may, at the time an award is made or any time thereafter, take one or more of the following actions:
(a)	provide for the acceleration of any time period relating to the exercise or vesting of the award;
(b)
provide for the purchase or termination of the award for an amount of cash or other property that could have been received upon the exercise or realization of the award had the award been currently exercisable or payable;

(c)	adjust the terms of the award in a manner determined by the Administrator to reflect the Change of Control;
(d)	cause the award to be assumed, or new rights substituted therefore, by another entity; or
(e)	make such other provision as the Administrator may consider equitable and in the best interests of the Company.
Notwithstanding the foregoing, our outstanding performance stock unit award agreements provide that the awards will vest at target upon a Change of Control.
Non-Employee Director Participants. In the event of a “Change of Control”, the period of restriction for awards granted to non-employee director participants shall be deemed to have lapsed immediately prior to the consummation of the transaction constituting the Change of Control.

Definition. The Amended and Restated 2017 Plan includes in the definition of a “Change of Control” the following:
(a)
certain acquisitions by individuals, entities, or groups of beneficial ownership of 30% or more of either (i) the then outstanding shares of Common Stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

(b)
persons who, as of the effective date of the Amended and Restated 2017 Plan, constituted the Board and any new director whose appointment or election by the Board, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then still in office who either were directors on the effective date of the Amended and Restated 2017 Plan, or whose appointment, election, or nomination for election was previously so approved, cease to constitute at least a majority of the number of directors then serving;

(c)	certain transactions in which the Company is reorganized, merged, or consolidated or all or substantially all of the assets of the Company are sold or otherwise disposed of; or
(d)	the shareholders of the Company approve a complete liquidation or dissolution of the Company.
Shareholder Rights
A participant has no rights to vote any shares of Common Stock covered by an award until he or she has become the holder of record of such share(s). Except as provided in the Amended and Restated 2017 Plan, (a) a participant shall have no rights to any dividends on restricted stock units, options or SARs until he or she shall have become the holder of record of the share(s) covered by such award, and (b) a participant receiving an award of restricted stock that requires the achievement of performance goals may have dividends accrue on the restricted stock, but such dividends shall not be paid to the participant unless and to the extent that such performance goals have been achieved.
Transferability
Except as otherwise provided in a participant’s award agreement, an award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, prior to vesting (or exercise in the case of options and SARs).
Limitation on Non-Employee Director Compensation
The aggregate grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of all awards combined with all cash-based compensation (excluding any earnings on deferred compensation), whether granted under the Amended and Restated 2017 Plan or otherwise, granted to any non-employee director during any calendar year shall not exceed $600,000.
Amendment, Modification, and Termination
The Board may at any time amend, alter, suspend, discontinue, or terminate the Amended and Restated 2017 Plan; provided, however, that shareholder approval of any amendment is required if otherwise required by (a) the Code or any rules promulgated thereunder or (b) the listing requirements of the principal securities exchange or market on which the Common Stock is then traded (including in order to maintain the listing or quotation of the Common Stock thereon). An amendment or termination of the Amended and Restated 2017 Plan shall not adversely affect the rights of participants with respect to awards previously granted or reduce the vested value of any issued and outstanding award as of the date of the amendment or termination.
If not terminated earlier, the Amended and Restated 2017 Plan will terminate when all authorized shares have been purchased or acquired pursuant to the provisions of the plan. Notwithstanding the foregoing, no award may be granted under the Amended and Restated 2017 Plan on or after the tenth (10th) anniversary of the effective date of the amendment and restatement.
Certain Federal Income Tax Consequences
The following discussion of U.S. federal income tax consequences of the Amended and Restated 2017 Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by participants, who are urged to consult their individual tax advisors. The following discussion does not address non-U.S., state, or local taxes that might apply to awards under the Amended and Restated 2017 Plan.

Restricted Stock. A participant will not recognize income at the time an award of restricted stock is made under the Amended and Restated 2017 Plan, unless the participant makes the election described below. However, a participant who has not made the election will recognize ordinary income at the time the restrictions on the Common Stock lapse in an amount equal to the fair market value of the restricted stock at such time. A participant may elect, under Section 83(b) of the Code, within 30 days of the stock grant to recognize taxable ordinary income on the date of grant equal to the fair market value of such restricted shares on the date of the award (less the amount, if any, the participant paid for the restricted shares). The Company will generally be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable.
The holding period to determine whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the stock generally begins when the restriction period expires and the tax basis for such shares will generally be based on the fair market value of the shares on such date. However, if the participant has made an election under Section 83(b), the holding period will commence on the date of grant and the tax basis will be equal to the fair market value of shares on such date (determined without regard to the restrictions).
Restricted Stock Units. An individual who has been granted restricted stock units or performance stock units will not recognize taxable income until the applicable award cycle expires and the individual is in receipt of the stock distributed in payment of the award, at which time such individual will realize compensation income equal to the full fair market value of the shares delivered. The Company is generally entitled to an income tax deduction for any compensation income taxed to the participant. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).
Nonqualified Stock Options. An optionee will not recognize taxable income at the time an NSO is granted. Upon exercise of the NSO, an optionee will recognize compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The amount of such difference will be a deductible expense to the Company for tax purposes. Upon the participant’s subsequent disposition of the shares of common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the shares on the exercise date).
Incentive Stock Options. An optionee will not recognize taxable income at the time an ISO is granted (except that the alternative minimum tax may apply). Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.
Stock Appreciation Rights. A participant will not recognize taxable income at the time an SAR is granted. Upon exercise of the SAR, the participant will recognize compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The amount of such difference will be a deductible expense to the Company for tax purposes. On a subsequent sale or exchange of shares acquired pursuant to the exercise of an SAR, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the shares on the exercise date).
Section 162(m) Limit on Deductibility of Compensation. Section 162(m) of the Code limits the deduction we can take for compensation we pay to certain “covered employees,” to $1,000,000 per year per individual.
The foregoing is only a summary of the U.S. federal income taxation of grantees and the Company as to the grant and exercise or settlement of certain awards under the Amended and Restated 2017 Plan. This discussion is not intended to be exhaustive, and does not provide tax guidance to participants in the Amended and Restated 2017 Plan, as the consequences may vary with the types of awards made, the identity of the participants, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including employment taxes or excise taxes, or taxability under Section 409A) or taxes imposed under state, local, or non-U.S. tax laws. The summary is not intended or written to be used, and cannot be used, for the purposes of avoiding tax penalties.
Vote Required
Assuming that a quorum is present, the Amended and Restated 2017 Plan will be approved if a majority of shares cast are voted in favor of approval. Any shares not voted at the Meeting with respect to the Amended and Restated 2017 Plan (whether as a result of abstention, broker non-vote, or otherwise) will have no impact on the vote.
THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDED AND RESTATED 2017 PLAN. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE AMENDED AND RESTATED 2017 PLAN.

ITEM 4.	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee, subject to shareholder ratification, has selected Ernst & Young LLP, certified public accountants, to audit the financial statements of the Company for the year ending December 31, 2022.
Although not required by law to submit the appointment to a vote by shareholders, the Audit Committee and the Board consider it appropriate, as a matter of policy, to request that the shareholders ratify the appointment of Ernst & Young LLP as independent auditors for 2022. Assuming that a quorum is present, the selection of Ernst & Young LLP will be deemed to have been ratified if more shares are voted in favor of ratification than are voted against ratification. Under Wisconsin law, any shares of Common Stock that are not voted on this matter at the Meeting (whether by abstention or otherwise) will have no effect on this matter. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment.
Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate shareholder questions.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2022. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE RATIFICATION OF SUCH APPOINTMENT.
OTHER MATTERS
Company management knows of no business that will be presented for action at the Meeting other than those items identified in the Notice of Annual Meeting. Pursuant to the Company’s By-laws, written notice of any shareholder proposals to be presented at the Meeting must have been received by the Secretary no later than November 5, 2021. As no notice of any shareholder proposals was received, no business may be brought before the Meeting by any shareholders. If other matters are brought before the Meeting by the Board of Directors, it is intended that proxies will be voted at the Meeting in accordance with the judgment of the person or persons exercising the authority conferred by such proxies.
FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS
The Company welcomes constructive comments or suggestions from its shareholders, both regarding its executive compensation program and regarding other corporate governance or business matters. In the event a shareholder desires to have a proposal formally considered at the 2023 Annual Meeting of Shareholders and included in the proxy statement for that meeting, the proposal must be in writing and received by the Secretary of the Company on or before November 16, 2022, and must otherwise comply with the applicable rules of the SEC.
In addition, the Company’s By-laws establish procedures for shareholder nominations for election of directors of the Company and bringing business before any annual meeting of shareholders of the Company. Among other things, to bring business before an annual meeting or to nominate a person for election as a director at an annual meeting, a shareholder must give written notice to the Secretary of the Company not less than 90 days (and, in the case of nominations, not more than 120 days) prior to the third Thursday after the first Friday in the month of April next following the last annual meeting held. The notice must contain certain information about the proposed business or the nominee and the shareholder making the proposal as specified in the By-laws. Nominations for election of directors must include a completed D&O questionnaire from the nominee and specified written affirmations and other materials as described in the By-laws.
Under the Company’s By-laws, appropriate shareholder proposals, including shareholder nominations for election of directors of the Company, will be presented at the 2023 Annual Meeting of Shareholders without inclusion in the proxy materials if such proposals comply with the requirements of our By-laws as described above and are received by the Company no later than January 27, 2023.
Any shareholder interested in making a nomination or proposal should request a copy of the applicable By-law provisions from the Secretary of the Company or obtain them from the Company’s website (https://www.sensient.com/about-us/corporate-governance), and send any such nomination or proposal to the Secretary of the Company at the Company’s executive offices at 777 East Wisconsin Avenue, 11th Floor, Milwaukee, Wisconsin 53202.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE REQUESTED TO VOTE ON A PHYSICAL PROXY CARD, BY PHONE, OR BY INTERNET ACCORDING TO THE INSTRUCTIONS ON THE PROXY OR NOTICE AS SOON AS POSSIBLE. IF YOUR SHARES ARE REGISTERED IN THE NAME OF A BROKER OR BANK, ONLY YOUR BROKER OR BANK CAN SUBMIT THE PROXY ON YOUR BEHALF. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO SUBMIT THE PROXY ON YOUR BEHALF.
UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER, ADDRESSED TO THE SECRETARY OF THE COMPANY, THE COMPANY WILL PROVIDE TO SUCH SHAREHOLDER WITHOUT CHARGE A COPY OF THE COMPANY’S 2021 ANNUAL REPORT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND THE EXHIBITS TO THE 2021 ANNUAL REPORT.
By Order of the Board of Directors

John J. Manning
Secretary

Appendix A
SENSIENT TECHNOLOGIES CORPORATION
DIRECTOR SELECTION CRITERIA
Business Background, Skills and Experience
In order to be considered as a potential or continuing member of the Board of Directors of Sensient Technologies Corporation (the “Company”), candidates should have relevant business and industry skills and experience, including a background, demonstrated skills or experience in at least one of the following areas:
•	Substantial recent business experience at the senior management level, preferably as chief executive officer.
•	Recent leadership position in the administration of a major college or university.
•	Recent specialized expertise at the doctoral level in a science or discipline important to the Company’s business.
•	Recent prior senior level governmental or military service.
•	Financial expertise or risk assessment, risk management, or employee benefit skills or experience.
In addition, international experience in geographic areas which are significant to the Company is highly desirable.
The Board will consider the desirability of the continued service of directors who change their primary employment. Such directors are expected to tender their resignations to assist the Board in evaluating such desirability on a timely basis.
Personal
Candidates should possess strong personal attributes, including ability, unquestionable integrity and honesty, leadership, independence, interpersonal skills, and strong moral values.
Candidates (other than the Chairman of the Board, President and Chief Executive Officer) should be independent of management and free of potential material conflicts with the Company’s interests.
NOTE: CANDIDATES ARE GENERALLY EXPECTED TO MEET THE INDEPENDENCE REQUIREMENTS RELATING TO DIRECTORS UNDER APPLICABLE LAWS AND REGULATIONS. NOMINEES ARE ALSO REQUIRED TO PROVIDE A WRITTEN AFFIRMATION THAT, AMONG OTHER THINGS, THE NOMINEE IS NOT AN EMPLOYEE, DIRECTOR OR AFFILIATE OF ANY COMPETITOR OF THE COMPANY.
Other
In considering any particular candidate, the Board will consider the following additional factors:
•	The candidate’s ability to work constructively with other members of the Board and with management.
•
Whether the candidate brings an appropriate mix of skills and experience that will enhance the diversity and overall composition of the Board. Directors should be selected so that the Board is a diverse body, with diversity reflecting gender, race, ethnicity, national origin, and professional experience.

•
Whether the candidate is able to devote the time necessary to properly discharge his or her responsibilities. The Board will consider the number of other boards on which the candidate serves, and the likelihood that such other service will interfere with the candidate’s ability to perform his or her responsibilities to the Company.

Candidates will be considered without discrimination because of their race, religion, color, sex, age, national origin, disability, veteran, or military status or any other characteristic protected by state, federal, or local law.
A-1

Appendix B
SENSIENT TECHNOLOGIES CORPORATION

2017 STOCK PLAN

AS AMENDED AND RESTATED
Section 1 Establishment, Purpose and Effective Date of Plan.
1.1 Purpose. The purpose of the Sensient Technologies Corporation 2017 Stock Plan (the “Plan”) is to advance the interests of Sensient Technologies Corporation, a Wisconsin corporation (the “Company”), by encouraging and providing the Company’s Non-Employee Directors, officers and key employees with the opportunity to acquire an equity interest in the Company, by enabling the Company to attract and retain the services of Non-Employee Directors, officers and key employees who have the potential to contribute to the Company’s success and by further aligning the interests of the Company, its Non-Employee Directors, officers and key employees with the Company’s shareholders.
1.2 Effective Date. This Plan initially became effective on April 27, 2017, the date this Plan was approved by the shareholders of the Company. This Plan was amended and restated to include Awards to Non-Employee Directors, and the amendment and restatement shall become effective on the date this Plan is approved by the shareholders of the Company at an annual meeting or special meeting in accordance with the Company’s Bylaws and applicable law (the “Effective Date”). The Company’s 2012 Non-Employee Directors Stock Plan shall terminate on the Effective Date, and no new awards may be granted under such plan after its termination date; provided that such plan shall continue to govern awards outstanding as of the Effective Date and such awards shall continue in force and effect until terminated pursuant to their terms.
Section 2 Definitions.
2.1 Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:
(a)
“Administrator” means the Compensation Committee or the Board with respect to employee and officer Participants and the Nominating Committee or the Board with respect to Non-Employee Director Participants.

(b)	“Award” means any Restricted Stock, Restricted Stock Unit, Option or Stock Appreciation Right grant, or any other benefit conferred under the terms of this Plan.
(c)	“Board” means the Board of Directors of the Company.
(d)	“Code” means the Internal Revenue Code of 1986, as amended.
(e)	“Compensation Committee” means the Compensation and Development Committee of the Board.
(f)
“Disability” means, (i) in the case of an employee or officer Participant, except as otherwise provided by the Administrator in an agreement granting an Award, that the Participant has been determined to be eligible for long-term disability benefits under the Company’s long-term disability plan; or if the Participant does not participate in the Company’s long-term disability plan, then the Participant shall be considered to have a “Disability” if the Administrator determines, under standards comparable to those of the Company’s long-term disability plan, that the Participant would be eligible for long-term disability benefits if he or she participated in such plan or if the Administrator determines, under standards for disability that apply pursuant to applicable statute in the country in which such Participant works, that such Participant would be considered disabled pursuant to such statute; and (ii) in the case of a Non-Employee Director Participant, when he or she is unable to attend to his or her duties and responsibilities as a member of the Board because of incapacity due to physical or mental illness.

(g)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(h)
“Fair Market Value” means, as of any date of determination, the closing price of a share of Stock on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Stock are traded or quoted at the relevant time) as reported on the composite list used by The Wall Street Journal for reporting stock prices or another source the Administrator deems reliable, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale.

(i)	“Nominating Committee” means the Nominating and Corporate Governance Committee of the Board.
(j)	“Non-Employee Director” means any member of the Board who is not also an employee of the Company or its subsidiaries.
(k)
“Option” means the right to purchase shares of Stock at a stated price pursuant to Section 9. “Options” may either be “incentive stock options,” which meet the requirements of Code Section 422, or “nonqualified stock options,” which do not meet the requirements of Code Section 422.

(l)	“Participant” means each Non-Employee Director and any individual designated by the Administrator as eligible to participate in this Plan.
(m)
“Performance Goals” means any objective goals the Administrator establishes with respect to an Award. Performance Goals may include, without limitation, one or more of the following criteria, as determined by the Administrator: (i) basic or diluted earnings per share; (ii) return on equity; (iii) return on invested capital; (iv) return on assets; (v) revenue or revenue growth; (vi) earnings before interest, taxes, depreciation and amortization; (vii) earnings before interest, taxes and amortization; (viii) operating income; (ix) gross profit or gross profit margin; (x) pre- or after-tax income; (xi) cash flow; (xii) cash flow per share; (xiii) net earnings; (xiv) economic value added (or an equivalent metric); (xv) share price performance; (xvi) total shareholder return; (xvii) improvement in or attainment of expense levels; (xviii) improvement in or attainment of working capital levels; (xix) debt management; or (xx) strategic and leadership goals. The specific Performance Goals may be, on an absolute or relative basis, established based on one or more of the above business criteria with respect to the Company or any one or more business units or product lines of the Company. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual, or nonrecurring gains and losses, accounting changes, the effect of foreign currency translation, or other extraordinary events unless the Administrator provides otherwise at the time of establishing the targets.

(n)	“Period of Restriction” means the period during which all or part of an Award is forfeitable pursuant to Section 7 or Section 8.
(o)	“Restricted Stock” means Stock granted to a Participant pursuant to Section 7.
(p)	“Restricted Stock Unit” means a restricted stock unit granted to a Participant pursuant to Section 8.
(q)	“Stock” means the Common Stock of the Company, par value of $0.10 per share.
(r)	“Stock Appreciation Right” or “SAR” means the right to receive a benefit that is based upon the appreciation in the value of Stock pursuant to Section 10.
2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in this Plan shall include the feminine gender, the singular shall include the plural and the plural shall include the singular.
Section 3 Eligibility and Participation, Minimum Vesting Requirements.
3.1 Eligibility and Participation. Employee and officer Participants in this Plan shall be selected by the Compensation Committee from among those officers and key employees of the Company and its subsidiaries, including subsidiaries organized, incorporated or acquired after adoption of this Plan, who are recommended for participation by the Company’s Chief Executive Officer and who, in the opinion of the Compensation Committee, are in a position to contribute materially to the Company’s continued growth and development and to its long-term financial success. The Compensation Committee’s designation of any person to receive an Award shall not require the Compensation Committee to designate such person to receive any future Award. Participants in this Plan shall also include each member of the Board who is a Non-Employee Director.
3.2 Minimum Vesting Requirements. No Award will vest until at least twelve (12) months following the date of grant of such Award; provided, however, that up to five percent (5%) of the total number of shares of Stock reserved and available for issuance under Section 5.1 may be subject to Awards that do not meet such vesting requirements. For purposes of Awards granted to Non-Employee Directors, “twelve (12) months” may mean the period of time from one annual shareholders meeting to the next annual shareholders meeting, provided that such period of time is not less than fifty (50) weeks.

Section 4 Administration.
4.1 Administration. This Plan shall be administered by the Administrator.
4.2 Powers and Authority of the Administrator. The Administrator, by majority action, shall have complete and sole authority to:
(a)	designate officers and key employees to receive Awards;
(b)	determine the type of Awards to be granted to Participants other than Non-Employee Directors (who shall only receive Restricted Stock);
(c)	determine the number of shares of Stock to be covered by Awards granted to Participants;
(d)
determine the terms and conditions of any Award granted to any Participant other than Non-Employee Directors (which may, in the discretion of the Administrator, vary from Participant to Participant), including provisions relating to the vesting of Awards over a period of time, upon the attainment of specified Performance Goals, or otherwise;

(e)	interpret this Plan and apply its provisions, and prescribe, amend and rescind rules, regulations, procedures and forms relating to this Plan;
(f)	authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;
(g)
amend any outstanding agreement relating to any Award, subject to applicable legal restrictions, Section 4.3 and, to the extent such amendment may adversely affect the Participant who entered into such agreement, the consent of such Participant;

(h)	prescribe the consideration for the grant of each Award (other than Awards granted to Non-Employee Directors) and determine the sufficiency of such consideration; and
(i)
make all other determinations and take all other actions deemed necessary or advisable for the administration of this Plan and provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and its affiliates in connection with this Plan; but only to the extent that any of the foregoing are not contrary to the express provisions of this Plan. Determinations, interpretations or other actions made or taken by the Administrator pursuant to the provisions of this Plan shall be final, binding and conclusive for all purposes and upon all persons. The Administrator’s decisions need not be uniform and may be made selectively among Participants.

Notwithstanding the foregoing, solely in regards to Non-Employee Director Participants, the Administrator shall have no discretion or authority to: (i) designate the Participants to be issued Stock; (ii) determine the terms and conditions of such Stock relating to restrictions or lapse thereof; or (iii) prescribe the consideration for the issuance of Stock hereunder and determine the sufficiency of such consideration, other than as set forth herein.
4.3 Repricing, Replacements and Buyouts Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 5.3, neither the Administrator nor any other person, directly or indirectly, may decrease the exercise price for any outstanding Option or SAR granted under this Plan nor cancel an outstanding Option or SAR granted under this Plan to the Company in exchange for cash, other Awards or an Option or SAR with an exercise price that is less than the exercise price of the original Option or SAR without shareholder approval.
4.4 Compositions of the Committees.
(a)
The Compensation Committee shall consist of not less than two directors. Each member of the Compensation Committee shall be a “nonemployee director” (within the meaning of Rule 16b-3 under the Exchange Act); provided, however, that in the event any Compensation Committee member is not a “nonemployee director,” then the Compensation Committee shall, with respect to any Award to be made to any Participant who is subject to Section 16 of the Exchange Act (“Section 16 Participant”), delegate its functions with respect to such Award to a subcommittee (of not less than two directors) which consists exclusively of members who are “nonemployee directors.” Further, the Compensation Committee may delegate to one or more senior officers of the Company any or all of the authority and responsibility of the Compensation Committee with respect to this Plan, other than with respect to Section 16 Participants.

A majority of the members of the Compensation Committee (or subcommittee, as the case may be) shall constitute a quorum and all determinations of the Compensation Committee shall be made by a majority of its members. Any determination of the Compensation Committee may be made without notice or meeting of the Compensation Committee by a writing signed by a majority of the Compensation Committee members.
(b)
The Nominating Committee shall consist of no less than two members of the Board who shall be appointed by the Board. Each member of the Nominating Committee shall be a “nonemployee director” (within the meaning of Rule 16b-3 under the Exchange Act).

Section 5 Stock Subject to Plan.
5.1 Number. The total number of shares of Stock reserved for issuance under this Plan is 2,150,000, plus any cancellations of shares issued under this Plan. The total number of shares of Stock that may be issued pursuant to incentive stock options shall not exceed a maximum of 2,150,000 shares. The number of shares of Stock reserved and available for issuance under this Plan shall be subject to adjustment upon occurrence of any of the events indicated in Section 5.3. No Participant may be granted Awards under this Plan with respect to more than 500,000 shares of Stock (subject to adjustment) during any calendar year. The shares to be issued under this Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.
5.2 Unused Stock. In the event any shares of Stock that are subject to an Award cease to be subject to such Award (whether due to expiration, cancellation, termination, forfeiture or otherwise) with such Stock being forfeited back to the Company, then the shares of Stock subject to such Award shall again become available for future Awards. However, shares subject to an Award shall not again be made available for issuance under the Plan if such shares are: (a) shares tendered or withheld by the Company to pay the exercise price of an Award; (b) shares tendered or withheld by the Company to pay the withholding taxes related to an Award; or (c) shares repurchased by the Company using option proceeds. If a stock-settled SAR is exercised, the number of shares deemed to have been issued under the Plan shall be the number of shares of common stock that were subject to the Award or portion thereof so exercised and not the net number of shares of common stock actually issued upon such exercise.
5.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, spin-off, split-up, exchange of shares or other similar corporate change such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, then the aggregate number and type of equity authorized for issuance under this Plan as well as the number, type and/or exercise price of equity subject to each outstanding Award shall be appropriately adjusted by the Administrator, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Administrator shall also make appropriate adjustments in the number of shares of Stock authorized for issuance under this Plan and make such other adjustments as it deems necessary or appropriate so as to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan.
Section 6 Duration of Plan.
This Plan shall remain in effect, subject to the Board’s right to earlier terminate this Plan pursuant to Section 14, until all shares of Stock subject to it shall have been purchased or acquired pursuant to the provisions of this Plan. Notwithstanding the foregoing, no Award may be granted under this Plan on or after the tenth (10th) anniversary of the Effective Date.
Section 7 Restricted Stock.
7.1 Grant of Restricted Stock. Subject to the provisions of Sections 5 and 6, the Administrator, at any time and from time to time, may grant shares of Restricted Stock to such Participants and in such amounts as it shall determine. Each grant of Restricted Stock shall be evidenced by a written agreement (“Restricted Stock Agreement”).
7.2 Annual Grant of Restricted Stock for Non-Employee Directors. Subject to this Section and the provisions of Sections 5, 6 and 17.2, each person who was a Non-Employee Director of the Company immediately following each annual meeting of shareholders of the Company shall be issued a number of shares of Restricted Stock (subject to appropriate adjustment as provided in Section 5.3 hereof) that is substantially equivalent in value to a dollar amount determined by the Administrator in advance of each such annual meeting. Such shares of Restricted Stock shall be granted as of the date of the annual meeting of shareholders and evidenced by a written agreement to be entered into between the Company and the Participant. The number of shares to be issued shall be based upon the closing price of the Stock on the date of the annual meeting of shareholders. The shares of Restricted Stock shall be subject to a Period of Restriction that shall lapse ratably on the dates of each of the next three annual meetings of shareholders following the grant date provided that the Participant continues in service until such dates.
7.3 Other Restrictions. The Administrator shall, in the terms and conditions of the Restricted Stock Agreement, impose such conditions, restrictions and contingencies on any shares of Restricted Stock granted as it may deem advisable (including restrictions under applicable Federal or state securities laws), and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.
7.4 Registration. Any Restricted Stock granted under this Plan to a Participant may be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under this Plan to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Administrator) referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the event such Restricted Stock is issued in book-entry form, the depository and the Company’s transfer agent shall be provided with notice referring to the terms, conditions and restrictions applicable to such Restricted Stock, together with such stop-transfer instructions as the Administrator deems appropriate.
7.5 Forfeiture.
(a)
Employee/Officer Participants. Except as otherwise determined by the Administrator, upon termination of employment of an employee or officer Participant due to death, Disability or for any other reason, during the applicable Period of Restriction, all shares of Restricted Stock still subject to restriction under the terms of the Restricted Stock Agreement shall be immediately and automatically forfeited to the Company.

(b)	Non-Employee Director Participants.
(i)
Upon cessation of service as a Non-Employee Director due to death, Disability, voluntary retirement or retirement required under any mandatory policy of the Company then in effect, the Period of Restriction shall immediately lapse. “Retirement” for this purpose shall mean cessation of service at or after age 65 by a director who has served on the Board for at least three years.

(ii)
Upon cessation of service as a Non-Employee Director for any reason other than as set forth in Section 7.5(b)(i) or Section 13, the shares of Restricted Stock still subject to a Period of Restriction shall be immediately and automatically forfeited to the Company.

7.6 Voting Rights. During any applicable Period of Restriction, Participants holding shares of Restricted Stock granted under this Plan may exercise full voting rights with respect to those shares.
7.7 Dividends and Other Distributions. During any applicable Period of Restriction, but subject to Section 21.2, Participants holding shares of Restricted Stock granted under this Plan shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held (but only for Restricted Stock that is not subject to ongoing Performance Goals). If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.
7.8 Nontransferability of Restricted Stock. No shares of Restricted Stock granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, until the termination of the applicable Period of Restriction covering such shares of Restricted Stock. All rights with respect to the Restricted Stock granted to a Participant shall be exercisable during his or her lifetime only by such Participant.
Section 8 Restricted Stock Units.
8.1 Grant of Restricted Stock Units. Subject to the provisions of Sections 5 and 6, the Administrator, at any time and from time to time, may grant Restricted Stock Units to such employee or officer Participants and in such amounts as it shall determine. An Award of Restricted Stock Units shall entitle the employee or officer Participant to receive shares of Stock at such future time and upon such terms and conditions as specified by the Administrator in the agreement evidencing the grant of such Award (the “Restricted Stock Unit Agreement”). The Administrator may, in

its sole discretion, permit an employee or officer Participant to defer receipt of Stock underlying a Restricted Stock Unit Award upon such terms and conditions as determined by the Administrator and set forth in a Restricted Stock Unit Agreement; provided that any such deferral election shall be done in a manner, and at a time, that complies with any applicable requirements of Code Section 409A.
8.2 Other Restrictions. The Administrator shall, in the terms and conditions of the Restricted Stock Unit Agreement, impose such conditions, restrictions and contingencies on any Restricted Stock Units granted as it may deem advisable (including restrictions under applicable Federal or state securities laws).
8.3 Voting, Dividend & Other Rights. Unless otherwise provided by the Administrator, Participants granted Restricted Stock Units shall not be entitled to vote or to receive dividends or dividend equivalents until they become owners of the shares of Stock pursuant to the terms and conditions of their Restricted Stock Unit Agreements; provided that any dividends or dividend equivalents authorized by the Administrator shall not be paid prior to the vesting of the related Restricted Stock Units.
8.4 Forfeiture. Except as otherwise determined by the Administrator, upon termination of employment of a Participant due to death, Disability or for any other reason, during the applicable Period of Restriction, all Restricted Stock Units still subject to restriction under the terms of the Restricted Stock Unit Agreement shall be immediately and automatically forfeited to the Company.
8.5 Nontransferability of Restricted Stock Units. Except as otherwise provided in a Participant’s Restricted Stock Unit Agreement, no Restricted Stock Units granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, until the termination of the applicable Period of Restriction covering such Restricted Stock Units.
Section 9 Options.
9.1 Grant of Options. Subject to the provisions of Sections 5 and 6, the Administrator, at any time and from time to time, may grant Options to such employee or officer Participants and in such amounts as it shall determine. The Administrator shall specify at the time of grant whether an Option is an incentive stock option or a nonqualified stock option. Each Option grant shall be evidenced by a written agreement (the “Option Agreement”).
9.2 Exercise Price. For each Option, the Administrator will establish the exercise price, which may not be less than the Fair Market Value of the shares of Stock subject to the Option as determined on the date of grant.
9.3 Terms and Conditions of Options. The Administrator shall, in the terms and conditions of the Option Agreement, impose such restrictions on any Option granted as it may deem advisable (including restrictions under applicable Federal or state securities laws), except that the Option must terminate no later than 10 years after the date of grant and the terms of any incentive stock option shall comply with the provisions of Code Section 422. Option restrictions may be based upon the attainment of Performance Goals or such other conditions, restrictions and contingencies as the Administrator may determine.
9.4 Forfeiture. Except as otherwise determined by the Administrator, upon termination of employment of a Participant due to death, Disability or for any other reason prior to vesting, the unvested portion of the Option grant shall be immediately and automatically forfeited to the Company.
9.5 Nontransferability of Options. Except as otherwise provided in a Participant’s Option Agreement, no Options granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, prior to their exercise.
Section 10 Stock Appreciation Rights (SARs).
10.1 Grant of SARs. Subject to the provisions of Sections 5 and 6, the Administrator, at any time and from time to time, may grant SARs to such employee or officer Participants and in such amounts as it shall determine. Each SAR grant shall be evidenced by a written agreement (the “SAR Agreement”).
10.2 Exercise Price. For each SAR, the Administrator will establish the exercise price, which may not be less than the Fair Market Value of the shares of Stock subject to the SAR as determined on the date of grant.
10.3 Terms and Conditions of SARs. The Administrator shall, in the terms and conditions of the SAR Agreement, impose such restrictions on any SAR granted as it may deem advisable (including restrictions under applicable Federal or state securities laws), except that the SAR must terminate no later than 10 years after the date of grant.

SAR restrictions may be based upon the attainment of Performance Goals or such other conditions, restrictions and contingencies as the Administrator may determine. The Administrator may determine to pay SARs in cash, in shares of Stock (stock-settled SARs) or in a combination of cash and shares. Only shares of Stock issued pursuant to the exercise of stock-settled SARs shall be counted against the limits provided in Section 5.1.
10.4 Forfeiture. Except as otherwise determined by the Administrator, upon termination of employment of a Participant due to death, Disability, or for any other reason, prior to vesting, the unvested portion of the SAR grant shall be immediately and automatically forfeited to the Company.
10.5 Nontransferability of SARs. Except as otherwise provided in a Participant’s SAR Agreement, no SARs granted may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, prior to their exercise.
Section 11 Beneficiary Designation.
Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Administrator and will be effective only when filed by the Participant in writing with the Administrator during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his or her estate.
Section 12 Rights.
Nothing in this Plan shall interfere with or limit in any way:
(a)	the right of the Company to terminate any Participant’s employment at any time nor confer upon any Participant any right to be employed by the Company for any period of time or at all; or
(b)	the rights of shareholders of the Company or the Board to elect or remove members of the Board at any time nor confer upon any Participant any right to continue as a member of the Board.
Section 13 Change of Control.
13.1 Change of Control Overview.
(a)
Employee/Officer Participants. In the event of a “Change of Control” (as hereinafter defined), the Administrator in its discretion and without the consent of the employee or officer Participant may, at the time an Award is made or any time thereafter, take one or more of the following actions:

(i)	provide for the acceleration of any time period relating to the exercise or vesting of the Award;
(ii)
provide for the purchase or termination of the Award for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable;

(iii)	adjust the terms of the Award in a manner determined by the Administrator to reflect the Change of Control;
(iv)	cause the Award to be assumed, or new rights substituted therefore, by another entity; or
(v)	make such other provision as the Administrator may consider equitable and in the best interests of the Company.
(b)
Non-Employee Director Participants. In the event of a “Change of Control” (as hereinafter defined), the Period of Restriction for Awards granted to Non-Employee Director Participants shall be deemed to have lapsed immediately prior to the consummation of the transaction constituting the Change of Control.

13.2 A “Change of Control” of the Company means:
(a)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section; or
(b)
individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)
consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination:

(i)
all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(ii)
no Person (excluding any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

(iii)
at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(d)	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Section 14 Amendment, Modification and Termination of Plan.
14.1 Amendments and Termination. The Board may at any time amend, alter, suspend, discontinue or terminate this Plan; provided, however, that shareholder approval of any amendment of this Plan shall be obtained if otherwise required by (a) the Code or any rules promulgated under the Code (including, without limitation, to comply with the requirements of Code Section 422 with respect to ISOs), or (b) the listing requirements of the principal securities exchange or market on which the Stock is then traded (including in order to maintain the listing or quotation of the Stock thereon). An amendment or termination of this Plan shall not reduce the vested value of any issued and outstanding Award as of the date of the amendment or termination.
14.2 Waiver of Conditions. The Administrator may, in whole or in part, waive any conditions or other restrictions with respect to any Award granted under this Plan.

Section 15 Taxes.
The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares of Stock deliverable under this Plan after giving the person entitled to receive such amount or shares of Stock notice as far in advance as practicable. The Company may also defer making any such payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. A Participant may by written election, if permitted by applicable law, elect to pay all or a portion of the federal, state, and local withholding taxes arising in connection with the lapse of restrictions on an Award or the exercise of an Award, by electing to (a) have the Company withhold shares of Stock received in connection with such benefit, provided that the amount to be withheld shall not exceed the maximum applicable statutory federal, state, and local tax withholding obligations for the Participant associated with the transaction to the extent necessary to avoid an adverse accounting consequence, (b) deliver up to 50% of other previously owned shares of Stock, having a Fair Market Value equal to the minimum applicable statutory federal, state, and local tax withholding obligations for the Participant associated with the transaction, or (c) pay the withholding amount in cash. The written election must be made on or before the date as of which the amount of tax to be withheld is determined.
Section 16 Indemnification.
Each person who is or shall have been a member of the Compensation Committee, the Nominating Committee or of the Board shall be indemnified and held harmless by the Company regarding any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws (as either may be amended and/or restated from time to time), as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
Section 17 Miscellaneous.
17.1 Other Provisions. Any Award may also be subject to other provisions (whether or not applicable to any Award made to any other Participant) as the Administrator determines appropriate, including provisions for: (a) restrictions on resale or other disposition of financed shares; and (b) compliance with federal or state securities laws and stock exchange or market requirements.
17.2 Non-Employee Director Compensation. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of all Awards combined with all cash-based compensation (excluding, for the avoidance of doubt, any earnings on deferred compensation), whether granted under the Plan or otherwise, granted to any Non-Employee Director during any calendar year shall not exceed $600,000.
17.3 No Fractional Shares. No fractional shares of Stock or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities, or other property will be paid or transferred in lieu of any fractional shares of Stock or other securities, or whether such fractional shares of Stock or other securities or any rights to fractional shares of Stock or other securities will be canceled, terminated, or otherwise eliminated.
Section 18 Requirements of Law.
18.1 Requirements of Law. The Plan, the granting and exercising of Awards under this Plan, and the other obligations of the Company under the Plan, shall be subject to all applicable foreign, Federal and State laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any foreign, Federal or State law, rule or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to any Participant with respect to any Award (or Stock issuable under any Award) that shall lapse because of such postponement.
18.2 Governing Law. This Plan, and all agreements under it, shall be construed in accordance with and governed by the laws of the State of Wisconsin.
18.3 Code Section 409A. Awards issued under the Plan are intended to comply with the requirements of, or an exception to, Code Section 409A. Accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. To the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant's separation of service (within the meaning of Code Section 409A) shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant's death, if earlier). Neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Code Section 409A, and neither the Company nor the Administrator will have any liability to any Participant for such tax or penalty. If there is any conflict between this Section 18.3 and any other provision of the Plan or any agreement or ancillary document created pursuant to the Plan, this Section 18.3 shall govern.
Section 19 No Limitation on Compensation; No Impact on Benefits.
19.1 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner that is not expressly authorized under the Plan.
19.2 No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.
19.3 No Right to be Selected as a Participant. Except for Non-Employee Directors, no person shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.
Section 20 No Constraint on Corporate Action.
Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets or (b) to limit the right or power of the Company or any of its affiliates to take any action which such entity deems to be necessary or appropriate.
Section 21 Shareholder Rights.
21.1 Voting. A Participant shall have no rights to vote any shares of Stock covered by an Award until he or she shall have become the holder of record of such share(s).
21.2 Dividends. Except as provided by Section 5.3 with respect to stock dividends or to the extent otherwise provided pursuant to Sections 7.7 or 8.3, (a) a Participant shall have no rights to any dividends on Restricted Stock Units, Options or Stock Appreciation Rights until he or she shall have become the holder of record of the share(s) of Stock covered by such Award, and (b) a Participant receiving an award of Restricted Stock that requires the achievement of Performance Goals may have dividends accrue on the Restricted Stock, but such dividends shall not be paid to the Participant unless and to the extent that such Performance Goals have been achieved.
Section 22 Blue-Pencil.
If any provision of this Plan is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.
Section 23 Unfunded Plan.
This Plan is an unfunded Plan and participants in the Plan shall have the status of unsecured creditors of the Company with respect to the Plan.
Section 24 Headings and Captions.
The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

SENSIENT®

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ■

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote "FOR" all Nominees listed in Item 1, and "FOR" Items 2, 3, and 4.

1. Election of directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Joseph Carleone	■	■	■	06 Paul Manning	■	■	■
02 Mario Ferruzzi	■	■	■	07 Deborah McKeithan-Gebhardt	■	■	■

Please fold here — Do not separate.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
03 Carol R. Jackson	■	■	■	08 Scott C. Morrison	■	■	■
04 Sharad P. Jain	■	■	■	09 Elaine R. Wedral	■	■	■
05 Donald W. Landry	■	■	■	10 Essie Whitelaw	■	■	■

3. Proposal to approve the Sensient Technologies Corporation 2017 Stock Plan, as amended and restated. ■ For ■ Against ■ Abstain

4. Proposal to ratify the appointment of Ernst & Young LLP, certified public accountants, as the independent auditors of Sensient for 2022. ■ For ■ Against ■ Abstain

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM 1, AND "FOR" ITEMS 2, 3, AND 4.

Date_______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

SENSIENT TECHNOLOGIES CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Westin Milwaukee
550 N. Van Buren Street
Milwaukee, Wisconsin

SENSIENT®

proxy

This proxy is solicited on behalf of the Board of Directors of Sensient Technologies Corporation.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. Shares held in the same registration will be combined into the same proxy card whenever possible. However, shares held with different registrations cannot be combined and therefore a shareholder may receive more than one proxy card. If you hold shares in multiple accounts with different registrations, you must vote each proxy card you received to ensure that all shares you own are voted.

If no choice is specified, the proxy will be voted "FOR" all nominees listed in Item 1, and "FOR" Items 2, 3, and 4.

By signing this proxy, you revoke all prior proxies and constitute and appoint PAUL MANNING and JOHN J. MANNING, and each of them, with full power of substitution, your true and lawful Proxies, to represent and vote, as designated below, all shares of Common Stock of Sensient Technologies Corporation which you are entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at the Westin Milwaukee, 550 N. Van Buren Street, Milwaukee, Wisconsin on Thursday, April 28, 2022, 8:00 a.m., Central Time, and at any adjournment thereof.

This card also constitutes voting instructions to the trustees or administrators, as applicable, of certain of Sensient Technologies Corporation's employee benefit plans to vote shares attributable to accounts the undersigned may hold under such plans as indicated on the reverse of this card. If no voting instructions are provided, the shares will be voted in accordance with the provisions of the respective plans.

Vote by Internet, Telephone, or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

INTERNET
www.proxypush.com/sxt
Use the Internet to vote your proxy.

PHONE
1-866-883-3382
Use a touch-tone telephone to vote your proxy.

MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope provided in time to be received by April 27, 2022.

For shares held in Sensient's employee benefit plans, the deadline is 11:59 p.m. (CT) on April 25, 2022 to vote your shares.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your Proxy Card.